UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Citrix Systems, Inc.

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Letter from our CEO

Dear Shareholder,	April 16, 2021

On behalf of Citrix, thank you for your continued investment. We value your support, which is essential to the success of our efforts to deliver long-term value to our shareholders.

Citrix solutions help organizations deliver a consistent and secure work experience to all users, across all devices in any location. This value proposition became increasingly important in the wake of the COVID-19 pandemic. Through the pandemic, we have proudly helped customers around the world and across industries transition to remote work and maintain business operations with minimal disruption.

I am proud of how quickly we were able to respond and help our employees, customers, and partners drive meaningful change during this most difficult time for our global community. You can read more about how we helped customers ensure business continuity, kept employees safe, and supported the communities in which we live and work in this year’s Annual Report available at investors.citrix.com/financial-information/annual-reports.

I also direct you to my CEO letter in this year’s Annual Report where I summarize our 2020 results — a year of strong financial performance and considerable progress in our subscription model transition. Further, I also discuss our opportunities to migrate our customers to the cloud, expand our existing footprint to reach more users within our customer base and execute on our opportunity to accelerate growth with our recent acquisition of Wrike.

At Citrix, we take corporate responsibility seriously and work together with all of our stakeholders — shareholders, employees, customers, partners and members of the communities in which we live and work — to provide a better tomorrow for the next generation. Citrix solutions aim to increase employee engagement and productivity while working remotely and as a result, we can support our customers’ sustainability goals by decreasing energy consumption and greenhouse gas emissions with the use of energy efficient devices, and longer-term, reducing real estate needs.

We strive to build a diverse and inclusive culture, operate responsibly, and conduct our business in an ethical, transparent and accountable way. As discussed in my CEO letter, in 2020, we accelerated our own environmental, social and governance (ESG) initiatives. We evaluated our global operations to identify opportunities for improvement and set targets tied to executive compensation for 2021 to further encourage achievement. Further, we are committed to continuing to increase transparency through our ESG-related disclosures.

Please see ways you can vote your shares beginning on page 1 in this year’s Proxy Statement. We appreciate your continued support of Citrix and encourage you to vote your shares in advance of the meeting.

Very truly yours,

DAVID J. HENSHALL

Chief Executive Officer, President

and Director

Letter from our Chairman

Dear Shareholder,	April 16, 2021

As Chairman, I would like to take the opportunity to share my perspective on several topics that I believe are important to Citrix’s ability to create long-term sustainable value. These include Citrix’s executive compensation practices, our diverse and experienced Board of Directors, our approach to cybersecurity risk management, as well as our focus on sustainable business practices and commitment to engaging with our shareholders.

Commitment to pay-for-performance. The Compensation Committee of the Board of Directors and the full Board continually reevaluate and take a thoughtful approach to aligning the metrics of performance-based awards with those that have driven and will continue to drive Citrix’s business transformation. We are committed to pay-for-performance. For example:

•

Beginning in 2018 and for 2019, the Compensation Committee linked performance-based equity awards with subscription bookings as a percentage of total subscription and product bookings to directly align performance-based awards to Citrix’s multi-year strategic business transition to a cloud-based subscription business. During the second quarter of 2019, and as discussed in the company’s earnings announcement in July 2019, Citrix gained significant momentum in its business transition to a subscription-based business.

•

Given this increased momentum, the Compensation Committee determined that the company had a unique opportunity to increase the acceleration of its transition, which, if successful, would advance long-term value creation for shareholders. Accordingly, beginning in 2020, the Compensation Committee moved away from subscription bookings as a percentage of total subscription and product bookings and decided to link performance-based equity awards with annualized recurring revenue, or ARR,(1) growth, which, as we have discussed on our earnings calls, is the metric that we believe is best aligned with the company’s business transition and strategy. In our view, ARR, in short, is the best indicator of the overall health and trajectory of the business because it captures the pace of Citrix’s transition and is a forward-looking indicator of top line trends.

•

As we enter fiscal year 2021 with a portion of our subscription model transition complete, we continue to focus on transitioning our customers to the cloud. As a result, the Compensation Committee decided to link performance-based equity awards granted during fiscal year 2021 with Software-as-a-Service ARR, or SaaS ARR, growth, rather than ARR growth, to further drive our business model transition to the cloud.

Prioritizing diversity and refreshment of the Citrix Board. We believe that diversity of perspectives and breadth of experience are important attributes of a well-functioning board. As such, our Board of Director nominees are a diverse group of individuals who possess a wide range of backgrounds and experience, including diversity of knowledge, skills and expertise, as well as diversity of personal characteristics, including gender, ethnicity, culture, thought and geography. The attributes of our directors help the Board of Directors to effectively oversee risks and provide guidance, positioning Citrix to continue to drive shareholder value and long-term sustainable growth. We have added a board skills matrix on page 22 of this Proxy Statement to highlight the breadth of experience of our Board of Directors and have included diversity characteristics. We believe that a diverse board is an effective board. Racially, ethnically or gender diverse directors currently comprise 36% of the total Board of Directors. Mr. Bob Knowling identifies as Black, Dr. Ajei Gopal identifies as Asian and Mses. Nanci Caldwell and Moira Kilcoyne identify as women.

Each time we evaluate our leadership structure, add a new director, or change the composition of our Board committees, we do so in a thoughtful manner to ensure that the right skills, experiences, and perspectives are brought to our meetings and discussions. Over the past five years, we have added five new independent directors. We are pleased that JD Sherman joined our Board of Directors in March 2020, bringing a strong technology focus and expertise in finance and operations and Bob Knowling joined our Board of Directors in October 2020, bringing

(1)	See page 5 of this Proxy Statement for the definition of annualized recurring revenue, or ARR.

extensive leadership and management experience. As announced in April 2021, Robert D. Daleo will not be standing for re-election at the 2021 Annual Meeting. We thank Bob for his service on our Board of Directors over the last seven years. His many contributions as a Board member were valuable and appreciated as the company executed a significant shift in our strategy and business model.

Further enhancing cybersecurity risk management. Citrix solutions empower customers to do their best work — securely and efficiently, on any device, across any network, anywhere in the world. Effectively managing risks associated with cybersecurity and privacy is essential to our ability to deliver for our customers and our shareholders. We continue to be focused on cybersecurity risk management in light of the rapidly evolving threat landscape and an increasingly complex regulatory environment. As discussed in greater depth on page 32 in this year’s Proxy Statement, the Technology, Data and Information Security Committee of the Board oversees information technology policies, plans and programs relating to enterprise cybersecurity and data protection risks, including risks associated with our products, services, and information technology infrastructure. This Committee works in coordination with the Audit Committee to oversee our management of risks related to information technology systems and processes, including any audits of our systems and processes. A management-level cross-functional internal committee chaired by our Chief Legal Officer is charged with security governance, coordination and monitoring of cyber risks, potential cyber incidents, and key mitigation initiatives. This internal management committee consolidates relevant information for the Board’s Technology, Data and Information Security Committee and regularly meets with the Technology, Data and Information Security Committee. Additionally, findings from our internal audits of security controls are reported directly to the Technology, Data and Information Security Committee on a quarterly basis.

Commitment to environmental, social and governance oversight and disclosures. The Board continues to focus on oversight of Citrix’s environmental and social practices and their impact on our business and key stakeholders. We believe that effective oversight of these matters is critical to Citrix’s long-term success. Formal oversight of Citrix’s policies and practices regarding corporate social responsibility and environmental, social and governance (ESG) is through the Nominating and Corporate Governance Committee. Our management team regularly updates the Nominating and Corporate Governance Committee regarding its expanded ESG program. Citrix is committed to continuing to increase transparency through ESG-related disclosures. I encourage you to read Citrix’s most recent Sustainability Report available at https://www.citrix.com/content/dam/citrix/en_us/documents/about/sustainability-report.pdf and David Henshall’s CEO letter in this year’s Annual Report under the section titled Environmental, Social and Governance (ESG) for more details regarding Citrix’s ESG program.

Ongoing commitment to shareholder engagement. Each year, members of the Board of Directors and senior management conduct outreach to a broad group of shareholders to better understand their perspectives on our strategy, as well as on our governance, compensation, and sustainability practices. We greatly value the feedback received through these conversations and the insights gained are shared with the Board of Directors on an ongoing basis. Members of the Board of Directors and senior management engaged with investors representing nearly 21% of shares outstanding in 2020. As detailed on page 41 of this Proxy Statement, these discussions covered a range of topics and the Board continues to use shareholder input to inform our practices and policies.

We look forward to our continued engagement with you and I encourage you to read this year’s Proxy Statement and Annual Report. On behalf of the Board of Directors, thank you for your investment in, and continued support of, Citrix.

Very truly yours,

ROBERT M. CALDERONI

Chairman of the Board of Directors

2021 Proxy Statement

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

To Be Held at 5:00 p.m. Eastern Time on Friday, June 4, 2021

To the shareholders of Citrix Systems, Inc.:

The 2021 Annual Meeting of Shareholders of Citrix Systems, Inc., a Delaware corporation, will be held virtually on Friday, June 4, 2021, at 5:00 p.m. Eastern time, for the following purposes:

1.

to elect ten members to the Board of Directors, each to serve for a one-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal;

2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021;

3.	to hold an advisory vote on the compensation of our Named Executive Officers;

4.	to consider a shareholder proposal regarding simple majority voting provisions, if properly presented at the meeting; and

5.	to transact such other business as may properly come before the 2021 Annual Meeting or any adjournments or postponements thereof.

The proposal for the election of directors relates solely to the election of ten directors nominated by our Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any shareholder.

Only shareholders of record at the close of business on April 6, 2021 are entitled to notice of and to vote at the 2021 Annual Meeting and at any adjournment or postponement thereof.

All shareholders are cordially invited to attend the 2021 Annual Meeting. We are pleased this year to again conduct the 2021 Annual Meeting solely online via the Internet through a live webcast and online shareholder tools. We continue to use the virtual annual meeting format to facilitate shareholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our shareholders. This format empowers shareholders to participate fully from any location around the world, at no cost. You will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/CTXS2021 by using the 16-digit control number included in your proxy materials.

To ensure your representation at the 2021 Annual Meeting, we urge you to vote via the Internet at www.proxyvote.com or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail and which instructions are also provided on that website, or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717. For specific instructions on how to vote your shares, please review the instructions for each of these voting options as detailed in your Notice of Internet Availability and in this Proxy Statement. If you attend the 2021 Annual Meeting, you may vote electronically at the meeting even if you have previously returned your proxy card or have voted via the Internet or by telephone.

In addition to their availability at www.proxyvote.com, this Proxy Statement and our Annual Report to Shareholders are available for viewing, printing and downloading at investors.citrix.com/financial-information/annual-reports.

By Order of the Board of Directors,

ANTONIO G. GOMES Executive Vice President, Chief Legal Officer and Secretary

Fort Lauderdale, Florida

April 16, 2021

WHETHER OR NOT YOU PLAN TO ATTEND THE 2021 ANNUAL MEETING, PLEASE PROMPTLY COMPLETE YOUR PROXY AS INDICATED ABOVE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. PLEASE REVIEW THE INSTRUCTIONS FOR EACH OF YOUR VOTING OPTIONS DESCRIBED IN THIS PROXY STATEMENT AND THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL.

CITRIX SYSTEMS, INC.

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

PROXY STATEMENT

For the 2021 Annual Meeting of Shareholders

To Be Held on June 4, 2021

April 16, 2021

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Citrix Systems, Inc., a Delaware corporation, for use at the 2021 Annual Meeting of Shareholders to be held virtually on Friday, June 4, 2021 at 5:00 p.m. Eastern time, or at any adjournments or postponements thereof. We are pleased this year to again conduct the 2021 Annual Meeting solely online via the Internet through a live webcast and online shareholder tools. We continue to use the virtual annual meeting format to facilitate shareholder attendance and participation by leveraging technology to communicate more effectively and efficiently with our shareholders. This format empowers shareholders to participate fully from any location around the world, at no cost. An Annual Report to Shareholders, containing financial statements for the year ended December 31, 2020, and this Proxy Statement are being made available to all shareholders entitled to vote at the 2021 Annual Meeting. The Notice of Internet Availability was mailed, and this Proxy Statement and the form of proxy were first made available, to shareholders on or about April 16, 2021.

The purposes of the 2021 Annual Meeting are to:

•	elect ten directors for one-year terms;

•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021;

•	hold an advisory vote to approve the compensation of our Named Executive Officers;

•	consider a shareholder proposal regarding simple majority voting provisions, if properly presented at the meeting; and

•	transact such other business as may properly come before the 2021 Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on April 6, 2021, which we refer to as the record date, will be entitled to receive notice of and to vote at the 2021 Annual Meeting. As of that date, 124,164,115 shares of our common stock, $0.001 par value per share, were issued and outstanding. Shareholders are entitled to one vote per share on any proposal presented at the 2021 Annual Meeting.

Shareholders will be able to attend the 2021 Annual Meeting by visiting www.virtualshareholdermeeting.com/CTXS2021 by using the 16-digit control number included in their proxy materials. We have designed the virtual format to enhance shareholder access and participation and protect shareholder rights by providing the same rights to participants that they would have at an in-person meeting. During the 2021 Annual Meeting, shareholders may ask questions and will be able to vote their shares electronically. Although the live webcast is available only to shareholders at the time of the meeting, following completion of the 2021 Annual Meeting, a webcast replay and answers to all valid questions not answered on the live call will be posted after the meeting on our website at www.investors.citrix.com and will remain for at least one year.

•

Shareholders of record: If you are a shareholder of record, in order to participate in the 2021 Annual Meeting, please log onto the meeting platform at www.virtualshareholdermeeting.com/CTXS2021. You will need your 16-digit control number included on the proxy notice, proxy card or the voting instruction form previously distributed to you.

•

Shareholders holding shares in “street” name: If your shares are held in “street name” through a brokerage firm, bank, trust or other similar organization and you do not have a 16-digit control number, in order to participate in the 2021 Annual Meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Citrix common stock you held as of the record date, your name and email address.

2021 Proxy Statement	1

Those without a control number may attend as guests of the 2021 Annual Meeting. If you are a guest, you will need to register by entering your name and email address. Guests will not have the option to vote or ask questions during the meeting.

You should ensure that you have a strong Internet connection and allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the 2021 Annual Meeting. We offer live technical support for all shareholders attending the meeting. Technical support phone numbers will be available on the virtual-only meeting platform at www.virtualshareholdermeeting.com/CTXS2021.

If you are a shareholder of record, you may vote electronically during the 2021 Annual Meeting by following the instructions available on www.virtualshareholdermeeting.com/CTXS2021. Whether or not you plan to attend the 2021 Annual Meeting online, we urge you to vote via the Internet at www.proxyvote.com or by telephone at 1-800-690-6903 by following the instructions on the Notice of Internet Availability of Proxy Materials or physical proxy card you received in the mail and which are also provided on that website; or, if you have requested a proxy card by mail, by signing, voting and returning your proxy card. If you are a shareholder who holds shares through a brokerage firm, bank, trust or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with our Secretary, before the taking of the vote at the 2021 Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	properly casting a new vote via the Internet or by telephone at any time before the closure of the Internet or telephone voting facilities;

•	duly completing a later-dated proxy relating to the same shares and delivering it to our Secretary before the taking of the vote at the 2021 Annual Meeting; or

•	attending the 2021 Annual Meeting online and voting electronically during the meeting (although attendance at the 2021 Annual Meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be sent so as to be delivered to our principal executive offices at Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary, before the taking of the vote at the 2021 Annual Meeting. If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.

The representation in person or by proxy of at least a majority of the outstanding shares of our common stock entitled to vote at the 2021 Annual Meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes (discussed below) will be counted as present or represented for purposes of determining the presence or absence of a quorum for the 2021 Annual Meeting. When a quorum is present at any meeting of shareholders, the holders of a majority of the stock present or represented and voting on a matter shall decide any matter to be voted upon by the shareholders at such meeting, except when a different vote is required by express provision of law, our amended and restated certificate of incorporation (as currently in effect, our “Certificate of Incorporation”) or our amended and restated bylaws (as currently in effect, our “Bylaws”).

For Proposal 1 (the election of ten directors), each nominee shall be elected as a director if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Any director who fails to receive the required number of votes for his or her re-election is required to submit his or her resignation to the Board of Directors. Our Nominating and Corporate Governance Committee (excluding any director nominee who failed to receive the required number of votes) will promptly consider any such director’s resignation and make a recommendation to the Board of Directors as to whether such resignation should be accepted. The Board of Directors is required to act on the Nominating and Corporate Governance Committee’s recommendation within 90 days of the certification of the shareholder vote for the 2021 Annual Meeting.

2

For each of Proposal 2 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021), Proposal 3 (the advisory vote to approve the compensation of our Named Executive Officers) and Proposal 4 (shareholder proposal if properly presented), an affirmative vote of a majority of the stock present, in person or represented by proxy, and voting on such matter is required for approval.

Broadridge Financial Solutions will tabulate the votes at the 2021 Annual Meeting. The vote on each matter submitted to shareholders will be tabulated separately.

Broker non-votes are shares held by a nominee (such as a bank or brokerage firm) which, although counted for purposes of determining a quorum, are not voted on a particular matter because voting instructions have not been received from the nominees’ clients (who are the beneficial owners of such shares). Under national securities exchange rules, nominees who hold shares of common stock in street name for, and have transmitted our proxy solicitation materials to, their customers but do not receive voting instructions from such customers, are not permitted to vote such customers’ shares on non-routine matters. Proposal 3 is considered a routine matter under such rules and nominees therefore have discretionary voting power as to Proposal 3. For non-routine matters, these broker non-votes shall not be counted as votes cast and therefore will have no effect on Proposals 1, 2 and 4. Similarly, abstentions are not counted as votes cast and thus will have no effect on any proposal.

The persons named as attorneys-in-fact in the proxies, David J. Henshall and Arlen R. Shenkman, were selected by the Board of Directors and are officers of Citrix. All properly executed proxies submitted in time to be counted at the 2021 Annual Meeting will be voted by such persons at the 2021 Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR Proposal 1 (the election of each of the director nominees), FOR Proposal 2 (the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2021), and FOR Proposal 3 (the advisory vote to approve the compensation of our Named Executive Officers). If no specification is indicated on the proxy with respect to Proposal 4 (shareholder proposal regarding simple majority voting provisions), then the proxy holder will vote the shares represented by that proxy AGAINST such proposal.

Aside from the proposals included in this Proxy Statement, our Board of Directors knows of no other matters to be presented at the 2021 Annual Meeting. If any other matter should be presented at the 2021 Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect to such matter in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our Certificate of Incorporation or our Bylaws to any shareholder with respect to any of the matters proposed to be voted on at the 2021 Annual Meeting.

Unless otherwise indicated, references in this Proxy Statement to “Citrix,” the “company,” “we” and “us” refer to Citrix Systems, Inc., a Delaware corporation and its consolidated subsidiaries.

2021 Proxy Statement	3

Proxy highlights

This summary should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2020 and the entire Proxy Statement.

Accelerating our transformation

Citrix is an enterprise software company focused on helping organizations deliver a consistent and secure work experience no matter where work needs to get done — in the office, at home, or in the field. We do this by delivering a digital workspace solution that gives each employee the resources and space they need to do their best work. Our Workspace solutions are complemented by our App Delivery and Security (formerly Networking) solutions, by delivering the applications and data employees need across any network with security, reliability and speed.

Citrix believes that work is not a place — work is about business outcomes. We have helped organizations with digital transformation for many years. The challenges and complexities created by the proliferation of Software-as-a-Service (SaaS)-based applications and the emergence of hybrid multi-cloud infrastructure environments are now combined with the realities brought upon by the global COVID-19 pandemic — realities such as long-term remote and flexible work models and an increased need for risk mitigation and business continuity.

As a result, we believe organizations are accelerating their cloud and digital transformation plans to better position themselves to address these new challenges and embrace the opportunities that will arise from flexible work models. To do this, organizations rely on Citrix solutions for business agility, employee productivity, security and compliance, as well as cost and efficiency. Citrix solutions are focused on employee productivity and are designed to provide end-users with the simplicity of a common user experience while ensuring information technology, or IT, administrators are able to deliver applications and data with the security and controls necessary to protect the enterprise and its customers.

As an organization, we continue to evolve our business in three distinct and interrelated ways:

•

Perpetual to Subscription: Our business model has shifted away from selling perpetual licenses towards subscription, or recurring contracts in the form of SaaS, on-premise term, and consumption-based agreements;

•

On-Premise to Cloud: As the share of applications and data continues to move rapidly from on-premise data centers to the cloud, our product development and engineering has increasingly focused on delivering cloud-based solutions; and

•

Point Products to Platform: Our offerings and our go-to-market activities are shifting away from selling individual point products towards a platform solution, in a tiered offering that provides us the ability to deliver a variety of value-enhancing modules to our customers in the future.

4

We believe execution of our strategic priorities will continue to drive results for our stakeholders. Exiting 2020, progress in our business transformation to a cloud-based subscription business was evidenced by:

•	Subscription ARR(1) accelerated to $1.20 billion at the end of 2020, a 62% year-over-year increase, and SaaS ARR of $725 million at the end of 2020, up 39% year-over-year;

•	Subscription revenue grew 71% year-over-year in 2020; and

•	Subscription bookings as a percent of total product bookings increased to 75% in 2020, up from 62% in 2019.

Further accelerating our business model transformation, in March 2021, we announced that we completed our acquisition of Wrike, a leading provider of SaaS collaborative work management solutions, for approximately $2.25 billion in cash. Through the acquisition, we expect to deliver the industry’s most comprehensive cloud-based work platform to empower all employees and teams to securely access, collaborate and execute all work types in the most efficient and effective way possible — across any work channel, device, or location.

(1)

Annualized recurring revenue, or ARR, is an operating metric that represents the contracted recurring value of all termed subscriptions normalized to a one-year period. It is calculated at the end of a reporting period by taking each contract’s recurring total contract value and dividing by the length of the contract. ARR includes only active contractually committed, fixed subscription fees. Our definition of ARR includes contracts expected to recur and therefore excludes contracts with durations of 12 months or less where licenses were issued to address extraordinary business continuity events for our customers. All contracts are annualized, including 30-day offerings where we take monthly recurring revenue multiplied by 12 to annualize. ARR should be viewed independently of U.S. GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue.

2021 Proxy Statement	5

2020 highlights:

As illustrated in the graph below, our total shareholder return (assuming reinvestment of dividends)(1)(2), or TSR, over the five-year period ended on December 31, 2020 was approximately 123%, outpacing the S&P 500 Index.

(1)

For purposes of this graph, the reinvestment of Citrix’s $0.35 per share cash dividend paid during the fourth quarter of 2018 and each quarter during both 2019 and 2020 was calculated using the closing price on Nasdaq on each quarterly dividend payment date.

(2)

In January 2017, we completed the separation of our GoTo business and its subsequent merger with LogMeIn, Inc. For the purpose of this graph, the distribution of LogMeIn common stock to our shareholders in connection with such separation and merger is treated as a non-taxable cash dividend of $18.59 (equal to the opening price of LogMeIn common stock on February 1, 2017 multiplied by 0.1718 of a share of LogMeIn common stock). Such amount was deemed reinvested in Citrix common stock at the closing price on February 1, 2017 using the daily dividend reinvestment methodology. Other financial data providers may use different methodologies to adjust for the GoTo separation, which may produce different results.

6

Executive compensation highlights

The following table details the concepts guiding our compensation plan design and how we put them into practice, including actions taken by the Compensation Committee to reflect our compensation plan design and the company’s accelerated transformation this past year to a cloud-based subscription business:

Concept	Implementation
Link executive target compensation directly with company performance

•  To provide direct alignment with company performance and key drivers of shareholder value, target compensation(1) for our Named Executive Officers(2) was:

•  66%, on average, performance-based(3)

•  92%, on average, at risk(4)

Payout opportunity levels for our executive variable cash compensation plan should motivate performance that meets or exceeds our financial plan objectives

•  In 2020, each executive officer’s variable cash compensation plan award was based 100% on the achievement of financial operating targets consistent with our corporate operating plan

•  Based on 2020 company performance, executive variable cash compensation plan awards for 2020 paid out at 161.16% of the target amount

•  Over the past ten years, our variable cash compensation plan awards have paid out between 58.8% and 170.9% of target and paid above 100% less than half of the time

Our executives should be incentivized to achieve financial goals that are directly tied to our multi-year business strategy and drivers of growth and value creation for our shareholders

•  At least 60% of annual equity awards to our Named Executive Officers are awarded as performance-based restricted stock units; and for 2020, these annual awards vest based on ARR growth to further align executive compensation with what we believe is the best indicator of the overall health and trajectory of our subscription business transition because it captures the pace of our transition and is a forward-looking indicator of top line trends

Our compensation program should be flexible to account for the specific challenges facing the company and the company’s strategic initiatives at any given time while also maintaining a long-term focus on shareholder value and creation

•  Each year, the Compensation Committee reviews our variable cash compensation plan and performance-based equity awards granted to executive officers to ensure that they fit our strategic and operational initiatives and reflect feedback we receive from our shareholders

(1)

Includes 2020 base salary and target variable cash compensation, both in effect at the end of 2020, and the grant date fair value of equity compensation granted in 2020. Does not include the performance-based awards granted in April 2020 for retention purposes and that are included in the Summary Compensation Table, Grants of Plan-Based Awards Table and Outstanding Equity Awards at Year End Table as described herein.

(2)	Excludes Woong Joseph Kim, who joined Citrix as Executive Vice President of Engineering and Chief Technology Officer on December 1, 2020.
(3)

Performance-based compensation includes target variable cash compensation and the grant date fair value of performance-based restricted stock units granted in 2020, other than the performance-based awards granted in April 2020 for retention purposes. See Equity-based long-term incentives beginning on page 55.

(4)	At risk compensation includes target variable cash compensation and the grant date fair value of equity compensation that was granted in 2020, other than the April 2020 retention awards.

See Individual executive compensation decisions beginning on page 62 for further details regarding our Named Executive Officers’ compensation.

2021 Proxy Statement	7

Governance highlights

The following summary of our governance policies and facts highlights our commitment to governance practices that protect shareholder rights:

✓	Proxy access	✓	Commitment to corporate responsibility and forward-looking ESG programs

✓	Annual elections of all directors	✓	Stock ownership guidelines for executive officers and directors

✓	Majority voting for director elections	✓	Policies prohibiting hedging, short selling and pledging of our common stock

✓	Lead independent director	✓	Commitment to Board refreshment and diversity of our Board of Directors

✓	Active shareholder engagement	✓	Independent directors regularly meet without management present

✓	Annual Board self-assessment process	✓	Board oversight of risk management

✓	Executive compensation recovery policy	✓	Annual say-on-pay vote

Shareholder engagement

Our executives regularly engage with shareholders to better understand their perspectives on a wide range of strategy, business and governance issues. Our Board of Directors and senior management team welcomes and values the views and insights of our shareholders and conducts an annual outreach effort to connect with our larger shareholders in order to ensure open lines of communication.

In 2020, we reached out to our largest shareholders and proxy advisory firms to understand their perspectives and discuss our business strategy, governance, sustainability and executive compensation policies with a goal of using feedback received during these meetings to inform our policies and practices. Over the course of the year, we held meetings with institutional shareholders representing nearly 21% of Citrix’s outstanding common stock as well as proxy advisory firms.

These shareholder meetings covered a wide range of topics, including: our business model transition and strategy; corporate governance practices such as Board composition; our diversity and inclusion programs; our response to the COVID-19 pandemic and its impact on our business; cybersecurity and data privacy; succession planning; shareholder views regarding equity plan preferences and administration; and other matters of shareholder interest. Peter J. Sacripanti, the Chairperson of our Compensation Committee and a member of our Nominating and Corporate Governance Committee, participated in the majority of meetings along with senior executives of the company.

Members of the leadership team, the Chairperson of our Compensation Committee, and other members of our Board of Directors who participate in shareholder engagement meetings regularly discuss shareholder feedback with relevant Board committees and the full Board of Directors. In general, feedback from our shareholders regarding our compensation programs and corporate governance practices has been positive. The Board of Directors carefully considers the feedback from shareholders in assessing and updating our executive compensation and corporate governance practices.

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Examples of how this feedback has informed our governance practices are shown below.

What we heard	How we responded

Investors shared their feedback on preferences with respect to burn rate, dilution and equity incentive plan duration and design as well as their desire to see robust disclosure of the company’s overall equity compensation philosophy, including the impact of share repurchases and buybacks in prior years	Thoughtfully addressed shareholder feedback when considering and approving the Second Amended and Restated 2014 Equity Incentive Plan in March 2020 and recommending its approval to shareholders in June 2020, which permits Citrix to use equity compensation to recruit and retain talent which we believe will continue to accelerate our business transition

Investors wanted to ensure that our executive compensation metrics closely align with long-term shareholder interests and business transition goals	Incorporated an annualized recurring revenue (ARR) metric for our performance-based restricted stock awards in 2020 and then SaaS ARR in 2021, aligning long-term executive compensation with a key indicator of the overall health and trajectory of our subscription business transition and our focus on transitioning our customers to the cloud

Investors were interested in understanding the Board of Director’s and management’s approach to oversight of cybersecurity risk	Enhanced Board oversight of cybersecurity through the Technology, Data and Information Security Committee to oversee policies, plans and programs relating to enterprise cybersecurity and data protection risks and enhanced cybersecurity disclosure beginning on page 17

Investors were interested in understanding Citrix’s ESG practices and how the Board of Directors exercises oversight of ESG topics including diversity, human capital management and corporate social responsibility	Increased our focus on ESG initiatives and Board-level oversight of our ESG program, including our diversity, belonging and inclusion programs. Further, we added an ESG component to our executive officer’s variable cash compensation plan for 2021 that includes sustainability and diversity and inclusion objectives, among others

We believe it is important to continue to engage with our shareholders on a regular basis to understand their perspectives and to give them a voice in shaping our governance and executive compensation policies and practices. We also consider the shareholder advisory (say-on-pay) vote of our Named Executive Officer compensation when evaluating our compensation program. For more information, see Evaluation process beginning on page 46.

2021 Proxy Statement	9

Our Board of Directors

The following table provides summary information about each director and the standing committees on which they currently serve. In April 2021, we announced that Mr. Robert D. Daleo would not be standing for re-election at the 2021 Annual Meeting. Mr. Daleo advised the company that his decision not to stand for re-election did not involve any disagreement with the company. All remaining directors have been nominated for re-election at the 2021 Annual Meeting to serve for a one-year term.

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Voting matters

The proposals to be considered at the 2021 Annual Meeting are as follows:

		Board recommendation	See page number for more detail

PROPOSAL 1	Election of directors	FOR each Nominee	89

PROPOSAL 2	Ratification of appointment of independent registered public accounting firm for 2021	FOR	90

PROPOSAL 3	Advisory vote to approve the compensation of our Named Executive Officers (say-on-pay)	FOR	91

PROPOSAL 4	Shareholder proposal (if properly presented)	NO RECOMMENDATION	92

2021 Proxy Statement	11

Part 1 Corporate governance

Corporate governance cycle

Our annual corporate governance cycle is shown below:

Independence of members of our Board

Our Board of Directors has determined that nine of our directors (Ms. Caldwell, Mr. Daleo, Mr. Demo, Dr. Gopal, Mr. Hogan, Ms. Kilcoyne, Mr. Knowling, Mr. Sacripanti, and Mr. Sherman) are independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC, or Nasdaq, and the Securities and Exchange Commission, or the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Furthermore, our Board of Directors has determined that each member of each of our regular standing committees of the Board of Directors is independent within the meaning of Nasdaq’s and the SEC’s director independence standards. In making this determination, our Board of Directors solicited information from each of our directors regarding whether such director, or any member of his or her immediate family, had a direct or indirect material interest in any transactions involving Citrix, was involved in a debt relationship with Citrix or received personal benefits outside the scope of such person’s normal compensation. The Board of Directors determined that each of Mr. Calderoni, who served as our Executive Chairman through December 31, 2018 and currently serves as our Chairman but no longer as an employee of the company, and Mr.  Henshall, who is currently serving as our President and Chief Executive Officer, is not independent within these definitions.

Board leadership structure

Our Corporate Governance Guidelines provide our Board of Directors with flexibility to select the appropriate leadership structure based on the specific needs of our business and the best interests of our shareholders. Our Corporate Governance Guidelines set forth our general policy that the positions of Chairperson of the Board of Directors and Chief Executive Officer will be held by different persons. In certain circumstances, however, our Board of Directors may determine that it is in our best interests for the same person to hold the positions of Chairperson and Chief Executive Officer, or, in the case of Mr. Calderoni’s appointment as Executive Chairman in July 2015, for the position of Chairperson to also be an executive role. In such event or if the Chair is otherwise held by a director who is not independent under the applicable Nasdaq and SEC rules, our Corporate Governance Guidelines provide that the

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Board of Directors will appoint an independent member of our Board of Directors as the Lead Independent Director, who is currently Nanci E. Caldwell. While Mr. Calderoni ceased to be Executive Chairman on January 1, 2019, he continues as Chairman in a non-employee capacity, and Ms. Caldwell continues in the position of Lead Independent Director. The Chairperson or Lead Independent Director, as the case may be, will preside at executive sessions of the independent directors and will have such further responsibilities as the full Board of Directors may designate from time to time.

Executive sessions of independent directors

Executive sessions of the independent directors are held at least four times a year following regularly scheduled in-person meetings of our Board of Directors. Executive sessions do not include Messrs. Calderoni and Henshall, and the Lead Independent Director of our Board of Directors, Ms. Caldwell, is responsible for chairing the executive sessions.

Executive succession

Executive succession is regularly reviewed and discussed by our Board of Directors in Board meetings and in executive sessions of the Board of Directors. At least one Board meeting each year is focused on human capital, including formal reviews of executive talent, organizational structure and succession planning for the role of Chief Executive Officer and other senior executive roles. In these sessions, among other discussion topics, our Board of Directors reviews the assumptions, processes and strategy for various succession events and reviews potential internal and external successor candidates. The Board of Directors’ goal is to have a long-term and continuing program for effective executive development and succession and to be prepared for both short-term unexpected loss of a key leader and permanent transitions.

Considerations governing director nominations

Director qualifications

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the needs of the business and in light of the current make-up of our Board of Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

2021 Proxy Statement	13

The Nominating and Corporate Governance Committee may also consider numerous other qualities, skills and characteristics when evaluating director nominees, such as:

•	an understanding of and experience in software, hardware or services, technology, accounting, governance, finance and/or marketing;

•	leadership experience with public companies or other major complex organizations;

•	experience on another public company board; and

•	the specific needs of our Board of Directors and the committees of our Board of Directors at that time.

Our Board of Directors believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning Board and will enhance the quality of our directors’ deliberations and decisions. As a result, the Nominating and Corporate Governance Committee will consider the diversity of background and experience of a director nominee (such as diversity of knowledge, skills, experience and expertise) as well as diversity of personal characteristics (such as diversity of gender, race, ethnicity, culture, thought and geography) among its members in the overall context of the composition of the Board of Directors. The Nominating and Corporate Governance Committee and the Board of Directors discuss the composition of our Board of Directors, including diversity of background and experience, as part of the annual Board of Directors evaluation process.

Process for identifying and evaluating director nominees

Our Board of Directors delegates the director selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board of Directors, and of management, will be requested to take part in the process as appropriate. Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees, in consultation with management and the other directors, through the use of search firms or other advisers, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee gathers information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Directors’ approval as director nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also recommends candidates to the Board of Directors for appointment to the committees of the Board of Directors. The Chairman of the Board of Directors assists the Nominating and Corporate Governance Committee with Board composition and evolution planning, including review of committee memberships.

Board evaluation program

Our Board of Directors undertakes an evaluation process each year. In early 2021, our Board of Directors, with the assistance of an outside adviser, conducted one-on-one interview discussions to assess the Board’s performance and how to best serve the interests of our shareholders in the future. These one-on-one interview discussions focused on an assessment of the structure, composition, processes, roles, relationships and culture of our Board of Directors and its committees. The interview discussions also addressed Board composition and effectiveness, Board and committee leadership, the conduct of meetings, and perspectives on long-term corporate strategy. The results of the evaluation were shared with the Chairman of the Board of Directors and Lead Independent Director, and discussed in executive session with the full Board of Directors present.

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Procedures for recommendation of director nominees by shareholders

The Nominating and Corporate Governance Committee will consider director nominee candidates who are recommended by our shareholders. Shareholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director nominee candidates, shall follow the procedures described below.

Generally, the Secretary of the company must receive any such recommendation for nomination not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the Proxy Statement was sent to shareholders in connection with our preceding year’s annual meeting.

All recommendations for nomination must comply with the requirements for shareholder nominations set forth in our Bylaws, including that any such recommendation must be in writing and include the following:

•	name and address of the shareholder making the recommendation, as they appear on our books and records, and of such record holder’s beneficial owner;

•	number of shares of our capital stock that are owned beneficially and held of record by such shareholder and such beneficial owner;

•	name of the individual recommended for consideration as a director nominee;

•

all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including the recommended candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if approved by our Board of Directors and elected; and

•	a written statement from the shareholder making the recommendation stating why such recommended candidate meets Citrix’s criteria and would be able to fulfill the duties of a director.

Nominations must be sent to the attention of our Secretary by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 337-4607

Attn: Secretary of Citrix Systems, Inc.

Our Secretary will promptly forward any such nominations to the Nominating and Corporate Governance Committee. As a requirement for being considered for nomination to our Board of Directors, a candidate will need to comply with the following minimum procedural requirements:

•	a candidate must undergo a comprehensive private investigation background check by a qualified firm of our choosing;

•	a candidate must complete a detailed questionnaire regarding his or her experience, background and independence;

•	a candidate must submit to the Board of Directors his or her written consent to serve as director if elected; and

•

a candidate must submit to our Board of Directors a statement to the effect that (1) if elected, he or she will tender promptly following his or her election an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election, and (2) upon acceptance of his or her resignation by our Board of Directors, in accordance with our Corporate Governance Guidelines, he or she shall resign as a member of the Board of Directors.

2021 Proxy Statement	15

Once the Nominating and Corporate Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to our Board of Directors.

Our Bylaws also provide that shareholders satisfying certain requirements, including ownership and holding period requirements with respect to our common stock, may nominate directors for potential inclusion in our Proxy Statement. In general, a shareholder, or a group of up to twenty shareholders, owning three percent or more of our outstanding common stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to two individuals, or 20% of the Board of Directors, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws. See Additional information — shareholder proposals on page 94 for further information.

Policy governing director attendance at annual meetings of shareholders

All directors are invited to attend our Annual Meeting of Shareholders. Messrs. Calderoni and Henshall attended our Annual Meeting of Shareholders held in June 2020.

Code of ethics

We have adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, which we refer to as our Code of Business Conduct and which applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of our Code of Business Conduct is available in the Corporate Governance section of our website at https://www.citrix.com/about/governance.html.

A copy of our Code of Business Conduct may also be obtained, free of charge, upon a request directed to: Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Investor Relations. We intend to disclose any amendment to or waiver of a provision of our Code of Business Conduct, to the extent required by rules and regulations, that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website, available at https://www.citrix.com/about/governance.html. For more corporate governance information, you are invited to access the Corporate Governance section of our website available at https://www.citrix.com/about/governance.html.

Risk oversight

We view risk assessment and oversight as a primary component of our governance and management framework. To that end, our Board of Directors plays an active role in reviewing Citrix’s corporate strategy and priorities, and holds management accountable for creating a culture that actively manages risk.

Our Board of Directors, directly and through committees (as described below and as set forth in the relevant committee charters), is involved in risk oversight through direct decision-making authority with respect to significant matters as well as the ongoing oversight of management. Among other areas, the Board of Directors is directly involved in overseeing risks related to our corporate strategy, including product strategy, corporate development, and mergers and acquisitions, executive officer succession, business continuity, crisis preparedness and competitive and reputational risks. In addition, each committee of the Board of Directors oversees certain aspects of risk management and periodically reports and makes recommendations back to the full Board of Directors.

The committees of the Board of Directors execute their oversight responsibility for risk management as follows:

•

The Audit Committee is responsible for overseeing our internal financial and accounting controls, work performed by our independent registered public accounting firm and our internal audit function, overseeing our enterprise risk management (ERM) program, and overseeing risks related to our investments, financing activities, capital allocation strategies and insurance programs. As part of its oversight function, the Audit Committee regularly reviews the compliance policies and processes by which our exposure to certain significant areas of risk is assessed and

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managed. The Audit Committee also regularly discusses with management and our independent registered public accounting firm our major financial and controls-related risk exposures and steps that management has taken to monitor and control such exposures. In addition, under the supervision of the Audit Committee, Citrix established a Helpline available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our Audit Committee.

•

The Compensation Committee is responsible for overseeing our executive compensation practices within the context of our overall compensation philosophy, overseeing risks related to our cash and equity-based compensation programs and practices, and evaluating whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Citrix. For a detailed discussion of our efforts to manage compensation-related risks, see Compensation-related risk assessment below.

•

The Nominating and Corporate Governance Committee is responsible for overseeing risks related to the composition and structure of our Board of Directors and its committees, our corporate governance, and certain areas of regulatory compliance. In this regard, the Nominating and Corporate Governance Committee conducts an annual evaluation of the Board of Directors and its committees, plans for director and executive officer succession, reviews transactions between Citrix and our officers, directors, affiliates of officers and directors, or other related parties for conflicts of interest, and annually reviews our most significant governance policies. The Nominating and Corporate Governance Committee also periodically reviews reputational, and environmental, social and governance (ESG)-related risks with management.

•

The Technology, Data and Information Security Committee is responsible for overseeing information technology policies, plans and programs relating to enterprise cybersecurity and data protection risks, including risks associated with our products, services, and information technology infrastructure. For a detailed discussion of our efforts to manage cybersecurity-related risks, see Information security and privacy risk oversight below.

Enterprise risk management (ERM)

As described above, the Audit Committee oversees our ERM program. ERM is a company-wide initiative that, with the oversight of the Audit Committee, involves Citrix management, including our Chief Legal Officer and our internal audit function, including our Vice President, Internal Audit in an integrated effort to (1) identify, assess, prioritize and monitor a broad range of risks and (2) formulate and execute plans to monitor and, to the extent possible, mitigate the effect of those risks.

Periodically throughout the year, the Audit Committee receives a report concerning our enterprise risk management efforts, with a full report out to the Board of Directors annually. These reports are designed to provide visibility to the Audit Committee and Board of Directors about the identification, assessment and management of critical risks and management’s risk mitigation strategies. The reports address strategic, operational, financial reporting, talent, succession, cybersecurity, compliance, reputational, governance and other risks, as appropriate.

Information security and privacy risk oversight

Our Board of Directors is committed to protecting information belonging to the company, its customers, partners and employees. We continue to advance our information security oversight, risk management and governance programs, through organization, technical and operational investments, and internal and third-party validations.

In 2019, our Board of Directors formed a Technology, Data and Information Security Committee, chaired by Moira A. Kilcoyne, an experienced former Chief Information Officer. The primary purpose of the Technology, Data and Information Security Committee is to assist the Board in fulfilling its oversight responsibilities with respect to our information technology use and protection, including review and oversight of our policies, plans and programs relating to enterprise information and data protection risks. The Technology, Data and Information Security Committee is currently comprised of four independent directors, and meets at least quarterly to receive updates from management and outside experts concerning information security risk related to our infrastructure, products and services. In 2020, the Technology, Data and Information Security Committee held six meetings. The Technology, Data and Information Security Committee works in coordination with the Audit Committee to oversee our management of risks related to

2021 Proxy Statement	17

information technology systems and processes, including any audits of our systems and processes. For more information regarding our Technology, Data and Information Security Committee, please see the discussion beginning on page 32.

A management-level cross-functional internal committee chaired by our Chief Legal Officer is charged with security governance, coordination and monitoring of cyber risks, potential cyber incidents, and key mitigation initiatives. This committee meets monthly and, among other things, coordinates disclosure controls and procedures related to information security and privacy risk and consolidates relevant information for the Board’s Technology, Data and Information Security Committee. Additionally, our internal audit team works with our security, IT and engineering functions to execute cyber risk governance initiatives, supported by regular independent auditing and testing of security controls. Findings from these internal audits of security controls are reported directly to the Technology, Data and Information Security Committee on a quarterly basis.

We maintain a comprehensive online Trust Center (https://www.citrix.com/about/trust-center/) to provide our customers, partners and other third parties with transparent information on our approach to managing and responding to information security, privacy, and data compliance risk. Included in the information available on our Trust Center are details concerning certifications for certain of our products and services, including Service and Organization Controls (“SOC”) 2, Type 2, International Organization for Standardization/International Electrotechnical Commission (“ISO/IEC”) 27001, Health Insurance Portability and Accountability Act (“HIPAA”), and Federal and Authorization Management Program (“FedRAMP”) Ready, as well as other relevant privacy frameworks.

In 2020, we continued our practice of companywide annual security and privacy training for all employees, with more intensive training for our engineering and information technology teams. Additionally, in an effort to mitigate information security risk, we have secured insurance coverage intended to respond to certain network, cyber, and privacy risk events, and to defray the cost of data security incidents.

Compensation-related risk

We believe that our executive officer and employee compensation plans are appropriately structured so as not to incent excessive risk taking that would be reasonably likely to have a material adverse effect on our business. In particular, the Compensation Committee considered the following aspects of our compensation plans and policies when evaluating these areas:

•

Our Board of Directors annually approves a corporate operating plan with goals that it believes are appropriate and reasonable in light of past performance and current market opportunities. Our corporate operating plan is the basis for the performance targets in our annual variable cash compensation plans.

•

For our variable cash compensation plans, awards are based on the achievement of at least two objective performance measures, thus diversifying the risk associated with any single indicator of performance.

•

For our variable cash compensation plans, we select performance measures that we believe are less susceptible to manipulation (for example, non-GAAP corporate operating expense) than other performance measures that we could select (for example, non-GAAP earnings per share).

•

All of our executive and corporate variable cash compensation plans are capped at 200% of payout awards so as to prevent award payments in excess of specific returns to the business and our shareholders, even if we dramatically exceed our performance or financial targets.

•

Payouts under our performance-based plans, if target performance metrics are not achieved, result in compensation at levels below full target payout, rather than an “all-or-nothing” approach, which could engender excessive risk taking.

•

We implemented a performance-based restricted stock unit program for 2020, which awards our executive officers with restricted stock units based on annualized recurring revenue (ARR) growth during the relevant performance period, which we believe is an indicator of the success of our business transformation and a driver of value creation for our shareholders. This program has been capped at 200% of target awards to prevent excessive compensation even if we dramatically outperform our goals.

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•	Our base salary component of compensation does not encourage risk taking because it is a fixed amount.

•	No opportunities for non-qualified deferrals of compensation were offered to our executive officers in 2020, and none will be offered in 2021.

•

The Compensation Committee, or in the case of our President and Chief Executive Officer, the entire Board of Directors, determines achievement levels under our variable cash compensation plan and performance-based restricted stock unit awards after reviewing the company’s performance.

•	Our executive stock ownership policy requires executives to hold significant levels of stock, which aligns an appropriate portion of their personal wealth to our long-term performance.

•

Our executive officers are subject to a formal executive compensation recovery policy, or “clawback” policy, which allows us to recoup from our executive officers excess proceeds from certain incentive compensation received by such executive due to a material restatement of Citrix’s financial results due to an executive officer engaging in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty.

Environmental, social and governance (ESG) program

At Citrix, we are committed to improving the lives of our employees, customers, partners, shareholders, and the communities in which we live and work. We believe that a strong focus on corporate social responsibility and conducting our business in an ethical, transparent and accountable way generates value for all our stakeholders.

Please refer to our Annual Report under the heading Environmental, social and governance (ESG) available at https://investors.citrix.com/financial-information/annual-reports and our most recent Sustainability Report available at https://www.citrix.com/content/dam/citrix/en_us/documents/about/sustainability-report.pdf, each of which describe our commitment to sustainability and corporate social responsibility efforts.

Further, as discussed on page 55 under the heading ESG component added to 2021 variable cash compensation plan, for 2021, the Compensation Committee introduced an operational metrics-focused modifier to our variable cash compensation plan for executives intended to further focus our executive officers on our multi-year initiatives related to sustainability and diversity, inclusion and belonging.

Policy governing shareholder communications with our Board

Our Board of Directors provides to every security holder the ability to communicate with the Board of Directors as a whole and with individual directors on the Board of Directors through an established process for security holder communication as follows:

•

For communications directed to our Board of Directors as a whole, security holders may send such communications to the attention of the Chairperson of the Board of Directors by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Chairperson of the Board of Directors, c/o Secretary

By facsimile to: (954) 337-4607

Attn: Chairperson of the Board of Directors, c/o Secretary

2021 Proxy Statement	19

•

For security holder communications directed to an individual director in his or her capacity as a member of our Board of Directors, security holders may send such communications to the attention of the individual director by one of the two methods listed below:

By U.S. mail (including courier or expedited delivery service) to:

Citrix Systems, Inc.

851 West Cypress Creek Road

Fort Lauderdale, FL 33309

Attn: Secretary of Citrix Systems, Inc.

By facsimile to: (954) 337-4607

Attn: Secretary of Citrix Systems, Inc.

We will forward any such security holder communication to the Chairperson of the Board of Directors, as a representative of the Board of Directors, or to the director to whom the communication is addressed, on a periodic basis. We will forward such communications by certified U.S. mail to an address specified by each director and the Chairperson of the Board of Directors for such purposes or by secure electronic transmission.

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Part 2 Board of Directors

Our directors

The following table sets forth our current directors, ten of whom are being nominated for re-election at the 2021 Annual Meeting. In April 2021, we announced that Robert D. Daleo would not stand for re-election at the 2021 Annual Meeting, and therefore, our Board of Directors has nominated all directors other than Robert D. Daleo for re-election to one-year terms at the 2021 Annual Meeting.

Name	Position(s) with Citrix

Robert M. Calderoni	Chairman of the Board of Directors

Nanci E. Caldwell	Lead Independent Director

Robert D. Daleo	Director

Murray J. Demo	Director

Ajei S. Gopal	Director

David J. Henshall	Director, President and Chief Executive Officer

Thomas E. Hogan	Director

Moira A. Kilcoyne	Director

Robert E. Knowling, Jr.	Director

Peter J. Sacripanti	Director

J. Donald Sherman	Director

The following charts provide information about our current directors’ independence, tenure, age and diversity.

2021 Proxy Statement	21

Summary of director nominee experience and qualifications

All our directors have significant strategic, operational and risk management leadership experience and technology industry experience in global, complex organizations. Moreover, the matrix below summarizes what our Board of Directors believes are additional desirable qualifications, attributes and skills possessed by one or more of Citrix’s directors, because of their particular relevance to our business. While all of these were considered by the Board of Directors in connection with this year’s director nomination process, the following matrix does not encompass all experience, qualifications, attributes or skills of our directors. We consider experience in the identified functional areas as overseeing or serving in a senior management role for multiple years at a public company or other major complex organization. While a mark indicates an area of focus or expertise specifically identified by the Board, not having a mark does not mean the director does not possess that experience, qualification, attribute or skill.

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Further, the biographical description below for each director nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by our Board of Directors that such person should serve as a director of Citrix.

Director nominees

Robert M. Calderoni
Chairman of Citrix; Former Executive Chairman of Citrix; Former Interim Chief Executive Officer and President of Citrix; Former Chairman and Chief Executive Officer of Ariba, Sunnyvale, CA (Software and IT services company)
Age: 61
Director Since: June 2014
Chairman Since: July 2015

Other boards: Since 2007, Mr. Calderoni has served on the Board of Directors of KLA-Tencor, a publicly-traded semiconductor equipment company; and since March 2020, Mr. Calderoni has served on the Board of Directors of ANSYS, Inc., a publicly-traded engineering simulation software provider.

Key director qualifications: Mr. Calderoni served as Chairman and Chief Executive Officer of Ariba, Inc., a cloud applications and business network company, from October 2001 until it was acquired by SAP, a publicly-traded software and IT services company, in October 2012, and then continued as Chief Executive Officer of Ariba following the acquisition until January 2014. Mr. Calderoni also served as a member of the global managing board at SAP AG between November 2012 and January 2014 and as President SAP Cloud at SAP AG from June 2013 to January 2014. Mr. Calderoni has also held senior finance roles at Apple and IBM and served as Chief Financial Officer of Avery Dennison Corporation. From October 2015 to January 2016, Mr. Calderoni served as the Interim Chief Executive Officer and President of Citrix. Mr. Calderoni served as Executive Chairman of Citrix from July 2015 through December 2018. Mr. Calderoni currently serves as Chairman of the Board of Citrix. Mr. Calderoni previously served on the Boards of Directors of Juniper Networks, Inc., a publicly-traded networking company from 2003 to 2019, and LogMeIn, Inc., a then publicly-traded remote access and remote software company, from 2017 to 2020.

The Board believes Mr. Calderoni’s qualifications to sit on our Board of Directors include his extensive leadership and business development experience as the leader of a publicly-traded Software-as-a-Service company and his deep financial, accounting, corporate finance and operations expertise, including business transition situations, gleaned through his experience in managing large-scale global enterprises.

2021 Proxy Statement	23

Nanci E. Caldwell
Lead Independent Director, Citrix; former Executive Vice President and Chief Marketing Officer, PeopleSoft, Inc., Pleasanton, CA (Human resources management software company)
Age: 63
Director Since: July 2008
Committees: Compensation; Nominating and Corporate Governance (Chair)

Other boards: Since December 2015, Ms. Caldwell has served on the Board of Directors of Equinix, Inc., a publicly-traded IT data center company, and on the Board of Directors of Canadian Imperial Bank of Commerce, a publicly-traded financial institution.

Key director qualifications: Since 2005, Ms. Caldwell has served as a member of a number of boards of both public and private technology companies, including Donnelley Financial Solutions, Inc., a publicly-traded financial communications and data services company from 2016 to 2020; Talend SA, a publicly-traded data integration company from 2017 to 2020; Deltek, Inc., a publicly-traded enterprise management software company from 2005 to 2012; Network General, now NetScout Inc., a publicly-traded provider of integrated network performance management solutions from 2005 to 2007; and Hyperion Solutions Corporation, a publicly-traded provider of performance management software acquired by Oracle in 2007, from 2006 to 2007. From April 2001 until it was acquired by Oracle in December 2004, Ms. Caldwell served as Executive Vice President and Chief Marketing Officer for PeopleSoft, Inc., a publicly-traded human resources management software company. In addition, from June 2009 to December 2014, Ms. Caldwell served as a member of the board of Tibco Software Inc., a publicly-traded business integration and process management software company.

The Board believes Ms. Caldwell’s qualifications to sit on our Board of Directors include her extensive experience with technology and software companies in the areas of sales and marketing, and her executive leadership and management expertise with publicly-traded companies.

Murray J. Demo
Former Executive Vice President and Chief Financial Officer, Rubrik, Inc., Palo Alto, CA (Cloud data management company)
Age: 59
Director Since: February 2005
Committees: Audit (Chair); Technology Data and Information Security

Key director qualifications: From January 2018 to October 2020, Mr. Demo served as Executive Vice President and Chief Financial Officer of Rubrik, Inc., a privately-held cloud data management company. From October 2015 to January 2018, Mr. Demo served as Chief Financial Officer of Atlassian Corporation, a publicly-traded enterprise software company. Previously, Mr. Demo served as Executive Vice President and Chief Financial Officer of Dolby Laboratories, a publicly-traded global leader in entertainment technologies, from May 2009 until June 2012. Mr. Demo has also served as Executive Vice President and Chief Financial Officer of LiveOps, a privately-held virtual call center company, and as Executive Vice President and Chief Financial Officer of Postini, Inc., a security software company, which was acquired by Google in September 2007. Mr. Demo also held various executive-level finance roles at Adobe Systems, including Executive Vice President and Chief Financial Officer. Mr. Demo previously served on the board of Xoom Corporation, a formerly publicly-traded global online money transfer provider that was acquired by PayPal in November 2015, from May 2012 to November 2015; and from December 2011 to December 2015, Mr. Demo served on the Board of Directors of Atlassian Corporation.

The Board believes Mr. Demo’s qualifications to sit on our Board of Directors include his extensive experience with finance and accounting matters for global organizations in the technology industry, including the experience that he has gained in his roles as Chief Financial Officer of publicly-traded companies.

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Ajei S. Gopal
President and Chief Executive Officer, ANSYS, Inc., Canonsburg, PA (Engineering simulation software provider)
Age: 59
Director Since: September 2017
Committees: Nominating and Corporate Governance; Technology, Data and Information Security

Other boards: Since February 2011, Dr. Gopal has served on the Board of Directors of ANSYS, Inc., a publicly-traded provider of engineering simulation software.

Key director qualifications: Since January 2017, Dr. Gopal has served as President and Chief Executive Officer of ANSYS, Inc., a publicly-traded provider of engineering simulation software. Dr. Gopal served as President and Chief Operating Officer of ANSYS from August 2016 through December 2016. Prior to joining ANSYS, Dr. Gopal served as an Operating Partner at Silver Lake Partners, a technology investment equity firm, from April 2013 to August 2016, including a secondment to serve as Interim President and Chief Operating Officer of Symantec Corporation from April 2016 to August 2016. Dr. Gopal has also served as Senior Vice President at Hewlett-Packard Company, a publicly-traded hardware, software and IT services company, from May 2011 to April 2013. Dr. Gopal has also served as Executive Vice President at CA Technologies, a publicly-traded business software company, from July 2006 to May 2011 and as Executive Vice President and Chief Technology Officer at Symantec Corporation, a publicly-traded cybersecurity software and services organization, from September 2004 to July 2006.

The Board believes Dr. Gopal’s qualifications to sit on our Board of Directors include his experience in global operations, business growth strategies and investment discipline, as well as product development and innovation in large software and technology companies.

David J. Henshall
President and Chief Executive Officer, Citrix
Age: 52
Director Since: July 2017

Other boards: Since August 2020, Mr. Henshall has served on the Board of Directors of New Relic, Inc., a publicly-traded cloud-based performance tracking software development company.

Key director qualifications: Mr. Henshall has served as our President and Chief Executive Officer and as a member of our Board of Directors since July 2017. Mr. Henshall served as our Executive Vice President and Chief Financial Officer beginning in September 2011 and as our Chief Operating Officer beginning in February 2014. Mr. Henshall was appointed Acting Chief Executive Officer and President from October 2013 to February 2014. From January 2006 to September 2011, Mr. Henshall served as our Senior Vice President and Chief Financial Officer, and from April 2003 to January 2006, he served as our Vice President and Chief Financial Officer. Mr. Henshall previously served on the Board of Directors of LogMeIn, Inc. a then publicly-traded remote access and remote software company, from 2017 to 2020.

The Board believes Mr. Henshall’s qualifications to sit on our Board of Directors include his decades of experience in the software industry, including his 18 years as an executive at Citrix, and his deep understanding of our historical and current business strategies, objectives, markets and products.

2021 Proxy Statement	25

Thomas E. Hogan
Managing Director, Vista Equity Partners, Austin, TX (Private equity company)
Age: 61
Director Since: December 2018
Committees: Audit; Nominating and Corporate Governance

Key director qualifications: Since January 2021, Mr. Hogan has served as Managing Director of Vista Equity Partners, a private equity company. From September 2019 through February 2020, Mr. Hogan served as President of North America and a member of the Executive Committee of Temenos AG, a publicly-traded banking solutions software company. Prior to the acquisition of Kony, Inc., in September 2019 by Temenos, Mr. Hogan served as Chief Executive Officer of Kony, Inc., a privately-held digital strategy company since 2014. He served as Chairman of the board of Kony, Inc. from 2017 through its acquisition in 2019. Prior to joining Kony, Mr. Hogan served as Senior Vice President of Software at Hewlett Packard, a publicly-traded hardware, software and IT services company, from January 2006 to November 2009 and as Executive Vice President of Sales, Marketing, and Strategy from November 2009 to March 2011. Mr. Hogan has also served as President and Chief Executive Officer of Vignette, a publicly-traded enterprise content management company, from 2002 to 2006 and as Senior Vice President of Global Sales and Operations at Siebel Software, a publicly-traded customer relationship management application software company from January 1999 to January 2001. Mr. Hogan began his career at IBM in January 1982, where he held a variety of executive positions.

The Board believes Mr. Hogan’s qualifications to sit on our Board of Directors include his decades of executive and operational experience with technology and software companies.

Moira A. Kilcoyne
Founder MAK Management Consulting, New York, NY (strategic management consulting company) and Former Managing Director/Chief Information Officer, Morgan Stanley, New York, NY (American multinational investment bank and financial services company)
Age: 59
Director Since: June 2018
Committees: Technology, Data and Information Security (Chair)

Other boards: Since December 2016, Ms. Kilcoyne has served on the Board of Directors of Quilter plc, a publicly-traded advice, investments and wealth management provider. Since November 2019, Ms. Kilcoyne has served on the Board of Directors of Arch Capital Group Ltd., a publicly-traded insurance, reinsurance and mortgage insurance writer.

Key director qualifications: Ms. Kilcoyne held various senior management roles at Morgan Stanley between 1989 and 2016, including most recently serving as Global Co-Chief Information Officer and Managing Director and Co-Head of Global Technology and Data from 2013 until 2016, and as the Chief Information Officer of Brokerage Venture, Wealth and Investment Management and as a Managing Director from 2010 until 2013. During 2007, Ms. Kilcoyne served as Managing Director and Head of Corporate Systems at Merrill Lynch before returning to Morgan Stanley. Ms. Kilcoyne began her career at IBM, where she served in multiple technical roles before moving on to Morgan Stanley.

The Board believes Ms. Kilcoyne’s qualifications to sit on our Board of Directors include her extensive global technology and operations experience, especially related to the financial industry.

26

Robert E. Knowling, Jr.
Chairman, Eagles Landing Partners, Glennville, GA (Strategic management consulting firm)
Age: 65
Director Since: October 2020
Committees: Compensation

Other boards: Since January 2018, Mr. Knowling has served on the Board of Directors of Stride, Inc., a publicly-traded for profit education company. Since October 2018, Mr. Knowling has served on the Board of Directors of Rite Aid Corporation., a publicly-traded drug store chain.

Key director qualifications: Mr. Knowling currently serves as the Chairman of Eagles Landing Partners, a private strategic management consulting company. Mr. Knowling also serves as an advisor-coach to chief executive officers. Mr. Knowling previously served as Chief Executive Officer of Telwares, a private provider of telecommunications expense management solutions, from 2005 to 2009. Mr. Knowling served as Chief Executive Officer of the New York City Leadership Academy, an independent nonprofit corporation created by Chancellor Joel I. Klein and Mayor Michael R. Bloomberg that is chartered with developing the next generation of principals in the New York City public school system from 2001 to 2005. Mr. Knowling served as Chairman and Chief Executive Officer of SimDesk Technologies, Inc. from 2001 to 2003. Prior to this, Mr. Knowling served as Chairman, President and Chief Executive Officer of Covad Communications, a Warburg Pincus private equity-backed start-up company.

The Board believes Mr. Knowling’s qualifications to sit on our Board of Directors include his extensive experience in executive management and leadership roles, including service on other board of directors of a number of publicly-traded companies.

Peter J. Sacripanti
Chairman Emeritus and Partner, McDermott Will & Emery, New York, NY (International law firm)
Age: 65
Director Since: December 2015
Committees: Compensation (Chair); Nominating and Corporate Governance

Key director qualifications: Since 1996, Mr. Sacripanti has served as a Partner at McDermott Will & Emery, an international law firm with 2,000 full-time employees in North America, Europe and Asia. In this position, he represents and defends major corporations and industry groups, including Fortune 500 companies. From 2009 to 2016, Mr. Sacripanti served as co-chairman of the firm’s Executive Committee. Mr. Sacripanti previously served on the Board of Directors of LogMeIn, Inc. a then publicly-traded remote access and remote software company, from 2017 to 2020.

The Board believes Mr. Sacripanti’s qualifications to sit on our Board of Directors include his management of an international business organization and his years of experience representing large corporations on a variety of legal matters.

2021 Proxy Statement	27

J. Donald Sherman
Chief Executive Officer, Dashlane, Inc., New York, NY (Password management security provider)
Age: 55
Director Since: March 2020
Committees: Audit

Key director qualifications: Mr. Sherman has served as Chief Executive Officer of Dashlane, Inc., a provider of password management and security solutions since February 2021. From March 2012 to July 2020, Mr. Sherman served as President and Chief Operating Officer of HubSpot, Inc., a publicly-traded developer and marketer of software products for inbound marketing and sales. Prior to joining HubSpot, Mr. Sherman served as Chief Financial Officer of Akamai Technologies, a publicly-traded intelligent edge platform for securing and delivering digital experiences from 2005 to 2012. From 1990 to 2005, Mr. Sherman served in various positions at IBM including as Vice President of Financial Planning and Assistant Controller of Corporate Financial Strategy and Budgets. Mr. Sherman previously served on the board of Fiserv, Inc., a publicly-traded global provider of financial services technology from November 2015 to August 2019.

The Board believes Mr. Sherman’s qualifications to sit on our Board of Directors include his extensive experience with finance and operational matters for global organizations in the technology industry, including the experience that he has gained in his roles as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of publicly-traded companies.

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Meetings and meeting attendance

Our Board of Directors met nine times during the year ended December 31, 2020. Each of the directors attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and the total number of meetings of all committees of our Board of Directors on which he or she served during fiscal year 2020.

Our Board committees

Our Board of Directors has standing Audit, Compensation, Nominating and Corporate Governance, and Technology, Data and Information Security Committees. Each of the Audit, Compensation, Nominating and Corporate Governance, and Technology, Data and Information Security Committees has a written charter that has been approved by the Board of Directors. Each committee reviews the appropriateness of its charter at least annually. The table below provides current membership for each standing Board committee.

Name	Audit	Compensation	Nominating and Corporate Governance	Technology, Data and Information Security

Robert M. Calderoni

Nanci E. Caldwell		🌑	🌑

Robert D. Daleo	🌑			🌑

Murray J. Demo	🌑			🌑

Ajei S. Gopal			🌑	🌑

David J. Henshall

Thomas E. Hogan	🌑		🌑

Moira A. Kilcoyne				🌑

Robert E. Knowling Jr.		🌑

Peter J. Sacripanti		🌑	🌑

J. Donald Sherman	🌑

🌑 Chair         🌑 Member

From time to time, our Board of Directors may form committees in addition to our standing committees.

Audit Committee

Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate and that Messrs. Daleo, Demo and Sherman each qualify as an “audit committee financial expert” under the rules of the SEC. The Audit Committee met nine times during the year ended December 31, 2020. The Audit Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available in the Corporate Governance section of our website at https://www.citrix.com/about/governance.html.

2021 Proxy Statement	29

As described more fully in its charter, the Audit Committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the Audit Committee:

•	reviews the financial reports and related disclosure provided by us to the SEC, our shareholders or the general public;

•	reviews our internal financial and accounting controls;

•	oversees the appointment, compensation, retention and work performed by any independent registered public accounting firms we engage;

•	oversees procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations;

•	oversees our internal audit function;

•	serves as the Qualified Legal Compliance Committee of Citrix in accordance with Section 307 of the Sarbanes-Oxley Act of 2002, and the related rules and regulations promulgated by the SEC;

•

recommends, establishes and monitors procedures designed to facilitate (1) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters, and (2) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters;

•	advises the Board of Directors on matters relating to our investment policies, financing activities and worldwide insurance program;

•	engages advisers as necessary; and

•	determines the funding from us that is necessary or appropriate to carry out the Audit Committee’s duties.

Compensation Committee

Our Board of Directors has determined that each of the members of the Compensation Committee is independent as defined by the Nasdaq rules. In addition, each member of the Compensation Committee is a “non-employee” director as defined under Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee met eight times during the year ended December 31, 2020. The Compensation Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available in the Corporate Governance section of our website at https://www.citrix.com/about/governance.html.

As described more fully in its charter, the Compensation Committee is responsible for determining and making recommendations with respect to all forms of compensation to be granted to our executive officers and preparing an annual report on executive compensation for inclusion in the Proxy Statement for our Annual Meeting of Shareholders in accordance with applicable rules and regulations.

In fulfilling its role, the Compensation Committee also:

•	reviews and makes recommendations to our management on company-wide compensation programs and practices;

•	approves the salary, variable cash compensation, equity-based and other compensation arrangements of our executive officers reporting directly to our President and Chief Executive Officer;

•	recommends, subject to approval by the entire Board of Directors, the salary, variable cash compensation, equity-based and other compensation arrangements of our President and Chief Executive Officer;

•	selects a peer group to conduct a competitive analysis of the compensation paid to our executive officers and considers the composition of such peer group on an annual basis;

•

appoints, retains, compensates, terminates and oversees the work of any independent experts, consultants and other advisers, reviews and approves the fees and retention terms for such experts, consultants and other advisers and considers at least annually the independence of such consultants;

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•

considers the independence of and potential conflicts of interests with compensation consultants, legal counsel or other advisers, including based on factors required to be considered by the SEC or Nasdaq;

•	evaluates director compensation and recommends to the full Board of Directors appropriate levels of director compensation;

•	establishes policies and procedures for the grant of equity-based awards and periodically reviews our equity award grant policy;

•	recommends, subject to approval by the entire Board of Directors, any equity-based plans and any material amendments to those plans;

•	evaluates whether our compensation plans encourage participants to take excessive risks that are reasonably likely to have a material adverse effect on Citrix;

•	evaluates our compensation philosophy and reviews actual compensation for consistency with our compensation philosophy;

•	reviews and recommends for inclusion in our annual Proxy Statement the Compensation Discussion and Analysis section; and

•

reviews and evaluates, on a periodic basis, our stock ownership guidelines for directors and executive officers and recommends any modifications to such guidelines to the Board of Directors for its approval.

The Compensation Committee has the authority to engage its own outside advisers, including experts in particular areas of compensation, as it determines appropriate, apart from counsel or advisers hired by management. For 2020, the Compensation Committee retained Semler Brossy Consulting Group, LLC, which we refer to as Semler Brossy, as its independent compensation consultant to assist the Compensation Committee in evaluating the compensation of our executive officers and directors.

Our Corporate Governance Guidelines and the charter of the Compensation Committee provide that any independent compensation consultant, such as Semler Brossy, engaged by the Compensation Committee works for the Compensation Committee, not our management, with respect to executive officer and director compensation matters. Please read the Compensation Discussion and Analysis included in this Proxy Statement for additional information on the role of Semler Brossy in the compensation review process for 2020.

Nominating and Corporate Governance Committee

Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee meets the independence requirements promulgated by Nasdaq. The Nominating and Corporate Governance Committee met six times during the year ended December 31, 2020. The Nominating and Corporate Governance Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available in the Corporate Governance section of our website at https://www.citrix.com/about/governance.html.

As described more fully in its charter, the Nominating and Corporate Governance Committee:

•	reviews and makes recommendations to our Board of Directors regarding the Board’s composition and structure;

•	establishes criteria for membership on the Board of Directors and evaluates corporate policies relating to the recruitment of members of the Board of Directors;

•	recommends to our Board of Directors the nominees for election or re-election as directors at our Annual Meeting of Shareholders;

•	reviews and assesses our policies and practices regarding corporate social responsibility and ESG;

•	reviews policies and procedures with respect to transactions between Citrix and our officers, directors, affiliates of officers and directors, or other related parties; and

•

establishes, implements and monitors policies and processes regarding principles of corporate governance in order to assist the Board of Directors in complying with its fiduciary duties to us and our shareholders. As described above in the section entitled Procedures for recommendation of director nominees by shareholders, the Nominating and Corporate Governance Committee will consider nominees recommended by shareholders.

2021 Proxy Statement	31

Technology, Data and Information Security Committee

In September 2019, our Board of Directors formed the Technology, Data and Information Security Committee. Our Board of Directors has determined that each member of the Technology, Data and Information Security Committee meets the independence requirements promulgated by Nasdaq. The Technology, Data and Information Security Committee met six times during the year ended December 31, 2020. The Technology, Data and Information Security Committee operates under a written charter adopted by our Board of Directors, a current copy of which is available in the Corporate Governance section of our website at https://www.citrix.com/about/governance.html.

As described more fully in its charter, the Technology, Data and Information Security Committee:

•

oversees and assesses the quality and effectiveness of our cybersecurity team, technology, policies and procedures protecting our information technology systems, data, products and services across all business functions;

•

oversees and reviews periodically our controls to prevent, detect and respond to cyber attacks or data breaches involving our information technology systems, data, products and services, taking into account the potential for external and internal threats to the company and its customers, partners, vendors and employees;

•

reviews and approves our incident response plans, policies and frameworks, including policies for the escalation and reporting of significant security incidents to our Board of Directors, regulatory agencies and law enforcement, as appropriate;

•

oversees our compliance with global data privacy and security regulations and requirements applicable to the data we receive, collect, create, use, process and maintain (including personal information and information regarding customers, partners and vendors) and assesses the effectiveness of the systems, controls and procedures used to ensure compliance with applicable global data privacy and security regulations and requirements;

•	reviews with management our business continuity and disaster recovery capabilities, our business continuity and disaster recovery plans, policies and frameworks;

•

in coordination with the Audit Committee, oversees the company’s management of risks related to its information technology systems and processes, including privacy, network security and data security, and any audits of such systems and processes;

•

reviews our strategies and operational plans relating to the development, deployment, integration and servicing of products, services, applications and systems (including policies, procedures and controls related thereto) to identify and mitigate data security and privacy risks in such strategies and programs;

•	oversees the company’s funding and resourcing of its information technology and security functions; and

•	monitors and discusses, with management, emerging security, data protection and privacy trends in the technology landscape.

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Director compensation

Non-employee director cash compensation

It is our policy that any employee directors do not receive cash or equity compensation for their service as members of our Board of Directors.

The Compensation Committee, with assistance from its independent compensation consultant, Semler Brossy, oversees director compensation and reviews the appropriateness of our non-employee directors’ compensation on a regular basis. In January 2020, after review and discussion of comprehensive market analysis of our non-employee director cash compensation program against the compensation programs offered by our peer companies with the Compensation Committee’s independent compensation consultant and consideration of the amount of work required by our directors and applicable committee members, our Compensation Committee approved, effective January 1, 2020, the non-employee director cash compensation program indicated in the tables below. Most recently, in December 2020, Semler Brossy prepared updated market analysis of our non-employee director cash compensation program against the compensation programs offered by our peer companies and reviewed this market analysis in detail with the Compensation Committee.

Under our non-employee director cash compensation program, non-employee members of our Board of Directors receive retainer fees, which are paid in cash in semi-annual installments (pro-rated if a director joins mid-year). Each non-employee director was entitled to receive the retainers detailed in the tables below (provided that committee Chairpersons were only entitled to receive a retainer as committee chair and were not entitled to the non-chair membership retainer for the committee(s) he or she chairs). In addition, non-employee directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any of its committees that are conducted in person.

The following table summarizes our 2020 non-employee director cash compensation program:

Board retainers

Compensation element	2020 annual cash compensation

Annual Board member retainer	$70,000

Annual retainer for Chairman of the Board	$100,000 (in addition to annual Board member retainer)

Annual retainer for Lead Independent Director	$40,000 (in addition to annual Board member retainer)

Committee retainers

Committee	2020 annual cash compensation
	chair	member

Audit Committee	$42,500	$17,500

Compensation Committee	$32,500	$15,000

Nominating and Corporate Governance Committee	$25,000	$10,000

Technology, Data and Information Security Committee	$42,500	$17,500

In connection with ad hoc committees that may be formed from time to time, committee fees, if any, are determined by the Board of Directors upon the recommendation of the Compensation Committee with advice from its independent compensation consultant.

2021 Proxy Statement	33

Non-employee director equity-based compensation

Equity awards to our non-employee directors

The Compensation Committee, with assistance from its independent compensation consultant, reviews the appropriateness of equity awards granted to our non-employee directors under the company’s Second Amended and Restated 2014 Equity Incentive Plan, which we refer to as the Second Amended and Restated 2014 Plan or the 2014 Plan, on a regular basis. In December 2020, Semler Brossy prepared a comprehensive market analysis of our non-employee director equity awards against the equity awards offered by our peer companies and reviewed this market analysis in detail with the Compensation Committee.

For 2020, each non-employee director was eligible to receive an annual grant on the first business day of the month following our annual shareholders’ meeting consisting of restricted stock units valued at $250,000 that vest annually on the earlier of the first anniversary of the award date or the day immediately prior to the company’s next regular meeting of shareholders following the award date. Each newly appointed director (i.e., directors appointed prior to the annual shareholders’ meeting) is entitled to a pro-rated annual grant upon election to the Board of Directors. Such grant will be an award valued at $250,000 and pro-rated based on the director’s date of appointment and the current annual vesting period. Such pro-rated grant will vest at the conclusion of the current annual vesting period.

Outside directors’ deferred compensation program for non-employee directors

We offer our non-employee directors an outside directors’ deferred compensation program to defer restricted stock units awarded to them under the Second Amended and Restated 2014 Plan and cash compensation. In advance of payment of cash compensation or a restricted stock unit award and in compliance with the program’s requirements, a non-employee director may elect to defer the receipt of all of his or her cash compensation and/or restricted stock units until ninety days after such director’s separation from service from us or upon a change in control. Deferred cash compensation is converted into a number of deferred stock units on the date that the cash compensation would otherwise be paid and upon the vesting of deferred awards of restricted stock units, any amounts that would otherwise have been paid in shares of common stock are converted to deferred stock units on a one-to-one basis. In each case, the deferred stock units are credited to the director’s deferred account.

Matching gifts program

Our non-employee directors are eligible to participate in the company’s charitable matching gifts program pursuant to which we match donations made to qualifying tax-exempt 501(c)(3) charitable and non-governmental organizations on a one-for-one basis. In 2020, we increased our match up to $20,000 per year for executives and non-employee directors under this program.

Director stock ownership guidelines

To further align the interests of members of our Board of Directors with our shareholders, our Board of Directors adopted stock ownership guidelines for our non-employee directors. Pursuant to these guidelines, each non-employee director is required to own shares of our common stock (which includes vested but deferred restricted stock units) equal in value to at least five times the Board member’s annual cash retainer. New directors are expected to meet the standards set forth in the guidelines within five years after the date of his or her election to our Board of Directors. Shares owned by directors are valued at the current market value.

Director compensation limits

The Second Amended and Restated 2014 Plan provides for a limitation of $795,000 with respect to the value of the annual equity compensation grant that may be awarded to any non-employee director and a limitation of $500,000 with respect to the value of any annual cash compensation that may be paid to any non-employee director.

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The following table sets forth a summary of the compensation earned by, or paid to, our non-employee directors in 2020:

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2020

Name	Fees earned or paid in cash ($)		Stock awards ($) (1)(2)(3)	All other compensation ($)(4)	Total ($)

Robert M. Calderoni	170,000		261,266	40,877	472,143

Nanci E. Caldwell	150,000		261,266	66,209	477,475

Jesse A. Cohn(5)	34,252	(6)	—	18,870	53,122

Robert D. Daleo	115,403	(7)	261,266	80,040	456,709

Murray J. Demo	101,933		261,266	1,599	364,798

Ajei S. Gopal	102,500		261,266	37,478	401,244

Thomas E. Hogan	93,265		261,266	21,599	376,130

Moira A. Kilcoyne	115,512		261,266	1,599	378,377

Robert E. Knowling, Jr.(8)	16,721		152,878	20,468	190,067

Peter J. Sacripanti	112,500		261,266	38,453	412,219

J. Donald Sherman(9)	72,439		353,377	21,226	447,042

(1)

These amounts represent the aggregate grant date fair value of the stock awards in the year in which the grant was made. The assumptions we used for calculating the grant date fair value are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 8, 2021. These amounts do not represent the actual amounts paid to or realized by our directors for these awards during fiscal year 2020.

(2)

Consists solely of restricted stock units. During 2020, each continuing non-employee director was entitled to an annual grant consisting of a number of restricted stock units equaling $250,000 in value vesting annually on the earlier of the first anniversary of the award date or the day immediately prior to the company’s next regular meeting of shareholders following the award date. Such value of restricted stock units is converted into a number of restricted stock units on the grant date using the 20-day trailing average price of Citrix common stock. Pursuant to our outside directors’ deferred compensation program for non-employee directors, each of Messrs. Daleo and Knowling and Dr. Gopal elected to defer settlement of his 2020 annual restricted stock unit award. Please see the discussion above under the heading Outside directors’ deferred compensation program for non-employee directors for additional details on our deferral program.

(3)

As of December 31, 2020, our non-employee directors held the following number of unvested restricted stock units: Mr. Calderoni, 1,758.121 restricted stock units; Ms. Caldwell, 1,758.121 restricted stock units; Mr. Daleo, 1,758.121 restricted stock units; Mr. Demo, 1,758.121 restricted stock units; Dr. Gopal, 1,758.121 restricted stock units; Mr. Hogan, 1,758.121 restricted stock units; Ms. Kilcoyne, 1,758.121 restricted stock units; Mr. Knowling, 1,339.523 restricted stock units, Mr. Sacripanti, 1,758.121 restricted stock units, and Mr. Sherman 1,758.121 restricted stock units. As of December 31, 2020, our non-employee directors held the following number of vested deferred restricted stock units: Mr. Calderoni, 17,454.600 restricted stock units; Ms. Caldwell, 32,072.581 restricted stock units; Mr. Daleo, 42,900.173 restricted stock units; Dr. Gopal, 11,684.303 restricted stock units; and Mr. Sacripanti, 12,117.564 restricted stock units

(4)

Reflects the total value of restricted stock units issued as a result of the quarterly dividends paid on March 20, 2020, June 19, 2020, September 25, 2020 and December 22, 2020 ($25,877 for Mr. Calderoni; $46,209 for Ms. Caldwell; $18,870 for Mr. Cohn; $60,040 for Mr. Daleo; $1,599 for Mr. Demo; $17,478 for Dr. Gopal; $1,599 for Mr. Hogan; $1,599 for Ms. Kilcoyne; $468 for Mr. Knowling; $18,453 for Mr. Sacripanti; and $1,226 for Mr. Sherman) and the company’s 2020 matching charitable donations made under our matching charitable gift program that is available to our employees, executives and directors ($15,000 for Mr. Calderoni; $20,000 for Ms. Caldwell; $20,000 for Mr. Daleo; $20,000 for Dr. Gopal; $20,000 for Mr. Hogan; $20,000 for Mr. Knowling; $20,000 for Mr. Sacripanti; and $20,000 for Mr. Sherman).

(5)	Mr. Cohn was not nominated for re-election at the Annual Meeting held in June 2020.
(6)

Pursuant to our outside directors’ deferred compensation program for non-employee directors, Mr. Cohn elected to defer his cash fees in 2020. Mr. Cohn received 229 deferred stock units based on fees of $33,880 foregone, with no matching or premium given in calculating the number of stock units awarded and an amount of $8.38 was held in a deferred cash account in lieu of fractional shares. In September 2020, Mr. Cohn received 27,189 shares of Citrix common stock upon vesting of his deferred stock units and $372 in cash, which represented the total amount of deferred cash that was held in his deferred cash account in lieu of fractional shares during his tenure on the Citrix Board of Directors.

(7)

Pursuant to our outside directors’ deferred compensation program for non-employee directors, Mr. Daleo elected to defer his cash fees in 2020. Mr. Daleo received 828 deferred stock units based on fees of $115,403 foregone, with no matching or premium given in calculating the number of stock units awarded and an amount of $111 is held in a deferred cash account in lieu of fractional shares.

(8)

Mr. Knowling was elected to the Board of Directors on October 21, 2020. In connection with his appointment, on November 2, 2020, Mr. Knowling received a pro-rated annual grant of restricted stock units valued at $173,973, which was converted into a number of restricted stock units using the 20-day trailing average price of Citrix common stock on the date of grant.

(9)

Mr. Sherman was elected to the Board of Directors on March 4, 2020. In connection with his appointment, on April 1, 2020, Mr. Sherman received a pro-rated annual grant of restricted stock units valued at $82,192, which was converted into a number of restricted stock units using the 20-day trailing average price of Citrix common stock on the date of grant. Mr. Sherman also received an annual grant on July 1, 2020.

2021 Proxy Statement	35

Part 3 Executive management

Our leadership team

The following table sets forth our executive officers and the positions currently held by each such person within Citrix. The biographical descriptions below outline the relevant experience, qualifications, attributes and skills of each executive officer.

Name	Position

David J. Henshall	President, Chief Executive Officer and Director

Arlen R. Shenkman	Executive Vice President and Chief Financial Officer

Mark J. Ferrer	Executive Vice President and Chief Revenue Officer

Antonio G. Gomes	Executive Vice President, Chief Legal Officer and Secretary

Paul J. Hough	Executive Vice President and Chief Product Officer

Woong Joseph Kim	Executive Vice President of Engineering and Chief Technology Officer

Donna N. Kimmel	Executive Vice President and Chief People Officer

Hector M. Lima	Executive Vice President of Customer Experience

Sridhar Mullapudi	Executive Vice President of Product Management

Timothy A. Minahan	Executive Vice President, Business Strategy and Chief Marketing Officer

Mark J. Schmitz	Executive Vice President and Chief Operating Officer

David J. Henshall
Age: 52
Mr. Henshall has served as our President and Chief Executive Officer and as a member of our Board of Directors since July 2017. Mr. Henshall served as our Executive Vice President and Chief Financial Officer from September 2011 until July 2017 and as our Chief Operating Officer from February 2014 until July 2017. Mr. Henshall was appointed Acting Chief Executive Officer and President from October 2013 to February 2014. From January 2006 to September 2011, Mr. Henshall served as our Senior Vice President and Chief Financial Officer, and from April 2003 to January 2006, he served as our Vice President and Chief Financial Officer.

Arlen R. Shenkman
Age: 50
Mr. Shenkman has served as our Executive Vice President and Chief Financial Officer since September 2019. Prior to joining Citrix, Mr. Shenkman served as Executive Vice President and Global Head of Business Development and Ecosystems of SAP from May 2017 to August 2019, where he was responsible for driving business development by building new ecosystems, fostering strategic partnerships, incubating new business models, and overseeing investments and mergers and acquisitions. Prior to that role from January 2015 to May 2017, Mr. Shenkman served as Chief Financial Officer of SAP North America, SAP’s largest business unit, responsible for all finance functions in North America, including forecasting and planning, identifying efficiencies, and ensuring the region’s overall financial health. Mr. Shenkman previously served as SAP’s Global Head of Corporate Development from January 2012 to January 2015 and was a principal architect of SAP’s rapid transformation into a cloud company.

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Mark J. Ferrer
Age: 61
Mr. Ferrer has served as our Executive Vice President and Chief Revenue Officer since October 2017. Prior to joining Citrix, Mr. Ferrer served as Chief Operating Officer and Executive Vice President of Global Customer Operations of SAP from August 2011 to September 2017, where he led the go-to market and customer engagement initiatives for one of the largest sales forces in the technology industry.

Antonio G. Gomes
Age: 55
Mr. Gomes has served as our Executive Vice President, Chief Legal Officer and Secretary since October 2019. Mr. Gomes served as our Executive Vice President, General Counsel, Secretary and Chief Legal Compliance Officer from April 2015 to September 2019, and as our Vice President and Deputy General Counsel, Secretary and Chief Legal Compliance Officer from February 2008 to March 2015. Prior to joining Citrix, Mr. Gomes was a Partner in the corporate practice of Goodwin Procter LLP, an international law firm, from February 2005 to January 2008.

Paul J. Hough
Age: 56
Mr. Hough has served as our Executive Vice President and Chief Product Officer since October 2016. Prior to joining Citrix, Mr. Hough served as Corporate Vice President, Developer Division at Microsoft from September 2012 to August 2015. Prior to that, Mr. Hough served in a variety of roles in the Microsoft Office Division driving vision and execution for the program management of Office suite culminating with the introduction of Office365. Mr. Hough holds 11 patents.

Woong Joseph Kim
Age: 42
Mr. Kim has served as our Executive Vice President of Engineering and Chief Technology Officer since December 2020. Prior to joining Citrix, Mr. Kim served as Executive Vice President, Engineering and Chief Technology Officer at SolarWinds, Inc., a publicly-traded IT infrastructure management software company, from July 2017 to November 2020. From February 2016 to July 2017, Mr. Kim served as Senior Vice President and Chief Technology Officer at SolarWinds. Mr. Kim was the General Manager of Hewlett Packard Enterprise Company’s Transform business unit from November 2014 to February 2016, and the Chief Technology Officer for HP Software’s Application Delivery Management (ADM) and IT operations management businesses from April 2013 to November 2014.

2021 Proxy Statement	37

Donna N. Kimmel
Age: 58
Ms. Kimmel has served as our Executive Vice President and Chief People Officer since November 2015. Prior to joining Citrix, Ms. Kimmel served as Senior Vice President, Human Resources at GTECH and IGT from February 2014 to November 2015. Prior to that, Ms. Kimmel served as Senior Vice President and Chief Human Resources Officer of Sensata Technologies, a private-to-public spinoff from Texas Instruments from April 2006 to December 2012.

Hector M. Lima
Age: 46
Mr. Lima has served as our Executive Vice President of Customer Experience since December 2020. Mr. Lima served as our Senior Vice President of Customer Success from January 2019 to December 2020 and as our Vice President, Americas Consulting and Education from August 2013 to January 2019. Mr. Lima has been with Citrix for more than 20 years and during his tenure he has held a number of leadership roles in our professional services, consulting and education organizations.

Timothy A. Minahan
Age: 51
Mr. Minahan has served as our Executive Vice President, Business Strategy and Chief Marketing Officer since July 2017. Mr. Minahan served as our Senior Vice President and Chief Marketing Officer from November 2015 to July 2017. Prior to joining Citrix, Mr. Minahan served as Senior Vice President and Chief Marketing Officer of SAP Cloud from June 2013 to July 2015, where he led their effort to transition to the cloud.

Sridhar Mullapudi
Age: 43
Mr. Mullapudi has served as our Executive Vice President of Product Management since December 2020. Mr. Mullapudi served as our Senior Vice President of Product Management from August 2018 to December 2020. In his more than 20 years at Citrix, Mr. Mullapudi has held a variety of leadership roles across both product management and engineering.

Mark J. Schmitz
Age: 46
Mr. Schmitz has served as our Executive Vice President and Chief Operating Officer since July 2019. Mr. Schmitz served as our Senior Vice President of Business Operations from September 2016 to July 2019. Prior to joining Citrix, from January 2015 to September 2016, Mr. Schmitz served as Chief Operating Officer for SAP SucessFactors, and from January 2014 to January 2015, Mr. Schmitz served as Chief Operating Officer, SAP Cloud, where he led business operations and was responsible for the deployment of SAP’s cloud vision. From October 2012 to December 2013, Mr. Schmitz served as Senior Vice President and Chief Operating Officer, SAP Ariba.

Our executive officers are appointed by the Board of Directors on an annual basis.

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Part 4 Executive compensation

Compensation Discussion and Analysis

Purpose of Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides comprehensive information about the 2020 compensation for the following executive officers (who we refer to as our Named Executive Officers):

•	David J. Henshall, President and Chief Executive Officer

•	Arlen R. Shenkman, Executive Vice President and Chief Financial Officer

•	Antonio G. Gomes, Executive Vice President, Chief Legal Officer and Secretary

•	Paul J. Hough, Executive Vice President and Chief Product Officer

•	Woong Joseph Kim, Executive Vice President of Engineering and Chief Technology Officer

NAVIGATING THE COMPENSATION DISCUSSION AND ANALYSIS

2020 highlights

Accelerating our transformation

Citrix is an enterprise software company focused on helping organizations deliver a consistent and secure work experience no matter where work needs to get done—in the office, at home, or in the field. We do this by delivering a digital workspace solution that gives each employee the resources and space they need to do their best work. Our Workspace solutions are complemented by our App Delivery and Security (formerly Networking) solutions, by delivering the applications and data employees need across any network with security, reliability and speed.

Citrix believes that work is not a place—work is about business outcomes. We have helped organizations with digital transformation for many years. The challenges and complexities created by the proliferation of Software-as-a-Service (SaaS)-based applications and the emergence of hybrid multi-cloud infrastructure environments are now combined with the realities brought upon by the global COVID-19 pandemic—realities such as long-term remote and flexible work models and an increased need for risk mitigation and business continuity.

As a result, we believe organizations are accelerating their cloud and digital transformation plans to better position themselves to address these new challenges and embrace the opportunities that will arise from flexible work models. To do this, organizations may rely on Citrix solutions for business agility, employee productivity, security and compliance, as well as cost and efficiency. Citrix solutions are focused on employee productivity and are designed to provide end-users with the simplicity of a common user experience while ensuring information technology, or IT, administrators are able to deliver applications and data with the security and controls necessary to protect the enterprise and its customers.

As an organization, we continue to evolve our business in three distinct and interrelated ways:

•

Perpetual to Subscription: Our business model has shifted away from selling perpetual licenses towards subscription, or recurring contracts in the form of SaaS, on-premise term, and consumption-based agreements;

2021 Proxy Statement	39

•

On-Premise to Cloud: As the share of applications and data continues to move rapidly from on-premise data centers to the cloud, our product development and engineering has increasingly focused on delivering cloud-based solutions; and

•

Point Products to Platform: Our offerings and our go-to-market activities are shifting away from selling individual point products towards a platform solution, in a tiered offering that provides us the ability to deliver a variety of value-enhancing modules to our customers in the future.

We believe execution of our strategic priorities will continue to drive results for our stakeholders. Exiting 2020, progress in our business transformation to a cloud-based subscription business was evidenced by:

•	Subscription ARR(1) accelerated to $1.20 billion at the end of 2020, a 62% year-over-year increase, and SaaS ARR of $725 million at the end of 2020, up 39% year-over-year;

•	Subscription revenue grew 71% year-over-year in 2020; and

•	Subscription bookings as a percent of total product bookings increased to 75% in 2020, up from 62% in 2019.

Further accelerating our business model transformation, in March 2021, we announced that we completed our acquisition of Wrike, a leading provider of SaaS collaborative work management solutions, for approximately $2.25 billion in cash. Through the acquisition, we expect to deliver the industry’s most comprehensive cloud-based work platform to empower all employees and teams to securely access, collaborate and execute all work types in the most efficient and effective way possible—across any work channel, device, or location.

2020 highlights:

(1)

Annualized recurring revenue, or ARR, is an operating metric that represents the contracted recurring value of all termed subscriptions normalized to a one-year period. It is calculated at the end of a reporting period by taking each contract’s recurring total contract value and dividing by the length of the contract. ARR includes only active contractually committed, fixed subscription fees. Our definition of ARR includes contracts expected to recur and therefore excludes contracts with durations of 12 months or less where licenses were issued to address extraordinary business continuity events for our customers. All contracts are annualized, including 30-day offerings where we take monthly recurring revenue multiplied by 12 to annualize. ARR should be viewed independently of U.S. GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue.

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As illustrated in the graph below, our total shareholder return (assuming reinvestment of dividends)(1)(2), or TSR, over the five-year period ended on December 31, 2020 was approximately 123%, outpacing the S&P 500 index.

(1)

For purposes of this graph, the reinvestment of Citrix’s $0.35 per share cash dividend paid during the fourth quarter of 2018 and each quarter during both 2019 and 2020 was calculated using the closing price on Nasdaq on each quarterly dividend payment date.

(2)

In January 2017, we completed the separation of our GoTo business and its subsequent merger with LogMeIn, Inc. For the purpose of this graph, the distribution of LogMeIn common stock to our shareholders in connection with such separation and merger is treated as a non-taxable cash dividend of $18.59 (equal to the opening price of LogMeIn common stock on February 1, 2017 multiplied by 0.1718 of a share of LogMeIn common stock). Such amount was deemed reinvested in Citrix common stock at the closing price on February 1, 2017 using the daily dividend reinvestment methodology. Other financial data providers may use different methodologies to adjust for the GoTo separation, which may produce different results.

Shareholder engagement

Our executives regularly engage with shareholders to better understand their perspectives on a wide range of strategy, business and governance issues. Our Board of Directors and senior management team welcomes and values the views and insights of our shareholders and conducts an annual outreach effort to connect with our larger shareholders in order to ensure open lines of communication.

In 2020, we reached out to our largest shareholders and proxy advisory firms to understand their perspectives and discuss our business strategy, governance, sustainability and executive compensation policies with a goal of using feedback received during these meetings to inform our policies and practices. Over the course of the year, we held meetings with institutional shareholders representing nearly 21% of Citrix’s outstanding common stock as well as proxy advisory firms.

These shareholder meetings covered a wide range of topics, including: our business model transition and strategy; corporate governance practices such as Board composition; our diversity and inclusion programs; our response to the COVID-19 pandemic and its impact on our business; cybersecurity and data privacy; succession planning; shareholder views regarding equity plan preferences and administration; and other matters of shareholder interest. Peter J. Sacripanti, the Chairperson of our Compensation Committee and a member of our Nominating and Corporate Governance Committee, participated in the majority of meetings along with senior executives of the company.

Members of the leadership team, the Chairperson of our Compensation Committee, and other members of our Board of Directors who participate in shareholder engagement meetings regularly discuss shareholder feedback with relevant Board committees and the full Board of Directors. In general, feedback from our shareholders regarding our compensation programs and corporate governance practices has been positive. The Board of Directors carefully considers the feedback from shareholders in assessing and updating our executive compensation and corporate governance practices.

2021 Proxy Statement	41

Examples of how this feedback has informed our governance practices are shown below.

What we heard	How we responded
Investors shared their feedback on preferences with respect to burn rate, dilution and equity incentive plan duration and design as well as their desire to see robust disclosure of the company’s overall equity compensation philosophy, including the impact of share repurchases and buybacks in prior years	Thoughtfully addressed shareholder feedback when considering and approving the Second Amended and Restated 2014 Equity Incentive Plan in March 2020 and recommending its approval to shareholders in June 2020, which permits Citrix to use equity compensation to recruit and retain talent which we believe will continue to accelerate our business transition
Investors wanted to ensure that our executive compensation metrics closely align with long-term shareholder interests and business transition goals	Incorporated an annualized recurring revenue (ARR) metric for our performance-based restricted stock awards in 2020 and then SaaS ARR in 2021, aligning long-term executive compensation with a key indicator of the overall health and trajectory of our subscription business transition and our focus on transitioning our customers to the cloud
Investors were interested in understanding the Board of Director’s and management’s approach to oversight of cybersecurity risk	Enhanced Board oversight of cybersecurity through the Technology, Data and Information Security Committee to oversee policies, plans and programs relating to enterprise cybersecurity and data protection risks and enhanced cybersecurity disclosure beginning on page 17
Investors were interested in understanding Citrix’s ESG practices and how the Board of Directors exercises oversight of ESG topics including diversity, human capital management and corporate social responsibility	Increased our focus on ESG initiatives and Board-level oversight of our ESG program, including our diversity, belonging and inclusion program. Further, we added an ESG component to our executive officer’s variable cash compensation plan for 2021 that includes sustainability and diversity and inclusion objectives, among others

We believe it is important to continue to engage with our shareholders on a regular basis to understand their perspectives and to give them a voice in shaping our governance and executive compensation policies and practices. We also consider the shareholder advisory (say-on-pay) vote of our Named Executive Officer compensation when evaluating our compensation program. For more information, see Evaluation process beginning on page 46.

Objectives and elements of our executive compensation programs

The compensation that we offer our executive officers is designed to reflect our principles of integrity, fairness and transparency—concepts that have continually underscored the design and delivery of compensation opportunities at Citrix. We believe our compensation programs should emphasize sustainable corporate growth through a pay-for-performance orientation and a commitment to both operational and organizational effectiveness. We also believe that lavish perquisites, excessive severance and bonuses unrelated to performance or recruitment are inconsistent with our executive compensation principles. Furthermore, while the establishment of variable cash compensation targets for our executive officers necessarily involves judgment, the actual payouts against those targets are based on pre-determined, objective financial criteria reflective of our corporate operating plan.

For more than a decade, the objectives of our executive compensation programs have been to:

•	provide competitive compensation that attracts, retains and engages high-performing talent; and

•	align the long-term interests of executive officers with those of our shareholders by linking a significant portion of total cash and equity compensation to company performance and value creation.

These objectives have guided the Compensation Committee’s decision-making around compensation decisions over the past several years. The Compensation Committee has taken a thoughtful approach to aligning the metrics of performance-based awards with those that have driven and will continue to drive our transformation. For example:

•

Beginning in 2018 and for 2019, the Compensation Committee linked performance-based equity awards with subscription bookings as a percentage of total subscription and product bookings to directly align performance-based awards to Citrix’s multi-year strategic business transition to a cloud-based subscription business. During the second quarter of 2019, and as discussed in the company’s earnings announcement in July 2019, Citrix gained significant momentum in its business transition to a subscription-based business.

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•

Given this increased momentum, the Compensation Committee determined that the company had a unique opportunity to increase the acceleration of its transition, which, if successful, would advance long-term value creation for shareholders. Accordingly, beginning in 2020, the Compensation Committee moved away from subscription bookings as a percentage of total subscription and product bookings and other operational metrics and decided to link performance-based equity awards with ARR(1) growth, which, as we have discussed on our earning calls, is the metric best aligned with the company’s business transition and strategy. ARR, in short, is the best indicator of the overall health and trajectory of the business because it captures the pace of Citrix’s transition and is a forward-looking indicator of top line trends.

•

As we enter fiscal year 2021 with a portion of our subscription model transition complete, we continue to focus on transitioning our installed base to the cloud. As a result, the Compensation Committee decided to link performance-based equity awards granted during fiscal year 2021 with SaaS ARR growth, rather than ARR growth, to further drive our business model transition to the cloud.

(1)	See page 40 of this Proxy Statement for the definition of annualized recurring revenue, or ARR.

2021 Proxy Statement	43

The following table details the concepts guiding our compensation plan design and how we put them into practice, including actions taken by the Compensation Committee to reflect in our compensation plan design the company’s accelerated transformation this past year to a cloud-based subscription business:

Concept	Implementation
Link executive target compensation directly with company performance

•  To provide direct alignment with company performance and key drivers of shareholder value, target compensation(1) for our Named Executive Officers(2) was:

•  66%, on average, performance-based(3)

•  92%, on average, at risk(4)

Payout opportunity levels for our executive variable cash compensation plan should motivate performance that meets or exceeds our financial plan objectives

•  In 2020, each executive officer’s variable cash compensation plan award was based 100% on the achievement of financial operating targets consistent with our corporate operating plan

•  Based on 2020 company performance, executive variable cash compensation plan awards for 2020 paid out at 161.16% of the target amount

•  Over the past ten years, our variable cash compensation plan awards have paid out between 58.8% and 170.9% of target and paid above 100% less than half of the time

Our executives should be incentivized to achieve financial goals that are directly tied to our multi-year business strategy and drivers of growth and value creation for our shareholders

•  At least 60% of annual equity awards to our Named Executive Officers are awarded as performance-based restricted stock units; and for 2020, these annual awards vest based on ARR growth to further align executive compensation with what we believe is the best indicator of the overall health and trajectory of our subscription business transition because it captures the pace of our transition and is a forward-looking indicator of top line trends

Our compensation program should be flexible to account for the specific challenges facing the company and the company’s strategic initiatives at any given time while also maintaining a long-term focus on shareholder value and creation

•  Each year, the Compensation Committee reviews our variable cash compensation plan and performance-based equity awards granted to executive officers to ensure that they fit our strategic and operational initiatives and reflect feedback we receive from our shareholders

(1)

Includes 2020 base salary and target variable cash compensation, both in effect at the end of 2020, and the grant date fair value of equity compensation granted in 2020. Does not include the performance-based awards granted in April 2020 for retention purposes and that are included in the Summary Compensation Table, Grants of Plan-Based Awards Table and Outstanding Equity Awards at Year End Table as described herein.

(2)	Excludes Woong Joseph Kim, who joined Citrix as Executive Vice President of Engineering and Chief Technology Officer on December 1, 2020.
(3)

Performance-based compensation includes target variable cash compensation and the grant date fair value of performance-based restricted stock units granted in 2020, other than the performance-based awards granted in April 2020 for retention purposes. See Equity-based long-term incentives beginning on page 55.

(4)	At risk compensation includes target variable cash compensation and the grant date fair value of equity compensation that was granted in 2020, other than the April 2020 retention awards.

See Individual executive compensation decisions beginning on page 62 for further details regarding our Named Executive Officers’ compensation.

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Further, we engage in the following practices to ensure our executive compensation program achieves our objectives and is aligned with shareholders’ interests.

The elements of compensation that we use to accomplish our objectives, with the details of each for fiscal year 2020, are as follows:

Element	Component	Description
Base Salary	Cash	• Evaluated on an annual basis
Variable cash compensation	Cash	For 2020, variable cash compensation was based on: • 70% product and subscription bookings on an annual contract value (ACV) basis • 30% non-GAAP corporate operating expense
Long-term equity incentives	Performance-based restricted stock units (PRSUs)

•  Based on annualized recurring revenue (ARR) growth from January 1, 2020 to December 31, 2022

•  Cliff vest after a three-year period based on achievement of performance criteria

•  No vesting for performance below threshold and maximum vesting of 200%

	Time-based restricted stock units (TRSUs)	• Vests in three equal annual installments over a three-year period

We also provide benefits as part of our compensation program.

2021 Proxy Statement	45

How executive pay decisions are made

Compensation process and criteria

Evaluation process

The compensation packages for our executive officers are reviewed by our Compensation Committee and include an analysis of all elements of compensation separately and in the aggregate. In 2020, the Compensation Committee continued its engagement of Semler Brossy as its independent compensation consultant to assist with its oversight of executive compensation during the annual executive compensation cycle.

In addition, our legal, finance and human resources departments support the Compensation Committee in its work and act in accordance with the direction given to them to administer our compensation programs.

During early 2020, the Compensation Committee held meetings with management, our human resources department and representatives of Semler Brossy to:

•	review our compensation objectives;

•	evaluate and develop our executive compensation peer group;

•	review the actual and target compensation of our executive officers and compensation packages for new executive officers for consistency with our objectives;

•	analyze trends in executive compensation;

•

assess our variable cash compensation structure, as well as the plan components and mechanics, to ensure an appropriate correlation between pay and performance with resulting compensation opportunities that balance returns to the business and our shareholders (this included, among other things, modeling amounts payable under proposed plan structures against various scenarios);

•	assess our equity-based awards programs against our objectives of executive engagement, retention and alignment with shareholder interests;

•	review market analysis for our executive cash compensation and equity-based awards programs;

•	review recommendations for 2020 target direct compensation for appropriateness relative to our compensation objectives; and

•	review retention incentive levels for our executive officers to support our strategic and operational initiatives.

At several meetings throughout the first quarter of 2020, the Compensation Committee reviewed proposed compensation programs and packages for our executive officers for 2020, which were prepared by management working in conjunction with our human resources department and Semler Brossy and evaluated by our finance department for alignment with our corporate operating plan. In March 2020, the Compensation Committee approved the proposed 2020 executive variable cash compensation plan, which we refer to as the variable cash compensation plan. Also, in March 2020, the Compensation Committee approved individual compensation packages for our executive officers. Our Board of Directors approved the 2020 compensation of our President and Chief Executive Officer, upon the recommendation of the Compensation Committee.

In evaluating our 2020 executive compensation program in the first quarter of 2020, the Compensation Committee considered several factors when determining compensation packages for our executive officers as discussed elsewhere in the Compensation Discussion and Analysis section of this Proxy Statement, including the shareholder advisory (“say-on-pay”) vote on our Named Executive Officer compensation for 2018, which reflects our shareholders’ support for our executive officer compensation packages. The 2018 say-on-pay vote was approved by over 89% of the votes cast at our Annual Meeting of Shareholders held in June 2019, which was the most recent shareholder advisory vote on executive compensation available to the Compensation Committee at the time.

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Evaluation criteria

In determining the amount and mix of the target compensation elements, the Compensation Committee relies upon its judgment regarding the scope and strategic impact of each individual executive officer’s role. In setting final compensation targets for our executive officers in 2020, the Compensation Committee considered many factors, including:

•	the performance and experience of each individual;

•	the scope and strategic impact of the executive officer’s role;

•	our past business and financial performance and future expectations;

•	our long-term goals and strategies;

•	difficulty in, and the cost of, replacing high performing leaders with in-demand skills;

•	past compensation levels of each individual and of our executive officers as a group;

•	relative levels of compensation among our executive officers;

•	the amount of each compensation component in the context of the executive officer’s target total compensation and other benefits;

•	the retention levels and holding power for each of our executive officers based on outstanding equity awards and recommended equity awards;

•	for each executive officer, other than our President and Chief Executive Officer, the evaluation and recommendation of our President and Chief Executive Officer;

•	for our President and Chief Executive Officer, the evaluation of our Board of Directors, a self-evaluation by our President and Chief Executive Officer and feedback from his direct reports; and

•	the competitiveness of the compensation packages relative to the selected market data as highlighted by the independent compensation consultant’s analysis.

President and Chief Executive Officer evaluation

As discussed above, one of the factors the Compensation Committee considers when determining compensation targets for our President and Chief Executive Officer is the performance evaluation of our President and Chief Executive Officer. Our President and Chief Executive Officer completes a self-evaluation, and our Board of Directors and each of our President and Chief Executive Officer’s direct reports provides written feedback assessing our President and Chief Executive Officer’s contributions to our company. Aligned with the objectives of our multi-year transition to a cloud-based subscription business and the importance of fostering an innovative, collaborative and inclusive culture, our President and Chief Executive Officer’s performance for 2019 was evaluated on the following:

•	drives and ensures financial results;

•	establishes near-term and long-term strategy with employee engagement that drives the needs of customers, partners and shareholders;

•	leads and inspires the organization, ensures Citrix employees live our core values, and drives a diverse and inclusive culture;

•	builds effective external stakeholder relationships; and

•	drives a collaborative relationship with our Board of Directors.

The Compensation Committee considered our President and Chief Executive Officer’s evaluation results for 2019 in a holistic manner, in addition to other factors, including those listed above under the section titled Evaluation criteria, when setting our President and Chief Executive Officer’s amount and mix of target compensation for 2020.

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Role of the independent compensation consultant

During 2020, Semler Brossy reported directly to the Compensation Committee for purposes of advising the Compensation Committee on executive compensation matters. The Compensation Committee provided Semler Brossy with preliminary instructions regarding the goals of our compensation program and the parameters of the competitive review of executive officer total direct compensation packages to be conducted by Semler Brossy. Semler Brossy was instructed to review and provide guidance on our peer group development. Semler Brossy was then instructed to provide a market analysis of all components of compensation for all executive officer positions, including base salary, target total cash (base salary plus target variable cash compensation) and equity-based long-term incentive awards. The Compensation Committee also instructed Semler Brossy to review the public disclosure by our peer companies concerning their executive compensation practices and to review our internal compensation model and guidelines and compare them to our peer companies and to our actual compensation practices.

During the first quarter of 2020, Semler Brossy attended meetings of the Compensation Committee, both with and without members of management present, and interacted with members of our human resources department with respect to its assessment of the compensation packages of our executive officers. Once Semler Brossy, working in conjunction with our human resources department, completed its preliminary analysis of our executive officer compensation, their analysis was presented to the Compensation Committee, which was discussed at the Compensation Committee’s March 2020 meeting.

Similarly, the Compensation Committee provided Semler Brossy with instructions regarding compensation packages for new and promoted executive officers during 2020, as well as retention and incentive programs to support our strategic and operational initiatives. Semler Brossy was instructed to provide a market analysis of the relevant compensation components for these items and also advise the Compensation Committee on market practices in similar circumstances. Semler Brossy attended meetings of the Compensation Committee, with executive sessions being held at most meetings, and interacted with members of our human resources, legal and finance departments with respect to certain of these matters.

Independence of compensation consultant

In connection with Semler Brossy’s continued appointment in 2020, the Compensation Committee evaluated Semler Brossy’s independence and considered our policy on independence of the Compensation Committee’s consultant and other advisers, contained in our Corporate Governance Guidelines and the Compensation Committee’s charter. The Compensation Committee also considered the six independence factors as required by Nasdaq and the SEC, which are specified in the following table. After analyzing each of these factors indicated in the following table, information provided by Semler Brossy, and our policy on independence relative to Semler Brossy’s engagement, the Compensation Committee concluded that Semler Brossy is independent and that there were no conflicts of interest.

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Independence factor	Information considered

Other services provided to Citrix by Semler Brossy	None

Citrix fees received by Semler Brossy, as a percentage of Semler Brossy’s total revenue	Modest and represents less than 2% of Semler Brossy’s total revenue

Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest	Semler Brossy maintains a number of internal mechanisms and policies designed to prevent conflicts of interest

Business or personal relationships between the Compensation Committee’s individual compensation adviser and members of the Compensation Committee	The Compensation Committee’s individual compensation adviser has no direct business or personal relationships with any member of the Compensation Committee. Semler Brossy has provided consulting services to one company that is affiliated with members of the Compensation Committee

Citrix stock owned by the Compensation Committee’s individual compensation adviser	The Compensation Committee’s individual compensation adviser does not directly own any Citrix stock, and the practice is prohibited under Semler Brossy’s policies

Business or personal relationships between the Compensation Committee’s individual compensation adviser, or Semler Brossy, with a Citrix executive officer	No compensation adviser to Citrix has any other relationships to the Compensation Committee or Citrix executive officers

Our use of market and peer group analysis

Each year, we conduct a competitive analysis of the compensation paid to our executive officers and review the compensation practices of our peer group. As in prior years, the analysis for 2020 measured our compensation opportunities for executive officers against information from the following sources:

•

independent, commercially available surveys on executive compensation within the software industry, tailored to reflect our relative market capitalization and revenue, including the Radford Global Technology Survey and the Radford Global Sales Survey; and

•

market analysis prepared by Semler Brossy using commercially available survey data and information from publicly filed reports from a group of peer technology companies, or the peer group, specifically identified by the Compensation Committee.

Each year, we evaluate the composition of our peer group and adjust the composition of our peer group for factors such as recent acquisitions of peer companies, new markets that we have entered or changes in the technology market landscape. For 2020, with assistance from Semler Brossy, we again focused on developing a peer group to address the dynamics in the markets for talent in which we compete. Based on this assessment, in the third quarter of 2019, our Compensation Committee revised our compensation peer group for 2020 to include Open Text Corporation and PTC Inc., which each have an increased focus on subscription-based revenue and are appropriate from a size and scope perspective, and to remove CA, Inc. and Red Hat, Inc., which each have been acquired. Our peer group includes:

•	publicly-traded companies that represent an appropriate range from a size and scope perspective;

•	innovative companies that operate in virtualization, cloud, Software-as-a-Service and networking markets; and

•	companies with whom we compete for talent.

2021 Proxy Statement	49

We believe that our peer group continues to be aligned with our strategic vision and positions us to attract, retain and engage high performing leaders. Moreover, our peer group, with its inclusion of a full array of companies with whom we compete for talent, maintains Citrix’s position at approximately the group median across revenue and other key financial metrics we view as important in selecting a peer group. The table below lists the companies in our 2020 peer group indicating the peers with whom we regularly compete for executive, managerial and technical talent. We believe that our 2020 peer group is composed of innovative, software-focused businesses operating on a global scale, like Citrix, and are the companies with whom we look to align our executive compensation practices.

Trademarks are property of their respective owners.

(1)

Fiscal year end data presented in the table is for fiscal year ending in 2020, other than Autodesk, Inc., VMware, Inc, and Workday, Inc. each of whose fiscal year end data is for its fiscal year ended in January 2021.

We use peer group analysis as one of several factors that inform our judgment of appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. Our executive compensation decisions are made on a case-by-case basis, and market analysis is just one consideration within our holistic approach to executive compensation. Based on a regular review of our peer group, in September 2020 in connection with discussions regarding 2021 compensation, our Compensation Committee, after consultation with Semler Brossy determined to make no changes to the peer group for fiscal year 2021.

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Components of compensation

Commitment to performance-based cash and equity compensation

Our key executive compensation guiding principle continues to be closely aligning the compensation of our executive officers with the creation of long-term value for our shareholders by tying a significant portion of target total direct compensation opportunity to our performance. The following pie charts show the 2020 target total direct compensation mix for our President and Chief Executive Officer, Mr. Henshall, and the average target total direct compensation mix for our other Named Executive Officers, other than Mr. Kim, who joined Citrix as Executive Vice President of Engineering and Chief Technology Officer on December 1, 2020. For 2020, our President and Chief Executive Officer’s target total direct compensation was 67% performance-based and 94% at risk as shown below. Also as shown below, approximately 65% of the target total direct compensation of our other Named Executive Officers, on average, was performance-based and 91% was at risk. We consider compensation to be “at risk” if vesting or payout is subject to achievement of performance targets or the value received is dependent on our stock price.

(1)

Target total direct compensation includes: (a) 2020 base salary in effect at the end of fiscal year 2020, (b) target 2020 annual variable cash compensation in effect at the end of fiscal year 2020, and (c) grant date fair value of TRSUs and PRSUs granted during fiscal year 2020 as part of the annual compensation cycle. Does not include the performance-based awards granted in April 2020 for retention purposes that were granted in connection with the February 2019 performance-based awards that were forfeited by executives in January 2020 that are included in the Summary Compensation Table, Grants of Plan-Based Awards Table and Outstanding Equity Awards at Year End Table as described herein.

(2)	Excludes Woong Joseph Kim, who joined Citrix as Executive Vice President of Engineering and Chief Technology Officer on December 1, 2020.

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Base salary

Salary levels for our executive officers are based on several factors, including individual performance and experience, the scope of the role and competitive ranges informed by compensation data reported for similar roles at companies in our peer group.

In 2020, based on the objectives of our executive compensation program, our evaluation criteria for individual performance, Citrix’s overall performance and other factors described above, the base salaries of our Named Executive Officers as noted below became effective April 1, 2020, unless otherwise indicated:

	2019 base salary ($)	2020 base salary ($)	Increase/ decrease (%)
David J. Henshall President and Chief Executive Officer	1,000,000	1,000,000	—
Arlen R. Shenkman Executive Vice President and Chief Financial Officer	575,000	575,000	—
Antonio G. Gomes Executive Vice President, Chief Legal Officer and Secretary	500,000	500,000	—
Paul J. Hough Executive Vice President and Chief Product Officer	500,000	513,000	2.6
Woong Joseph Kim(1) Executive Vice President of Engineering and Chief Technology Officer	—	500,000	—

(1)	Mr. Kim joined Citrix effective December 1, 2020.

Variable cash compensation

Our Compensation Committee oversees our variable cash compensation plan, with administrative tasks delegated to the leadership team. We believe that for an annual cash compensation plan to be effective, it should be easy to understand. Accordingly, we use a limited number of financial targets that focus our executive officers on the key metrics underlying our strategic plan and align performance pay strictly with financial results.

Over the past ten years, our variable cash compensation plan has paid between 58.8% and 170.9% and has paid above 100% four times, as shown below:

As discussed below, we tailor our variable cash compensation plan to our strategic and business objectives and our results vary based on achievement of those objectives. The Compensation Committee and our Board of Directors retain the discretion to decrease or increase payout of our variable cash compensation plan to account for extraordinary circumstances and to balance the interests of the plan participants with the interests of our shareholders. Over the ten years summarized in the graph above, we did not apply discretion to increase or decrease plan payouts, and no bonuses or awards were granted to make-up for forfeited variable cash awards.

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Target total cash compensation

For 2020, our compensation evaluation processes during our annual cycle and in connection with any promotions or executive hires during the year resulted in target awards for our Named Executive Officers under our variable cash compensation plan that ranged from 90% to 150% of base salary, based on the factors discussed above.

Our Named Executive Officer compensation packages had the following target cash compensation in 2020, with the target variable cash portion expressed both as a percentage of base salary and in dollars. The base salaries and target variable cash percentage of our Named Executive Officers included in the table below reflect the increased base salaries and any increases in variable cash percentage, effective April 1, 2020, unless otherwise indicated below:

		Target variable cash
Name	Base salary ($)	As a % of base salary	Target variable cash amount ($)	Total ($)
David J. Henshall
President and Chief Executive Officer	1,000,000	150%	1,500,000	2,500,000
Arlen R. Shenkman
Executive Vice President and Chief Financial Officer	575,000	100%	575,000	1,150,000
Antonio G. Gomes
Executive Vice President, Chief Legal Officer and Secretary	500,000	90%	450,000	950,000
Paul J. Hough
Executive Vice President and Chief Product Officer	513,000	90%	461,700	974,700
Woong Joseph Kim
Executive Vice President of Engineering and Chief Technology Officer(1)	500,000	90%	450,000	950,000

(1)	Mr. Kim joined Citrix on December 1, 2020.

2020 variable cash compensation plan

For 2020, each executive officer’s variable cash compensation plan award was based 100% on the achievement of financial targets established by the Compensation Committee. For 2020, as discussed below, our Compensation Committee determined to align achievement with product and subscription bookings on an annual contract value (ACV) basis (excluding cloud renewals and ACV bookings acquired in merger and acquisition activity) and non-GAAP corporate operating expense.

To ensure the integrity of our operating plan, and to safeguard shareholder value, the payout levels under our variable cash compensation plan are designed to motivate performance that meets or exceeds our financial plan objectives. Our program is designed to provide incentives to our executive officers aligned to our business strategy and our financial performance.

We rigorously test our plan design to ensure that the structure and possible outcomes do not incentivize our executive officers to take unnecessary or excessive risks that could negatively impact the company’s long-term value.

During 2020, we focused heavily on new growth to drive long-term value creation. This is reflected in our 2020 executive variable cash compensation plan that applies a 70% weighting to product and subscription bookings on an annual contract value (ACV) basis (excluding cloud renewals and ACV bookings acquired in merger and acquisition activity). ACV is an operating metric, which represents the annualized value of a customer contract. There were no ACV bookings as a result of merger and acquisition activity during 2020. Cloud renewals occur when a customer of our cloud-based solutions reaches the end of their contract term and elects to continue consuming the service of our cloud-based solutions by renewing their contract.

We also focused on expense management, reflected by a 30% weighting on non-GAAP corporate operating expense excluding any transaction costs and expenses in connection with merger and acquisition activity. Our Compensation Committee moved from non-GAAP operating margin in the 2020 variable cash compensation plan, which was used in prior years, to focus on a metric that is controllable by all employees and incentivizes employees to reduce corporate operating expense.

2021 Proxy Statement	53

Our variable cash compensation plan provided for a premium in the event of overachievement of targets, capped at 200% of the target payout amount, and a reduction in the event of underachievement of targets, depending on actual results. The following chart shows the maximum performance amounts that would have resulted in a payout of 200% of the target amount, the performance amounts that would have resulted in a payout of 100% of the target amount and the minimum performance requirements that needed to be met before any award could be earned.

	Weighting	Minimum performance (0% payout)	Target performance (100% payout)	Maximum performance (200% payout)
Product and subscription bookings (ACV) (excluding cloud renewals)	70%	$760 million	$886 million	$913 million
Non-GAAP corporate operating expense	30%	$1,893 million	$1,762 million	$1,705 million

When actual performance falls between the threshold and the target performance levels or between the target and maximum performance levels, payouts are calculated using a graduated slope. This payout structure recognizes that, in a business of this scale, while overachievement merits a greater reward, any underachievement should result in a reduced award.

Determination of awards

Early in the first quarter of 2021, our finance team reviewed and approved the calculations of financial target attainment levels, which were based on and consistent with our publicly reported financial results for 2020, and the 2020 award amounts payable to executive officers that were generated by members of our human resources department in accordance with the terms of our variable cash compensation plan. At meetings held in January 2021, our Compensation Committee approved (or, in the case of our President and Chief Executive Officer, recommended to the Board of Directors for approval) the payouts to our executive officers under our 2020 variable cash compensation plan. As in the past, we did not adjust the resulting payouts under our variable cash compensation plan for 2020.

The results of the 2020 variable cash compensation plan resulted in a total weighted payout of 161.16%, based on the achievement of the metrics as described below.

	Target	Actual	Attainment	Payout (pre-weighting)	Weighting	Weighted payout
	(amounts are approximate due to rounding)
Product and subscription bookings (ACV) (excluding cloud renewals)	$886 million	$1,021 million	115.21%	200%	70%	140.00%
Non-GAAP corporate operating expense	$1,762 million	$1,820 million	96.82%	71%	30%	21.16%
Total weighted payout %						161.16%

Consistent with the way we calculate and publicly report our financial results, the financial targets and attainment levels for corporate operating expense are adjusted to exclude certain GAAP measurements in accordance with Citrix’s past practices, including amortization of intangible assets primarily related to business combinations, non-cash charges associated with the expensing of equity-based compensation, charges or benefits related to patent litigation, charges related to restructuring programs, charges related to separation activities, the tax effects related to these items and any other items adjusted from our GAAP results in Citrix’s reported earnings as approved by our Audit Committee. There were no transaction costs and expenses excluded in connection with merger and acquisition activity in fiscal year 2020.

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The table below summarizes the payments approved by our Compensation Committee (or, in the case of our President and Chief Executive Officer, approved by the Board of Directors) under our variable cash compensation plan compared to each executive officer’s target award for 2020. Each Named Executive Officer listed below received 161.16% of his target award for 2020, except as noted.

	Target variable cash compensation award ($)(1)	Actual variable cash compensation award paid ($)	Percentage of target award paid (%)
David J. Henshall
President and Chief Executive Officer	1,500,000	2,417,400	161.16
Arlen R. Shenkman
Executive Vice President and Chief Financial Officer	575,000	926,670	161.16
Antonio G. Gomes
Executive Vice President, Chief Legal Officer and Secretary	450,000	725,220	161.16
Paul J. Hough
Executive Vice President and Chief Product Officer	458,791	739,388	161.16
Woong Joseph Kim(2)
Executive Vice President of Engineering and Chief Technology Officer	38,115	61,426	161.16

(1)

All target variable cash compensation awards are pro-rated to reflect changes in compensation during 2020, if applicable, and are based on the actual base salary paid to the Named Executive Officer in 2020.

(2)

Mr. Kim’s target variable cash compensation and his actual variable cash compensation award are pro-rated to reflect less than a full year of service. Mr. Kim joined Citrix as Executive Vice President of Engineering and Chief Technology Officer as of December 1, 2020.

ESG component added to 2021 variable cash compensation plan

Each year, the Compensation Committee reviews our variable cash compensation plan to ensure that it fits our strategic and operational initiatives and to reflect feedback we receive from our shareholders. For 2021, the Compensation Committee introduced an operational metrics-focused modifier to our variable cash compensation plan intended to further focus our executive officers on our multi-year initiatives related to sustainability and diversity, inclusion and belonging. These initiatives are designed, among other things, to:

•	Reduce our greenhouse gases (GHGs) by 30% by 2030 (from a baseline level in 2019);

•	Decrease our carbon intensity per unit of revenue by 50% by 2030 (from a baseline level in 2019);

•	Achieve a diverse workforce made up of 45% underrepresented groups(1) globally by the end of 2025; and

•	Sustain our strong year-over-year engagement and inclusivity scores and pay equity ratios.

The modifier could result in up to a 10% increase or decrease in our executive officers’ variable cash compensation for 2021 based on the Compensation Committee’s assessment of our progress toward sustainability goals (including those related to implementation of an environmental management process, remote work opportunities, and solar panel installations) and diversity, inclusion and belonging goals (including those related to diversity in our workforce, employee engagement and inclusivity, and pay equity) established by our Compensation Committee.

Details regarding our 2021 variable cash compensation plan will be included in the Proxy Statement for our 2022 Annual Meeting of Shareholders.

Equity-based long-term incentives

The purpose of our equity-based long-term incentives is to attract, retain and engage high performing leaders, further align employee and shareholder interests, and continue to closely link executive compensation with company performance. Our equity-based long-term incentive program is an essential component of the total compensation package offered to our executive officers, reflecting the importance that we place on motivating and rewarding superior results with long-term and performance-based incentives.

(1)	Includes woman on a global basis and African-American/Black, Asian/Pacific Islander, American Indian/Alaskan Native and Latino in the U.S.

2021 Proxy Statement	55

Approach to equity-based awards

Since 2017, our annual equity grant program for executives has consisted entirely of restricted stock units. Our portfolio of equity awards granted to executive officers on an annual basis has been a mix of just two equity elements, at least half of which has been tied to long-term performance.

Our Compensation Committee regularly reviews our equity compensation program. Based on feedback from our shareholders and with the assistance and guidance of its independent compensation consultant, our Compensation Committee has for the past several years approved awards with an operating metric for our performance-based restricted stock units that incentivize our executives to achieve a financial goal that is directly tied to our multi-year business transition that is described further below. Further, beginning in 2019 for our President and Chief Executive Officer, and in 2020 for our other executive officers, at least 60% of the equity awards granted to executive officers as part of our annual grant cycle is tied to long-term performance operating metrics to continue to shift a greater proportion of executive officer compensation to performance-based compensation.

The exclusive use of restricted stock units, rather than stock options or other equity awards, granted to our executive officers furthers our goals of reducing dilution, burn rate and overhang by reducing the number of shares of our common stock subject to equity-based awards while continuing to provide incentives for our high performers to remain with us and continue to perform at a high level. Also, the inclusion of performance-based restricted stock units based on the achievement of an operational metric that is directly tied to our multi-year business transition is designed to drive success of our transition and be a driver of value creation for our shareholders.

Equity-based award grant levels

When establishing equity-based award grant levels for our executive officers, our Compensation Committee considers the existing value of unvested equity-based awards held by the executive officers relative to each other and to our employees as a whole, previous grants of equity-based awards to our executive officers, our overhang and targeted burn rates for equity-based awards, and the vesting schedules of previously granted equity-based awards, as well as the various other factors described above. In addition, our Compensation Committee considers the market competitive value of an executive officer’s role leveraging current market analysis information as previously described, the relative level of impact the executive officer has or is expected to have on company performance, and the current and prospective performance of the executive officer in his or her role. During each annual compensation cycle, our Compensation Committee meets during the first quarter to review these factors for each of our executive officers and discusses proposed annual compensation, including equity-based award grant levels, with the Compensation Committee’s independent compensation consultant. Based on the reviewed factors, including market analysis compensation data, an assessment of the executive’s performance, and retention priorities, our Compensation Committee determines a targeted economic value for equity-based awards to be granted to each executive officer and approves a dollar value for such awards. The Compensation Committee also reviews the approximate number of Citrix shares expected to be granted as part of the annual compensation cycle to manage to our burn rate. At the time of grant, the approved dollar value for each executive officer is converted into a number of Citrix shares using the 20-day trailing average price of Citrix common stock to ensure executive officers are being granted equity awards that represent the previously-approved economic value based on Citrix’s current stock price.

For equity-based promotion and new-hire awards, the Compensation Committee also considers market practices for such awards and the difficulty in recruiting high performing leaders with in-demand skills.

Adjustments to outstanding equity awards in connection with our quarterly dividend

In connection with our payment of a cash dividend in each quarter of 2020, we adjusted the number of our unvested outstanding restricted stock units to provide each holder thereof with additional restricted stock units reflecting the value of such dividend. The number of additional restricted stock units was determined by dividing (1) the product obtained by multiplying the cash dividend per share declared by our Board by the number of unvested restricted stock units, by (2) the closing price of Citrix common stock on the dividend payment date. These additional restricted stock units are subject to the same conditions regarding vesting and settlement as the underlying restricted stock units to which they relate. The value of these additional restricted stock units is reflected in the “All other compensation” column of the Summary Compensation Table, and the number of such additional restricted stock units is reflected in the Outstanding Equity Awards at Year End Table. Upon the final vesting date, any fractional unit will be rounded up to a whole share.

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Restricted stock unit awards

Pursuant to the Second Amended and Restated 2014 Plan, we may grant executive officers various types of awards, including market performance-based restricted stock units, performance-based restricted stock units, and time-based restricted stock units. Once vested, each restricted stock unit represents the right to receive one share of our common stock.

Achievement of 2018 performance-based awards based on 2020 performance

As disclosed in our Proxy Statement for our 2019 Annual Meeting of Shareholders, our Compensation Committee tied vesting of our annual 2018 performance-based restricted stock units to subscription bookings as a percentage of total product and subscription bookings (excluding transition and trade-up bookings) measured from January 1, 2020 to December 31, 2020. Our executive officers received these performance-based restricted stock units having this performance metric in March 2018 as part of our annual grant cycle.

Our Compensation Committee determined to tie vesting of these performance-based restricted stock unit awards to subscription bookings as a percentage of total product and subscription bookings (excluding transition and trade-up bookings) to further incentivize our executives to achieve this financial goal that was directly tied to the multi-year business transition strategy at the time, which we reviewed with our shareholders in October 2017 and January 2018. The acceleration of moving our bookings mix significantly towards ratable subscriptions (that is, subscription bookings as a percentage of total product and subscription bookings) was a key indicator of our success in transitioning to a subscription business. The Compensation Committee set performance goals at definitive, rigorous and objective levels so as to require significant effort and achievement by our executive team. Specifically, the Compensation Committee set the payout curve for these performance-based awards to provide a maximum payout for subscription bookings as a percentage of product bookings that would exceed our internal operating plan.

The payout curve for the portion of these performance-based awards was as follows (utilizing straight-line interpolation between percentages):

Subscription bookings as a percentage of total product and subscription bookings	Percentage of target award vested
30% (threshold)	0%
60% (target)	100%
90% (maximum)	200%

No restricted stock units would vest if subscription bookings as a percentage of total product and subscription bookings was less than the threshold. For this purpose, “subscription bookings as a percentage of total product and subscription bookings” was calculated as Citrix’s total term, cloud (SaaS), hybrid-cloud and Citrix Service Provider product subscription bookings or any other product bookings from subscription offerings, including subscription renewals, expansions, extensions, upgrades, updates, initial and add-on or multiple year terms of any of the foregoing, but excluding transition and trade-up bookings, over Citrix’s total product and subscription bookings, excluding transition and trade-up bookings, in each case excluding ShareFile SMB bookings, measured as of the last fiscal year of the performance period (fiscal year 2020).

Early in the first quarter of 2021, our finance team reviewed and approved the calculations of financial target attainment levels. At a meeting held in January 2021, our Compensation Committee approved the payouts to our executive officers, and the Board of Directors with respect to our President and Chief Executive Officer, under our 2018 performance-based awards and determined that we achieved subscription bookings as a percentage of total product and subscription bookings (excluding transition and trade-up bookings) of 70.8%, resulting in a payout of 135.9% based on the payout curve described above.

Retention performance-based awards granted to align with accelerated transformation

In February 2019, in addition to our annual equity grant program, Mr. Henshall and certain of our other executive officers were awarded performance-based restricted stock units to promote retention of our leadership team and drive the achievement of company operational goals. These performance-based restricted stock units were granted

2021 Proxy Statement	57

with a free cash flow per share year-over-year growth metric measured over a performance period ending on December 31, 2020. We refer to such awards as the “February 2019 Awards.”

The Compensation Committee carefully monitored the February 2019 Awards through the course of 2019. During the second quarter of 2019 and as discussed in our earnings announcement in July 2019, we gained significant momentum in our business transition to a cloud-based subscription business. Given this increased momentum, we had a unique opportunity to drive our transition at an accelerated pace, which would advance long-term value creation for shareholders. Since the announcement in July 2019 of our decision to accelerate our subscription transition, our stock price increased nearly 41% through April 6, 2021, which is our record date for the 2021 Annual Meeting.

Given the accelerated pace of the transition, in the third quarter of 2019, the Compensation Committee recognized that the February 2019 Awards were no longer aligned with our go-forward business strategy. At that point in our transition, free cash flow decreased in the short-term when subscription bookings accelerated. As a result, the free cash flow per share year-over-year growth metric that had been set in early 2019 no longer aligned our executive leadership with, nor incentivized execution of, the strategic business decisions made by our Board of Directors and management coming out of the second quarter of 2019.

As a result, the Compensation Committee asked our executive officers to forfeit their February 2019 Awards so that a better aligned performance-based award could be put in place — one that would incentivize our executive officers to drive our strategy and the transition to a subscription-based business. The forfeiture of the February 2019 Awards occurred in January 2020 and totaled $12.2 million, including restricted stock units earned as a result of the payment of our quarterly cash dividend, at the time of forfeiture.

In April 2020, Mr. Henshall and the executive officers who had previously received and subsequently forfeited the February 2019 Awards were granted performance-based awards that the Compensation Committee viewed as aligned with our business transition and strategy. We refer to these awards as the “April 2020 Awards.”

The Compensation Committee determined annualized recurring revenue (ARR) growth to be the metric most aligned with our business transition and strategy at the time. As we have discussed in our earnings announcements beginning in the second quarter of 2019, we believe ARR is the best indicator of the overall health and trajectory of our business because it captures the pace of our transition and is a forward-looking indicator of top line trends.

To ensure that the performance period is aligned with our long-term strategy and to incentivize executives over a longer period, the Compensation Committee granted the April 2020 Awards with a performance period ending at the end of fiscal year 2021 rather than the original performance period of the February 2019 Awards, which had a performance period ending in 2020. The Committee determined to cap performance of the April 2020 Awards at 125% to limit the degree of overachievement so as to prevent excessive compensation even if we dramatically outperform our goals.

The Compensation Committee further decided that because the February 2019 Awards would have vested at the end of 2020, the Committee implemented an interim performance period for the April 2020 Awards based on ARR growth over 2020. The Compensation Committee determined that 50% of the April 2020 Awards would be eligible to vest following an interim one-year performance period and 50% would be eligible to vest at the end of the full two-year performance period. The interim performance period payout was also capped at 125%.

The interim payout curve for these performance-based awards that could be earned at the end of the one-year interim performance period based on annual ARR growth is as follows (utilizing straight-line interpolation between percentages).

Annualized recurring revenue growth %	Percentage of interim target award vested
32% (threshold)	75%
34% (target)	100%
36% (maximum)	125%

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No restricted stock units would have vested following the interim payout period if ARR growth had been less than the threshold. For this purpose, ARR growth was calculated using an annual growth formula with ARR representing the contracted recurring value for all term subscriptions normalized to a one-year period as reported in Citrix’s quarterly earnings releases.

Early in the first quarter of 2021, our finance team reviewed and approved the calculations of financial target attainment levels. At meetings held in January 2021, our Compensation Committee approved the interim payouts to our executive officers under the April 2020 Awards and determined that we achieved ARR growth of 62.1%, resulting in an interim payout of 125% based on the payout curve described above. This payout was applied to the first 50% of the awards. This significant overachievement during the interim one-year period was due to Subscription ARR growth driven by increased customer demand for our subscription offerings for Citrix Workspace and pooled capacity App Delivery and Security offerings, and our decision to end broad availability of perpetual Citrix Workspace licenses during the third quarter of 2020.

The remaining 50% of these performance-based awards may be earned at the end of the two-year performance period based on compounded ARR growth as follows (utilizing straight-line interpolation between percentages).

Annualized recurring revenue growth %(1)	Percentage of target award vested
Threshold (94% of target)	75%
Target	100%
Maximum (106% of target)	125%

(1)

Disclosing ARR growth targets for future periods would cause competitive harm without adding meaningfully to the understanding of our business. Disclosing such metrics would reveal specifics regarding our transition to a cloud-based subscription business that a competitor may use against us. However, like performance targets for all metrics, the Compensation Committee sets performance goals at definitive, rigorous and objective levels so as to require significant effort and achievement by our executive team. We will disclose these metrics and actual achievement against these metrics at the end of the performance period once performance has been determined.

None of the remaining restricted stock units will vest if compounded ARR growth is less than the threshold. For this purpose, ARR growth is calculated using a compounded annual growth formula with ARR representing the contracted recurring value for all term subscriptions normalized to a one-year period as reported in Citrix’s quarterly earnings releases.

2020 performance-based awards

When designing the 2020 performance-based awards to be granted to our executive officers in April 2020 as part of our annual grant cycle, our Compensation Committee considered the following objectives:

•	providing an incentive that has clear performance measures;

•	directly aligning performance-based awards to our multi-year business transition strategy to a cloud-based subscription business; and

•	responding to shareholder feedback.

To achieve the objectives described above, our Compensation Committee tied vesting of the 2020 performance-based restricted stock units awarded in April 2020 to ARR growth measured over the performance period of January 1, 2020 to December 31, 2022. Our Compensation Committee determined to award performance-based restricted stock units tied to this operational metric to further incentivize our executives to achieve this financial goal that is directly tied to our multi-year business transition strategy. At the beginning of 2020 when the Compensation Committee set the metrics for the 2020 performance-based restricted stock units, like the April 2020 Awards, the Compensation Committee determined annualized recurring revenue (ARR) growth to be the metric most aligned with our business transition and strategy at the time and a key indicator of the success of our strategy.

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The payout curve for these performance-based awards that may be earned at the end of the performance period based on compounded ARR growth is as follows (utilizing straight-line interpolation between percentages).

Annualized recurring revenue growth %(1)	Percentage of target award vested
Threshold (83% of target)	50%
Target	100%
Maximum (117% of target)	200%

(1)

Disclosing ARR growth targets for future periods would cause competitive harm without adding meaningfully to the understanding of our business. Disclosing such metrics would reveal specifics regarding our transition to a cloud-based subscription business that a competitor may use against us. However, like performance targets for all metrics, the Compensation Committee set performance goals at definitive, rigorous and objective levels so as to require significant effort and achievement by our executive team. Specifically, the Compensation Committee set the payout curve for these performance-based awards to provide a maximum payout for ARR growth that would exceed our internal operating plan. We will disclose these metrics and actual achievement against these metrics at the end of the performance period once performance has been determined.

No restricted stock units will vest if ARR growth is less than the threshold. For this purpose, ARR growth is calculated using a compound annual growth formula with ARR representing the contracted recurring value for all term subscriptions normalized to a one-year period as reported in Citrix’s quarterly earnings releases.

These performance-based awards are intended to ensure that a meaningful share of our executives’ equity compensation is contingent upon a successful transition to a cloud-based subscription business. The restricted stock units underlying these awards cliff vest after a three-year period based on the performance of Citrix over the performance period, with no opportunity for any interim period payout.

Our executive officers received these performance-based restricted stock units having this performance metric in April 2020 as part of our annual grant cycle.

2020 time-based awards

Consistent with our past practice, in April 2020, we also entered into restricted stock unit agreements with our executive officers with respect to time-based restricted stock unit awards that were not subject to performance criteria and that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement. These restricted stock unit awards represented 40% of the equity grants under the annual equity grant program for our executive officers, including our President and Chief Executive Officer.

Vesting of these time-based restricted stock units is subject to the continued employment of the executive officer with Citrix through the applicable vesting date.

The equity-based awards indicated in the table below that were granted as part of our annual equity award program reflect an equity portfolio mix with respect to such annual awards for our Named Executive Officers, including our President and Chief Executive Officer, of 60% performance-based and 40% time-based restricted stock units. The table below includes the April 2020 Awards, as applicable. In addition, Mr. Kim received a grant of time-based restricted stock units upon joining the company. For further details regarding these equity awards, see Individual executive compensation decisions beginning on page 62.

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The following tables summarize our 2020 equity-based awards granted to our Named Executive Officers, including the total targeted economic value approved by the Compensation Committee for each executive. The first table summarizes our annual equity-based awards and the second table summarizes the retention performance-based restricted stock units as described above.

Name and principal position	Total targeted economic value of annual restricted stock unit awards($)	Time-based restricted stock units granted	Target performance-based restricted stock units granted
David J. Henshall
President and Chief Executive Officer	10,500,000	33,779	50,668
Arlen R. Shenkman
Executive Vice President and Chief Financial Officer	3,850,000	12,386	18,579
Antonio G. Gomes
Executive Vice President, Chief Legal Officer and Secretary	3,250,000	10,456	15,683
Paul J. Hough
Executive Vice President and Chief Product Officer	3,200,000	10,295	15,442
Woong Joseph Kim(1)
Executive Vice President of Engineering and Chief Technology Officer	8,000,000	67,154	—

(1)

In connection with joining Citrix on December 1, 2020, Mr. Kim was granted a new-hire equity award on December 1, 2020 with a value of $8,000,000 consisting of 67,154 time-based restricted stock units that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement.

Name and principal position	Total targeted economic value of retention restricted stock unit awards($)	Target performance-based restricted stock units granted
David J. Henshall
President and Chief Executive Officer	2,400,000	18,696
Antonio G. Gomes
Executive Vice President, Chief Legal Officer and Secretary	1,850,000	14,412
Paul J. Hough
Executive Vice President and Chief Product Officer	1,850,000	14,412

Benefits

Our executive officers participate in our broad-based employee benefit plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid by executive officers under these plans. We offer a stock purchase plan, under which our employees may purchase shares of our common stock at a 15% discount from the fair market value of our common stock on the first or last business day of the purchase period, whichever is lower (determined by reference to the closing price of our common stock on each such date). Further, we offer a 401(k) plan that includes a Roth feature. The 401(k) plan allows our employees to invest in a wide array of funds and provides for matching contributions by our company. We also maintain insurance and other benefit plans for our employees. Our executive officers receive higher life, accidental death and dismemberment and disability insurance benefits than other employees, which reflects industry standards and their relative base salary levels. Our executive officers also receive reimbursement for annual health physicals, are eligible for relocation assistance upon joining our company and have access to financial counseling and tax services benefits. Our executive officers are eligible to participate in our charitable matching gifts program pursuant to which we match donations made to qualifying tax-exempt 501(c)(3) charitable and non-governmental organizations on a one-for-one basis. We match up to $20,000 per year for executives under this program. During 2020, we did not offer any non-qualified deferred compensation plans or supplemental retirement plans to our executive officers. For more information, please refer to the Summary Compensation Table and the Nonqualified Deferred Compensation Table below. We have always limited the perquisites that are generally made available to our executive officers.

2021 Proxy Statement	61

Individual executive compensation decisions

Next, we discuss how we apply the policies and practices described above and the resulting compensation paid or awarded to each of our Named Executive Officers for the year ended December  31, 2020 as set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

President and Chief Executive Officer compensation

Chief Executive Officer compensation

Our President and Chief Executive Officer is responsible for overseeing all of our corporate functions, product strategy and development, go-to-market activities and the attainment of our strategic, operational and financial goals. Working in concert with the leadership team and our Board of Directors, our President and Chief Executive Officer formulates current and long-term strategic plans and objectives and is our chief spokesperson to our employees, customers, partners and shareholders.

Based on a recommendation of the Compensation Committee, our Board of Directors determines compensation for our President and Chief Executive Officer using the same factors it uses for other executive officers, placing less emphasis on base salary and, instead, driving greater performance-based alignment through equity-based long-term and variable cash compensation. In assessing the compensation paid to our President and Chief Executive Officer, the Compensation Committee relies on the advice of its independent compensation consultant, market analysis and its judgment with respect to the factors described above and specific factors described below.

Mr. Henshall’s employment agreement provides for a minimum base salary of $1,000,000, which is subject to annual review and may be increased but not decreased. In addition, Mr. Henshall is eligible to receive variable cash incentive compensation as determined by performance goals established by the Board of Directors upon consultation with Mr. Henshall, with a maximum variable cash compensation payment of 200% of his base salary. The actual amount is determined in the discretion of the Compensation Committee based on Citrix’s performance and the individual performance of Mr. Henshall.

In March 2020, as part of our annual compensation review process, our Board of Directors met in executive session to review Mr. Henshall’s annual compensation, including the minimum compensation provided for by his employment agreement, and to assess his performance for 2019. Our Board of Directors considered Mr. Henshall’s performance and the demands on, and responsibilities of, a leader of a global organization of the scale and complexity of Citrix, especially given that our company is going through a significant business transition. Further, our Compensation Committee, with assistance from its independent compensation consultant, conducted a comprehensive review of compensation for Chief Executive Officers at our peer companies.

As a result of that review, our Board of Directors approved a 2020 target compensation package for Mr. Henshall that was competitive with target total direct compensation for Chief Executive Officers at peer companies. Target total direct compensation includes base salary, target variable cash compensation and the value of time-based restricted stock units and performance-based restricted stock units.

Our Board of Directors maintained Mr. Henshall’s base salary of $1,000,000 for 2020. As a result, Mr. Henshall received base salary compensation of $1,000,000 in 2020. Mr. Henshall’s target variable cash compensation award as a percentage of base salary was set at 150% of his base salary, consistent with the rate in effect at the end of 2019. For 2020, Mr. Henshall was awarded variable cash compensation of $2,417,400, in accordance with our 2020 executive variable cash compensation plan.

Our Board of Directors approved annual equity-based awards valued at $10,500,000 for 2020, of which 60% were to be granted as performance-based restricted stock units and 40% were granted as time-based restricted stock units. At the time of grant on April 1, 2020, the approved dollar value for Mr. Henshall was converted into a number of Citrix shares using the 20-day trailing average price of Citrix common stock to ensure Mr. Henshall was being granted equity awards that represent the previously-approved economic value based on Citrix’s then-current stock price. As a result, Mr. Henshall was granted 33,779 time-based restricted stock units and 50,668 performance-based restricted

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stock units. Also, Mr. Henshall was granted 18,696 performance-based restricted stock units on April 6, 2020, which are described under the heading Retention performance-based awards granted to align with accelerated transformation beginning on page 57.

Our Board of Directors approved Mr. Henshall’s 2020 compensation package, including his equity awards as described above, upon the recommendation of the Compensation Committee.

Other Named Executive Officers’ cash compensation – base salary and variable cash compensation

Executive Vice President and Chief Financial Officer

As Chief Financial Officer, Mr. Shenkman is responsible for all of our financial and capital management strategies, budgeting and planning, financial accounting, tax and treasury, and investor relations, as well as our strategic alliances and mergers and acquisitions functions.

Mr. Shenkman’s annual base salary was set at $575,000, and he received base salary compensation of $575,000 in 2020. Mr. Shenkman’s 2020 target variable cash compensation award as a percentage of base salary was set at 100% of his base salary, consistent with the rate in effect at the end of 2019. For 2020, Mr. Shenkman was awarded variable cash compensation of $926,670 in accordance with our 2020 executive variable cash compensation plan.

In connection with joining our company, Mr. Shenkman was awarded a sign-on bonus of $500,000 to be paid 180 days following the commencement of his employment as Executive Vice President and Chief Financial Officer. The sign-on bonus was paid on March 13, 2020.

In March 2020, the Compensation Committee approved a $15,000 per month stipend to cover Mr. Shenkman’s housing, commuting and other related costs associated with traveling to our headquarters in Florida. For 2020, Mr. Shenkman received $15,000 per month from January to April, and then such stipend was reduced to $13,300 for May through August, and then it was suspended for the remainder of the year as a result of the reduced traveling costs associated with the COVID-19 pandemic. For 2020, Mr. Shenkman received monthly stipends totaling $113,200.

Executive Vice President, Chief Legal Officer and Secretary

As our Executive Vice President, Chief Legal Officer and Secretary, Mr. Gomes is responsible for leading a multidisciplinary team and oversees our global legal, compliance, digital risk, and internal audit functions to advance our objectives while managing risk.

For 2020, Mr. Gomes’ annual base salary was $500,000. As a result, Mr. Gomes received base salary compensation of $500,000 in 2020. For 2020, Mr. Gomes’ target variable cash compensation opportunity was 90% of his base salary, consistent with the rate in effect at the end of 2019. For 2020, Mr. Gomes was awarded variable cash compensation of $725,220 in accordance with our 2020 executive variable cash compensation plan.

Executive Vice President and Chief Product Officer

As Executive Vice President and Chief Product Officer, Mr. Hough was responsible for providing direction for the company’s current and future technology, including driving product alignment, innovation and growth across our product portfolio. Effective December 1, 2020, Mr. Hough transitioned his role from the day-to-day operations of the product function to an externally-focused product strategy role. In this capacity, he continues to drive the company’s product strategy with a focus on working with our strategic customers and expanding key technology partnerships of the company.

Effective April 1, 2020, Mr. Hough’s annual base salary was increased from $500,000 to $513,000. As a result, Mr. Hough received base salary compensation of $509,750 in 2020. Mr. Hough’s target variable cash compensation award as a percentage of base salary was set at 90% of his base salary, consistent with the rate in effect at the end of 2019. For 2020, Mr. Hough was awarded variable cash compensation of $739,388, in accordance with our 2020 executive variable cash compensation plan.

2021 Proxy Statement	63

In July 2017, the Compensation Committee approved a $15,000 per month stipend for up to three years, ending July 2020, to cover Mr. Hough’s housing, commuting and other related costs. Mr. Hough received $15,000 per month from January to April, and then such stipend was reduced to $7,900 per month from May through July in light of the reduced traveling costs associated with the COVID-19 pandemic. For 2020, Mr. Hough received monthly stipends totaling $83,700.

Executive Vice President of Engineering and Chief Technology Officer

Mr. Kim joined Citrix on December 1, 2020 as our Executive Vice President of Engineering and Chief Technology Officer. As Executive Vice President of Engineering and Chief Technology Officer, Mr. Kim is responsible for the development and delivery of all Citrix technology solutions.

Mr. Kim’s initial annual base salary was set at $500,000, and he received base salary compensation of $41,667 in 2020. Mr. Kim’s 2020 target variable cash compensation award as a percentage of his base salary was set at 90% of his base salary. For 2020, Mr. Kim was awarded variable cash compensation of $61,426 in accordance with our 2020 executive variable cash compensation plan and pro-rated for his start date on December 1, 2020.

In connection with joining our company, Mr. Kim was awarded a sign-on bonus of $400,000 payable upon commencement of his employment as Executive Vice President of Engineering and Chief Technology Officer. The sign-on bonus was paid in December 2020.

Other Named Executive Officers’ equity – long-term incentive compensation

As previously discussed, our Compensation Committee considers the market competitive value of an executive officer’s role leveraging current market analysis information, the relative level of impact the executive officer has or is expected to have on company performance, and the current and prospective performance of the executive officer in his or her role, among other things. Our Compensation Committee met during the first quarter of 2020 to review these factors for each of our executive officers and discussed proposed annual compensation, including equity-based award grant levels, with the Compensation Committee’s independent compensation consultant. Based on the reviewed factors, including market analysis compensation data, an assessment of the executive’s performance, and retention priorities, our Compensation Committee determined a targeted economic value for equity-based awards to be granted to each executive officer and approved a dollar value for such awards, which is reflected in the table below. In April 2020, at the time of grant, the approved dollar value for each executive officer is converted into a number of restricted stock units using the 20-day trailing average price of Citrix common stock to ensure the executive officers were being granted equity awards that represent the previously-approved economic value based on Citrix’s current stock price.

For Mr. Kim’s new hire equity-based awards, the Compensation Committee considered market practices for such awards and the difficulty in recruiting Mr. Kim. The Compensation Committee awarded time-based restricted stock units valued at $8,000,000, to replace the majority of the amount of equity Mr. Kim was forfeiting by leaving his former employer. At the time of grant on December 1, 2020, the approved dollar value for Mr. Kim’s equity award was converted into a number of Citrix shares using the 20-day trailing average price of Citrix common stock to ensure Mr. Kim was being granted an equity award that represents the previously-approved economic value based on Citrix’s then-current stock price.

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The table below shows the total targeted economic value approved by the Compensation Committee for each executive, other than Mr. Kim who joined Citrix in December 2020, of which 60% was awarded in performance-based restricted stock units and 40% was awarded in time-based restricted stock units. For the performance-based restricted stock units, attainment levels will be determined within 60 days of the end of the performance period (i.e., within 60 days of December 31, 2022). The time-based restricted stock units vest in three equal annual installments.

Name and principal position	Total targeted economic value of annual restricted stock unit awards($)	Time-based restricted stock units granted	Target performance-based restricted stock units granted
Arlen R. Shenkman
Executive Vice President and Chief Financial Officer	3,850,000	12,386	18,579
Antonio G. Gomes
Executive Vice President, Chief Legal Officer and Secretary	3,250,000	10,456	15,683
Paul J. Hough
Executive Vice President and Chief Product Officer	3,200,000	10,295	15,442
Woong Joseph Kim(1)
Executive Vice President of Engineering and Chief Technology Officer	8,000,000	67,154	—

(1)

In connection with joining Citrix on December 1, 2020, Mr. Kim was granted a new-hire equity award on December 1, 2020 with a value of $8,000,000 consisting of 67,154 time-based restricted stock units that vest over three years, with one-third of the units vesting on the first, second and third anniversaries of the date of the award agreement.

Also, on April 6, 2020 Messrs. Gomes and Hough were granted retention performance-based restricted stock units. See section titled Retention performance-based awards granted to align with accelerated transformation for more information.

Name and principal position	Total targeted economic value of retention restricted stock unit awards($)	Target performance-based restricted stock units granted
Antonio G. Gomes
Executive Vice President, Chief Legal Officer and Secretary	1,850,000	14,412
Paul J. Hough
Executive Vice President and Chief Product Officer	1,850,000	14,412

2021 Proxy Statement	65

Other compensation policies and information

Executive agreements

We have entered into executive agreements with certain members of our senior leadership team, including the Named Executive Officers (other than Mr. Henshall). The Compensation Committee believes that it is in the best interests of our shareholders to extend these severance benefits to our executives to reinforce and encourage retention and focus on shareholder value creation without distraction. Mr. Henshall has an individual employment agreement with Citrix that provides for similar benefits in the event of the termination of his employment under certain circumstances. See Potential payments upon termination or change in control beginning on page 75 for further information.

Equity award grant policy

In 2007, the Compensation Committee adopted the Citrix Equity Award Grant Policy, or the Awards Policy. The Awards Policy enhances our controls with respect to grants of equity awards by establishing procedures for approving and pre-determining the dates on which awards will be made. The Awards Policy establishes the date on which annual grants are made and provides guidelines for grant dates for new hire and performance grants. Such new hire and performance grants will be made on the first trading day of the month following the month in which all processing and approvals for such equity awards are timely completed in accordance with the stock grant processing timeline as set by our Executive Vice President and Chief People Officer. A copy of our Awards Policy is available on the Corporate Governance section of our website at https://www.citrix.com/about/governance.html under Governance Documents.

Executive stock ownership guidelines

To align the interests of our executive officers with the interests of our shareholders, our Board of Directors has established stock ownership guidelines for our executive officers. Under our current guidelines, our executive officers are expected to own shares of our common stock equal in value to a multiple of base salary as indicated in the table below

Position	Stock ownership value (multiple of base salary)
President and Chief Executive Officer	6 times
Other Executive Officers who report to the President and Chief Executive Officer	4 times

To comply with these guidelines, each executive officer is required to retain an amount equal to one-third (1/3) of the net shares (those shares remaining after shares are deducted or withheld to cover any exercise price or tax obligations arising in connection with the exercise, vesting or payment of an equity award) received as a result of the exercise, vesting or payment of any equity-based award granted to the executive officer by the company unless such executive officer holds the applicable guideline value of shares. Each of our executive officers is expected to hold such shares for so long as he or she is one of our executive officers. Failure to satisfy the stock ownership guidelines when required to do so will result in suspension of an executive officer’s ability to sell shares of our common stock until the requisite ownership levels are reached. Our executive officers may accumulate shares of our common stock through stock option exercises, settlement of restricted stock units or other awards and open market purchases made in compliance with applicable securities laws, our policies or any other equity plans we may adopt from time to time. Shares of our common stock beneficially owned (unless the executive officer disclaims beneficial ownership of the shares) and vested restricted stock units (including vested but deferred restricted stock units) count towards the satisfaction of the stock ownership guidelines.

Policy concerning hedging and pledging transactions

Certain transactions in Citrix securities (such as buying or selling puts, calls or other derivative securities of Citrix securities, or any derivative securities that provide the economic equivalent of ownership of any Citrix securities or an opportunity, direct or indirect, to profit from any change in the value of Citrix securities, or engaging in any other hedging transactions with respect to Citrix securities) create a heightened compliance risk or could create the appearance of misalignment between management and shareholders. As a result, our insider trading policy prohibits

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our employees, including our executive officers and directors, from engaging in hedging transactions, such as short sales and/or other derivative transactions, purchasing Citrix securities on margin, holding Citrix securities in an account that is, or is linked to, a margin account, and pledging Citrix securities as collateral for a loan.

Policy regarding change in control arrangements

It is our policy that we will not enter into any agreements with our executive officers that provide the executive officer with payments following a change in control unless such agreements provide for a double-trigger termination event (that is, upon the termination of the executive officer’s employment without cause or for good reason following a change in control).

Policy regarding recovery of executive compensation

Citrix executive officers are subject to a formal executive compensation recovery policy, or “clawback” policy, which allows Citrix to recoup from its executive officers excess proceeds from certain incentive compensation received by such executive due to a material restatement of Citrix’s financial results due to an executive officer engaging in an act of embezzlement, fraud, willful misconduct or breach of fiduciary duty. Excess compensation includes any cash or equity-based compensation if the payment, grant or vesting of such compensation is predicated on the achievement of financial performance goals or financial metrics (excluding any incentive-based compensation based on total shareholder return or any similar stock price-based metric). The Compensation Committee intends to periodically review this policy and, as appropriate, conform it to any applicable final rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act.

2021 Proxy Statement	67

Summary of executive compensation

The following table sets forth certain information with respect to compensation for the years ended December 31, 2020, 2019 and 2018 earned by or paid to our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, and our three other most highly-compensated executive officers, collectively referred to as our Named Executive Officers, as determined in accordance with applicable SEC rules.

SUMMARY COMPENSATION TABLE

FOR THE 2020, 2019 AND 2018 FISCAL YEARS

Name and principal position	Year	Salary ($)*	Bonus ($)		Stock awards ($)(1)(2)(3)	Non-equity incentive plan compensation ($)		All other compensation ($)		Total ($)
David J. Henshall President and Chief Executive Officer	2020	1,000,000	—		18,685,309	2,417,400		493,789	(4)	22,596,498
	2019	1,000,000	—		11,482,590	1,474,500		556,766		14,513,856
	2018	1,000,000	—		15,648,049	2,458,726		151,327		19,258,102
Arlen R. Shenkman(5) Executive Vice President and Chief Financial Officer	2020	575,000	500,000	(6)	5,590,607	926,670		270,880	(7)	7,863,157
	2019	179,688	—		6,000,050	176,536		78,773		6,435,047

Antonio G. Gomes Executive Vice President, Chief Legal Officer and Secretary	2020	500,000	—		7,370,063	725,220		178,138	(8)	8,773,421
	2019	500,000	—		3,909,690	442,350		194,487		5,046,527
	2018	492,500	—		4,865,259	728,134		73,062		6,158,955
Paul J. Hough Executive Vice President and Chief Product Officer	2020	509,750	—		7,297,497	739,388		252,764	(9)	8,799,399
	2019	487,500	—		3,909,690	431,443		368,720		5,197,353
	2018	445,000	—		4,865,259	684,720		237,050		6,232,029
Woong Joseph Kim(10) Executive Vice President of Engineering and Chief Technology Officer	2020	41,667	400,000	(11)	8,433,871	61,426	(12)	23,608	(13)	8,960,572

*

Each year, our salary levels are determined during our first fiscal quarter and become effective April 1, except in connection with promotions and new hires. The amounts represented in this table reflect salary actually paid during the fiscal year.

(1)

These amounts represent the aggregate grant date fair value of restricted stock unit awards in the year in which the grant was made. The assumptions we used for calculating the grant date fair value are set forth in Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 8, 2021. These amounts do not represent the actual amounts paid to or realized by the executive officer for these awards during fiscal years 2020, 2019 or 2018. The value as of the grant date for restricted stock unit awards is recognized over the number of days of service required for the grant to become vested. In the case of performance-based restricted stock units, the fair value is reported for the probable outcome, which for this purpose is estimated using the company’s financial projections as of the grant date. The fair value of awards at the maximum level of achievement for performance-based restricted stock units included in this table for 2020 is as follows: Mr. Henshall, $25,391,533; Mr. Shenkman, $7,734,438; Mr. Gomes, $9,842,332; and Mr. Hough, $9,742,004. For details regarding how restricted stock units are valued as part of our Compensation Committee’s executive compensation planning process, see section titled Equity-based award grant levels on page 56.

(2)

Includes performance-based restricted stock units awarded to Messrs. Henshall, Gomes and Hough in April 2020 having performance-based vesting based on annualized recurring revenue (ARR) growth. For a description of these awards, see section titled Retention performance-based awards granted to align with accelerated transformation.

(3)

For a detailed description of Mr. Henshall’s equity awards and how such stock awards were valued in connection with our Compensation Committee’s CEO compensation planning process, see President and Chief Executive Officer compensation on page 62. For a detailed description of equity awards granted to the Named Executive Officers, other than Mr. Henshall, and how such stock awards were valued in connection with our Compensation Committee’s executive compensation planning process, see Other Named Executive Officers’ equity — long-term incentive compensation on page 64.

(4)

Includes restricted stock units issued as a result of the quarterly dividends paid during fiscal year 2020 ($428,917), the value of company-covered financial services available to each executive officer ($16,400), 401(k) matching contributions made by our company ($8,550), the value of a company-covered physical examination available to each executive officer ($5,000), premiums for split-dollar life insurance and disability policies ($34,822), and compensation in connection with the forfeiture of performance-based restricted stock units granted in February 2019 ($100).

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(5)	Mr. Shenkman joined Citrix in September 2019.
(6)

Reflects a $500,000 cash bonus award to Mr. Shenkman in connection with his joining Citrix which was paid on March 13, 2020 (180 days following the commencement of his employment as Executive Vice President and Chief Financial Officer).

(7)

Includes restricted stock units issued as a result of the quarterly dividends paid during fiscal year 2020 ($113,329), a $15,000 per month stipend from January 2020 through April 2020 and a $13,300 per month stipend from May 2020 through August 2020 to cover housing and commuter expenses in 2020 ($113,200), the value of company-covered financial services available to each executive officer ($16,101), 401(k) matching contributions made by our company ($7,354), the value of a company-covered physical examination available to each executive officer ($5,000), premiums for split-dollar life insurance and disability policies ($13,896) and charitable donations made under the company’s matching gift program ($2,000).

(8)

Includes restricted stock units issued as a result of the quarterly dividends paid in fiscal year 2020 ($112,969), the value of company-covered financial services available to each executive officer ($16,400), 401(k) matching contributions made by our company ($8,550), the value of a company-covered physical examination available to each executive officer ($5,000), premiums for split-dollar life insurance and disability policies ($15,119), charitable donations made under the company’s matching gift program ($20,000), and compensation in connection with the forfeiture of performance-based restricted stock units granted in February 2019 ($100).

(9)

Includes restricted stock units issued as a result of the quarterly dividends paid in fiscal year 2020 ($112,546), a $15,000 per month stipend from January 2020 through April 2020 and a $7,900 per month stipend from May 2020 through July 2020 to cover housing and commuter expenses in 2020 ($83,700), the value of company-covered financial services available to each executive officer ($16,373), 401(k) matching contributions made by our company ($1,500), the value of a company-covered physical examination available to each executive officer ($5,000), premiums for split-dollar life insurance and disability policies ($13,545), charitable donations made under the company’s matching gift program ($20,000), and compensation in connection with the forfeiture of performance-based restricted stock units granted in February 2019 ($100).

(10)	Mr. Kim joined Citrix on December 1, 2020.
(11)	Reflects a $400,000 cash bonus award to Mr. Kim upon joining Citrix.
(12)	Mr. Kim’s non-equity incentive award was pro-rated to reflect less than one year of service as Executive Vice President of Engineering and Chief Technology Officer in 2020.
(13)	Includes restricted stock units issued as a result of the quarterly dividends paid in fiscal year 2020 ($23,504), and premiums for split-dollar life insurance and disability policies ($104).

2021 Proxy Statement	69

Grants of plan-based awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2020 to the Named Executive Officers. Grants of equity awards to each Named Executive Officer were made pursuant to our Amended and Restated 2014 Plan or our Second Amended and Restated 2014 Plan, as applicable. There can be no assurance that the Grant Date Fair Value of the Stock Awards listed below will ever be realized.

GRANTS OF PLAN-BASED AWARDS TABLE

FOR THE 2020 FISCAL YEAR

										All other stock awards: number of shares of stock or units (#)	Grant date fair value of stock awards ($)(3)

			Estimated future payouts			Estimated future payouts
		Comp. Comm. action date	under non-equity			under equity incentive
			incentive plan awards			plan awards
Name	Grant date		Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)(2)		Maximum (#)
David J. Henshall	4/1/20	3/4/20	—	—	—	25,334	50,668	(4)	101,336	—	10,546,544
	4/1/20	3/4/20	—	—	—	—	—		—	33,779	4,700,010
	4/6/20	4/6/20	—	—	—	14,022	18,696	(5)	23,370	—	3,438,755
	—	3/4/20	0	1,500,000	3,000,000	—	—		—	—	—
Arlen R. Shenkman	4/1/20	3/31/20	—	—	—	9,290	18,579	(4)	37,158	—	3,867,219
	4/1/20	3/31/20	—	—	—	—	—		—	12,386	1,723,388
	—	3/31/20	0	575,000	1,150,000	—	—		—	—	—
Antonio G. Gomes	4/1/20	3/31/20	—	—	—	7,842	15,683	(4)	31,366	—	3,264,416
	4/1/20	3/31/20	—	—	—	—	—		—	10,456	1,454,848
	4/6/20	2/17/20	—	—	—	10,809	14,412	(5)	18,015	—	2,650,799
	—	3/31/20	0	450,000	900,000	—	—		—	—	—
Paul J. Hough	4/1/20	3/31/20	—	—	—	7,721	15,442	(4)	30,884	—	3,214,252
	4/1/20	3/31/20	—	—	—	—	—		—	10,295	1,432,446
	4/6/20	2/17/20	—	—	—	10,809	14,412	(5)	18,015	—	2,650,799
	—	3/31/20	0	461,700	923,400	—	—		—	—	—
Woong Joseph Kim(6)	12/1/20	10/22/20	—	—	—	—	—		—	67,154	8,433,871
	—	10/22/20	0	450,000	900,000	—	—		—	—	—

(1)

Reflects target variable cash compensation awards in effect at December 31, 2020. On January 27, 2021, the Compensation Committee determined that the reported ACV Bookings (excluding cloud extensions) target was 140% attained and the non-GAAP corporate operating expense target was 21.16% attained, resulting in a payout of 161.16% and in the following variable cash compensation awards: Mr. Henshall received $2,417,400; Mr. Shenkman received $926,670; Mr. Gomes received $725,220; Mr. Hough received $739,388; and Mr. Kim received $61,426. See the column labelled “Non-equity incentive plan compensation” in the Summary Compensation Table included in this Proxy Statement. Mr. Kim’s variable cash compensation was pro-rated based on the date he began service as Executive Vice President of Engineering and Chief Technology Officer. Mr. Hough’s variable cash compensation award was pro-rated to reflect the increase in his base salary effective April 1, 2020 through December 31, 2020.

(2)

The “Estimated future payouts under equity incentive plan awards” columns represent the minimum, target, and maximum number of restricted stock units that may vest pursuant to the applicable performance-based restricted stock unit agreements.

(3)

The “Grant date fair value of stock awards” in this column reflects the fair value of such stock awards, excluding estimated forfeitures. The assumptions we used for calculating the grant date fair value are set forth in Note 8 to the financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on February 8, 2021. In the case of performance-based restricted stock units, the fair value is reported for the probable outcome after the performance period, which for this purpose is based on the company’s financial projections as of the grant date.

(4)

The number of restricted stock units vested as a percentage of the target award shall be determined based on compounded annualized recurring revenue (ARR) growth for the three-year performance period ending on December 31, 2022.

(5)

The number of restricted stock units vested as a percentage of the target award shall be determined based on annualized recurring revenue (ARR) growth. 50% of the target award was determined based on ARR growth for the one-year performance period ending December 31, 2020 and 50% of the target award will be determined based on compounded ARR growth for the two-year performance period ending December 31, 2021.

(6)	Mr. Kim joined our company on December 1, 2020. His target and maximum variable cash compensation were pro-rated to $38,115 and $76,230, respectively, to reflect less than a full year of service.

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Outstanding equity awards

The following table sets forth certain information with respect to the outstanding equity awards at December 31, 2020 for each of the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2020 TABLE

	Stock awards
Name	Number of shares or units of stock that have not vested (#)(1)		Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards; number of unearned shares, units or other rights that have not vested (#)(1)		Equity incentive plan awards; market or payout value of unearned or other rights that have not vested ($)(2)
David J. Henshall	19,039.497	(3)	2,477,039
	27,329.068	(4)	3,555,512
	34,037.344	(5)	4,428,258
				77,624.000	(6)	10,098,882
				61,488.654	(7)	7,999,674
				51,055.512	(8)	6,642,322
				21,194.493	(9)	2,757,404
Arlen R. Shenkman	42,228.981	(10)	5,493,990
	12,480.729	(5)	1,623,743
				18,721.094	(8)	2,435,614
Antonio G. Gomes	5,235.287	(3)	681,111
	10,419.152	(4)	1,355,532
	10,535.968	(5)	1,370,729
				21,347.000	(6)	2,777,245
				15,628.694	(7)	2,033,293
				15,802.945	(8)	2,055,963
				16,338.112	(9)	2,125,588
Paul J. Hough	5,235.287	(3)	681,111
	10,419.152	(4)	1,355,532
	10,373.737	(5)	1,349,623
				21,347.000	(6)	2,777,245
				15,628.694	(7)	2,033,293
				15,560.102	(8)	2,024,369
				16,338.112	(9)	2,125,588
Woong Joseph Kim(11)	67,331.094	(12)	8,759,775

(1)

Includes restricted stock units issued as a result of the quarterly dividends paid during the fourth quarter of fiscal year 2018 and each quarter during fiscal year 2019 and fiscal year 2020, as applicable. The shares reported in this table are reported on a post-adjusted basis as of December 31, 2020. Upon final vesting, any fractional unit will be rounded to a whole share.

(2)

Based on a per share price of $130.10, which was the closing price per share of our common stock on the last business day of the 2020 fiscal year (December 31, 2020). Values have been rounded to the nearest whole dollar.

(3)	Restricted stock units that vest in three annual installments, with 33.4% having vested on March 29, 2019, 33.3% having vested on March 29, 2020, and 33.3% having vested on March 29, 2021.
(4)	Restricted stock units that vest in three annual installments, with 33.4% having vested on April 1, 2020, 33.3% having vested on April 1, 2021, and 33.3% vesting on April 1, 2022.
(5)	Restricted stock units that vest in three annual installments, with 33.4% having vested on April 1, 2021, 33.3% vesting on April 1, 2022, and 33.3% vesting on April 1, 2023.
(6)

Represents the actual number of restricted stock units that vested on December 31, 2020 based on the company’s subscription bookings as a percentage of total product and subscription bookings. On January 27, 2021, it was determined that a 135.90% payout was achieved.

(7)

Represents the target number of restricted stock units that will vest based on subscription bookings as a percentage of total product and subscription bookings for the last year of the performance period ending on December 31, 2021.

(8)	Represents the number of restricted stock units that will vest based on annualized recurring revenue (ARR) growth over the three-year performance period ending on December 31, 2022.

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(9)

Represents 50% of the target number of restricted stock units that will vest based on ARR growth over a two-year performance period ending on December 31, 2021 and the actual number of restricted stock units that vested on December 31, 2020 based on ARR growth over a one-year interim performance period with respect to the other 50% of the target number of restricted stock units. On January 27, 2021, it was determined that 125% payout for the first 50% of the target restricted stock units vested based on ARR growth over the interim performance period.

(10)	Restricted stock units that vest in three annual installments, with 33.4% having vested on October 1, 2020, 33.3% vesting on October 1, 2021, and 33.3% vesting on October 1, 2022.
(11)	Mr. Kim joined our company on December 1, 2020.
(12)	Restricted stock units that vest in three annual installments, with 33.4% vesting on December 1, 2021, 33.3% vesting on December 1, 2022, and 33.3% vesting on December 1, 2023.

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Stock vested

The following table sets forth certain information regarding restricted stock unit vesting, during the year ended December 31, 2020 under our equity incentive plans for our Named Executive Officers.

STOCK VESTED TABLE

FOR THE 2020 FISCAL YEAR

	Stock awards
Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
David J. Henshall	107,277	14,171,585
Arlen R. Shenkman	21,058	2,931,274
Antonio G. Gomes	35,823	4,782,952
Paul J. Hough	35,823	4,782,952
Woong Joseph Kim	—	—

(1)

Includes additional restricted stock units vested during 2020 that were acquired in connection with the company’s quarterly cash dividends. See Adjustments to outstanding equity awards in connection with our quarterly dividend on page 56 for more information.

(2)

Based on the closing price per share of our common stock on the date upon which the restricted stock units vested or, if the vesting date is not a trading day, based on the closing price on the last trading day immediately preceding the vesting date.

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Nonqualified deferred compensation

The following table sets forth certain information regarding non-tax qualified compensation deferred during the year ended December 31, 2020, under our equity incentive plans for our Named Executive Officers. The deferred compensation consists of shares of our common stock that will be issued with respect to vested restricted stock units under a long-term incentive program, or LTIP, that we instituted in 2009.

The LTIP’s design and structure were intended to, and ultimately did, reward executive officers for generating both relative and absolute shareholder returns. The number of vested restricted stock units was determined after the conclusion of a three-year period ending December 31, 2011, subject to employment of the executive officer by us throughout the three-year period. The number of shares of common stock issuable upon settlement of the LTIP restricted stock units was determined by comparing the performance of our common stock to the performance of the specified market indices over the same three-year period. Although the LTIP stock units have vested, the units will not be settled in shares of our common stock until the earliest of six months and one day following termination of the executive officer’s employment for any reason other than cause, the executive officer’s death, or the effective date of a change in control of our company.

NONQUALIFIED DEFERRED COMPENSATION TABLE

FOR THE 2020 FISCAL YEAR

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)
David J. Henshall	—	—	—	—	6,428,640	(1)
Arlen R. Shenkman	—	—	—	—	—
Antonio G. Gomes	—	—	—	—	—
Paul J. Hough	—	—	—	—	—
Woong Joseph Kim	—	—	—	—	—

(1)

Based on a per share price of $130.10, which was the closing price per share of our common stock on December 31, 2020, the last business day of the 2020 fiscal year, and reflects the balance of restricted stock units currently outstanding that were issued under the LTIP that vested on December 31, 2011, net of any underlying shares that were withheld to satisfy minimum tax withholding obligations that arose upon vesting. The number of restricted stock units on a net basis for each of the Named Executive Officers is as follows: Mr. Henshall, 49,413.064 units which includes additional restricted stock units received as a result of adjustments made to outstanding equity awards in connection with our quarterly cash dividends paid in the fourth quarter of 2018 and each of fiscal years 2019 and 2020. None of Messrs. Shenkman, Gomes, Hough, or Kim participated in the LTIP program. The grant date fair value of the LTIP awards was included in the “Stock awards” column of the Summary Compensation Table for 2009.

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Potential payments upon termination or change in control

We have change in control and severance arrangements with our Named Executive Officers that provide severance and other benefits to our Named Executive Officers in the event of the termination of their employment under certain circumstances. Set forth below is a summary of these arrangements.

President and Chief Executive Officer

In July 2017, we entered into an employment agreement with Mr. Henshall in connection with his appointment as our President and Chief Executive Officer. The employment agreement has a term of three years, with one-year extensions thereafter unless written notice of non-renewal is given by either party not less than 180 days prior to the end of the then current term. The employment agreement was amended, effective as of March 1, 2021, in connection with the Compensation Committee’s annual review of our executive officers’ compensation to reflect the change in Mr. Henshall’s target variable cash compensation since the date of such agreement.

Mr. Henshall’s employment agreement provides for a minimum base salary of $1,000,000, which is subject to annual review and may be increased but not decreased. In addition, Mr. Henshall is eligible to receive variable cash incentive compensation as determined by performance goals established by the Board of Directors upon consultation with Mr. Henshall, with a maximum variable cash compensation payment of 200% of his base salary. The actual amount is determined in the discretion of the Compensation Committee based on Citrix’s performance and the individual performance of Mr. Henshall. Mr. Henshall also is eligible to receive annual equity awards with a minimum target value of $8,000,000, and to participate in all of our employee benefit plans and programs that are generally available to our senior executive employees.

Upon a termination of Mr. Henshall’s employment without cause or for good reason before a change in control, Mr. Henshall will be entitled to severance pay and benefits as follows:

•	salary continuation in an amount equal to two times the sum of (a) Mr. Henshall’s base salary and (b) his target variable cash compensation;

•	continued health insurance coverage for 18 months; and

•	acceleration of unvested equity awards with time-based vesting then scheduled to vest over 24 months.

In such event, his performance-based equity awards will remain outstanding and may be earned on a pro-rata basis at the end of the relevant performance period based on actual performance.

The definitions of “cause”, “good reason” and “change in control” included in Mr. Henshall’s employment agreement are substantially the same as the definitions included in the executive agreements for the other Named Executive Officers described below, except that it will be considered a substantial reduction in Mr. Henshall’s duties or responsibilities for purposes of the definition of “good reason” if he is not nominated for re-election to the Board or, in the event of a change in control, if he is no longer serving as President and Chief Executive Officer for the ultimate parent of the resulting company or such parent is not a publicly-traded company.

In the event Mr. Henshall’s employment is terminated without cause or if he resigns his position for good reason in the 18-month period following a change in control, he will be entitled to receive:

•	a lump sum payment equal to 300% of the sum of (a) his annual base salary and (b) his target variable cash compensation;

•	continued health insurance coverage for 18 months; and

•	accelerated vesting of all unvested equity awards with time-based vesting.

Mr. Henshall’s currently outstanding equity awards with performance-based vesting provide that they will be deemed earned at the time of a change in control based on maximum achievement of 200% (or 125% with respect to his April 2020 Award), subject to time-based vesting over the remaining measurement period, with full vesting if Mr. Henshall is terminated without cause or resigns for good reason following a change in control.

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Upon Mr. Henshall’s death or disability, all unvested equity awards with time-based vesting held by Mr. Henshall will immediately vest, and any equity awards with performance-based vesting will remain outstanding and may be earned on a pro-rata basis at the end of the relevant performance period based on actual performance. Mr. Henshall (or his estate, if applicable) also will be entitled to receive his target variable cash compensation on a pro-rata basis for such year. For purposes of his employment agreement, “disability” means that he is unable to perform the essential functions of his then existing position or positions under the agreement (or is expected, based on a reasonable degree of medical certainty, to be unable to perform such functions) with or without reasonable accommodation for a period of 180 days (which need not be consecutive) in any 12-month period.

All severance payments and benefits under Mr. Henshall’s employment agreement are subject to the execution of a separation and release agreement by Mr. Henshall containing, among other provisions, a general release of claims in favor of Citrix.

In the event that any payments made to Mr. Henshall in connection with a change in control or termination would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the payments to Mr. Henshall would be reduced to the maximum amount that can be paid without the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, but only if such reduction provides a higher benefit on an after-tax basis to Mr. Henshall. The employment agreement does not provide for any tax gross-up payments.

Other Named Executive Officers

We have entered into executive agreements with the members of our senior leadership team, including Messrs. Shenkman, Gomes, Hough and Kim. The executive agreements have a term of three years and automatically renew for one-year periods, unless written notice of non-renewal is given by either party at least 180 days prior to the end of the term. In the event of a change in control, the term will be automatically extended until 12 months after the change in control.

Under the executive agreements, if an executive’s employment is terminated by Citrix without cause or by the executive for good reason, in either case before a change in control, he or she will be entitled to receive:

•

a lump sum payment equal to the sum of his or her then-current annual base salary plus the higher of (a) a percentage of his or her then-current annual base salary (100% for Mr. Shenkman and 90% for each of Mr. Hough, Mr. Gomes and Mr. Kim) or (b) the amount of variable cash compensation paid to him or her for the fiscal year prior to termination;

•	continued health insurance coverage for 12 months;

•	accelerated vesting of the unvested portion of his or her equity awards with time-based vesting that would have vested within the 12-month period following his or her date of termination; and

•	12 months of executive-level outplacement services.

In addition, the executive agreements provide for certain benefits in the event that the executive’s employment is terminated following a change in control of Citrix. In the event that an executive’s employment is terminated without “cause” or if he or she resigns his or her position for “good reason”, in either case, within the 12-month period following a “change in control”, he or she will be entitled to receive:

•	a lump sum payment equal to 150% of the sum of (a) his or her annual base salary and (b) his or her variable cash compensation target for the then-current fiscal year;

•	continued health insurance coverage for 18 months;

•	accelerated vesting of the unvested portion of any equity awards with time-based vesting; and

•	18 months of executive-level outplacement services.

The company’s currently outstanding equity awards with performance-based vesting provide that they will be deemed earned at the time of a change in control based on maximum achievement of 200% (or 125% with respect to the April 2020 Awards), subject to time-based vesting over the remaining measurement period, with full vesting if the executive is terminated without cause or resigns for good reason following the change in control as described above.

76

Under the executive agreements, a “change in control” would include any of the following events:

•	any “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 30% or more of our voting securities;

•

the consummation of a consolidation, merger or sale or other disposition of all or substantially all of our assets in which our shareholders would beneficially own less than 50% of the voting securities of the resulting entity or its ultimate parent after such transaction;

•	our incumbent directors cease to constitute a majority of our Board of Directors;

•	any other acquisition of the business of Citrix in which a majority of our Board of Directors votes in favor of a decision that a change in control has occurred; or

•	our shareholders approve a plan or proposal for our liquidation or dissolution.

Termination of the executive’s employment by Citrix for “cause” includes a termination of the executive’s employment as a result of:

•

an indictment for the commission of any felony or a misdemeanor involving deceit, material dishonesty or fraud, or any willful conduct that would reasonably be expected to result in material injury or reputational harm to Citrix if the executive were retained in his or her position;

•	willful disclosure of material trade secrets or other material confidential information related to our business;

•

willful and continued failure substantially to perform the executive’s duties with Citrix, other than any such failure resulting from the executive’s incapacity due to physical or mental illness (subject to notice and a period for the executive to cure such failure);

•	willful and knowing participation in releasing false or materially misleading financial statements or submission of a false certification to the Securities and Exchange Commission; or

•	failure to cooperate with a bona fide internal investigation by regulatory or law enforcement authorities.

Termination of the executive’s employment by the executive for “good reason” includes a termination of the executive’s employment as a result of:

•	a substantial reduction, not consented to by the executive, in the nature or scope of the executive’s responsibilities, authorities, powers, functions or duties;

•	a reduction in the executive’s annual base salary or target variable cash compensation;

•	failure to provide the executive with any payments, rights and other entitlements under the applicable agreement, including upon a change in control;

•	following a change in control, a material breach by Citrix of any agreements, plans, policies and practices relating to the executive’s employment with Citrix;

•	the relocation of our offices at which the executive is principally employed by more than 35 miles; or

•	Citrix’s issuance to the executive of a notice of non-renewal of the agreement (as applicable).

In addition, it will be considered a substantial reduction in Mr. Shenkman’s or Mr. Gomes’ duties or responsibilities for purposes of the definition of “good reason” if, in the event of a change in control, he is no longer serving as Chief Financial Officer or General Counsel, respectively, for the ultimate parent of the resulting company or such parent is not a publicly-traded company.

The severance payments and benefits described above are subject to the execution of a separation and release agreement containing, among other provisions, a general release of claims in favor of Citrix.

In the event that any payments made in connection with a change in control or termination would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (or, the Code), the payments to these

2021 Proxy Statement	77

executives would be reduced to the maximum amount that can be paid without the imposition of an excise tax under Section 4999 of the Code, but only if such reduction provides a higher benefit on an after-tax basis to the executives. The executive agreements do not provide any “gross-up” payments in connection with a change in control.

With respect to the performance-based equity awards granted to these Named Executive Officers, the award agreements provide that if the executive’s employment with our company terminates as a result of the executive’s death, disability (defined under our long-term disability plan) or retirement (defined as termination of employment after attainment of age 65 and provided that the executive officer has at least four years of service with our company), the executive will remain eligible to earn such performance-based awards on a pro-rata basis at the end of the performance period based on our achievement of the applicable performance metrics. As of December 31, 2020, none of our Named Executive Officers were eligible for retirement under our policy. In addition, our Compensation Committee adopted a policy applicable to these Named Executive Officers providing for the acceleration of vesting of outstanding time-based restricted stock units upon death or disability.

Each of our Named Executive Officers is also subject to the terms of a non-solicitation, non-compete and confidentiality and employee non-disclosure agreement with us. The non-solicitation and non-compete obligations, where enforceable, survive the termination of the executive’s employment for a period of one year.

Potential payments

The following table shows potential payments and benefits that would have been provided to each of Messrs. Henshall, Shenkman, Gomes, Hough and Kim upon the occurrence of a change in control and/or certain termination triggering events, assuming such change in control and/or termination event occurred on December 31, 2020.

The amounts shown in this table do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to employees upon termination of employment. These include:

•	accrued salary and vacation pay;

•

distribution of plan balances under our 401(k) plan and the non-qualified deferred compensation plan (see Nonqualified deferred compensation on page 74 for the balances, if any, of each Named Executive Officer); and

•	life insurance proceeds in the event of death.

78

The closing market price of our common stock on December 31, 2020 was $130.10 per share.

Benefit	Involuntary not for cause termination / good reason termination ($)		Involuntary not for cause termination / good reason termination following change in control ($)(1)	Death or disability ($)(2)
David J. Henshall
Severance	5,000,000		7,500,000	1,500,000	(3)
Unvested Equity Awards	28,775,908	(2)	57,671,118	30,252,023
Benefits Continuation	24,823		24,823	—
Outplacement Services	—		—	—
Total	33,800,731		65,195,941	31,752,023
Arlen R. Shenkman
Severance	1,150,000		1,725,000	—
Unvested Equity Awards	3,288,408		11,989,105	7,929,725
Benefits Continuation	24,409		36,613	—
Outplacement Services	21,250		21,250	—
Total	4,484,067		13,771,968	7,929,725
Antonio G. Gomes
Severance	950,000		1,425,000	—
Unvested Equity Awards	1,815,936		17,972,014	9,868,605
Benefits Continuation	25,131		37,697	—
Outplacement Services	21,250		21,250	—
Total	2,812,317		19,455,961	9,868,605
Paul J. Hough
Severance	974,700		1,462,050	—
Unvested Equity Awards	1,808,910		17,950,938	9,847,529
Benefits Continuation	25,131		37,697	—
Outplacement Services	21,250		21,250	—
Total	2,829,991		19,471,935	9,847,529
Woong Joseph Kim
Severance	950,000		1,425,000	—
Unvested Equity Awards	2,919,964		8,759,893	8,759,893
Benefits Continuation	14,480		21,720	—
Outplacement Services	21,250		21,250	—
Total	3,905,694		10,227,863	8,759,893

(1)	The value of any performance-based awards included in this column was calculated using maximum achievement of 200% (or 125% with respect to the April 2020 Awards).
(2)

The value of any performance-based awards was calculated using the target award level except for performance awards where the performance period ended December 31, 2020, in which case the value was calculated using actual performance achieved. For each performance-based award for which the performance period is not complete as of termination, the number of shares earned will be calculated based on actual performance during the performance period and pro-rated for the number of months that elapsed in the performance period prior to such termination.

(3)	Mr. Henshall (or his estate, if applicable) would be entitled to receive his target variable cash compensation on a pro-rata basis for such year.

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Compensation Committee report

This report is submitted by the Compensation Committee of the Board of Directors. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

No portion of this Compensation Committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Citrix specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Compensation Committee,

Nanci E. Caldwell

Ajei S. Gopal (served on Compensation Committee until April 2021)

Robert E. Knowling, Jr.

Peter J. Sacripanti

Compensation Committee interlocks and insider participation

From January through December 2020, Ms. Caldwell, Dr. Gopal and Mr. Sacripanti served as members of the Compensation Committee. Mr. Knowling joined the Compensation Committee in October 2020. No member of our Compensation Committee was an employee or former employee of our company or any of our subsidiaries. During the past year, none of our executive officers served as: (1) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (2) a director of another entity, one of whose executive officers served on our Compensation Committee; or (3) a member of the Compensation Committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

Pay ratio disclosure

Pay ratio disclosure

We strive to provide competitive benefits and compensation programs that meet the diverse needs of our employees. Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure that the compensation of every Citrix employee reflects the level of their job responsibilities and is competitive with our peer group. Our team is global, with over half our workforce located outside of the United States, and we believe it is important to be consistent in how employees are rewarded. We have differences in our programs to meet competitive needs and comply with local customs and laws, and strive to provide offerings that reflect local market practices. Compensation rates are benchmarked and set to be market-competitive in the country in which the jobs are performed.

Each part of our compensation program encourages and rewards both individual performance and the company’s results and can include base salary, variable cash compensation, commissions, equity awards and other benefits.

80

Under the rules adopted by the SEC pursuant to the Dodd-Frank Act of 2010, Citrix is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Citrix’s Chief Executive Officer. We describe our methodology and the resulting CEO pay ratio below.

The SEC rules for identifying the median paid employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our Chief Executive Officer pay ratio, as other companies have offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their CEO pay ratios.

Pay ratio methodology

Median employee determination

We determined that as of December 31, 2020, we had approximately 9,050 employees globally at Citrix, of which approximately 46% were in the United States and 54% were in our international locations. In determining the identity of our median employee, we excluded 447 employees based in China, which represents less than 5% of our workforce. After excluding China and our employees based there, we determined the identity of our median employee from a population of 8,603 employees.

Under the relevant rules, we are required to identify the median employee using a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual total direct cash compensation of our employees. Specifically, we identified the median employee using all elements of cash compensation. We excluded the value of benefits that were not paid in cash. We did not adjust the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. We did, however, annualize the compensation of all permanent full-time employees who were hired in 2020 but did not work for Citrix for the full year. We did not make any cost-of-living adjustments in identifying the median employee. For purposes of this calculation, we converted all local currency to U.S. dollars (USD) based on the average exchange rates over the twelve months ended December 31, 2020.

Using this methodology, we determined that the median employee was a full-time salaried employee located in Ireland who was awarded variable cash compensation and equity awards during 2020.

Calculating the total annual compensation of the median employee and the pay ratio for 2020

Using the 2020 median employee, we calculated that employee’s total annual compensation in the same manner we calculate our Chief Executive Officer’s total annual compensation in the 2020 Summary Compensation Table on page 68. We converted the median employee’s annual compensation from Euro to USD using the average exchange rate over the twelve months ended December 31, 2020. We determined that the median employee’s 2020 annual total compensation was $129,724. Our Chief Executive Officer’s annual total compensation as reported in the 2020 Summary Compensation Table was $22,596,499. As a result, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of the median employee was 174 to 1.

Neither the Compensation Committee nor Citrix management used this pay ratio measure in making compensation decisions. Given the differences in calculation methodology, our pay ratio should not be used as a basis for comparison across companies.

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Related party transactions policies and procedures and transactions with related persons

In accordance with its charter, the Nominating and Corporate Governance Committee reviews, approves and ratifies any related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.

In considering any related person transaction, the Nominating and Corporate Governance Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with our company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Nominating and Corporate Governance Committee also considers its fiduciary duties, our obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Nominating and Corporate Governance Committee reports its determination regarding any related person transaction to our full Board of Directors.

Since the beginning of 2020, there were no related person transactions, and there are not currently any proposed related person transactions, that would require disclosure under SEC rules.

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Security ownership of certain beneficial owners and management

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 28, 2021:

•	by each person who is known by Citrix to beneficially own more than 5% of our outstanding shares of common stock;

•	by each of our directors and director nominees;

•	by each of our Named Executive Officers; and

•	by all of our directors and executive officers as a group.

Name and address of beneficial owner(1)	Shares beneficially owned(2)(3)	Percentage of shares beneficially owned(4)
The Vanguard Group(5) 100 Vanguard Boulevard Malvern, PA 19355	13,875,501	11.28%
BlackRock, Inc.(6) 55 East 52nd Street New York, NY 10055	12,836,128	10.43%
T. Rowe Price Associates, Inc.(7) 100 E. Pratt Street Baltimore, MD 21202	10,198,394	8.29%
David J. Henshall(8)	274,341	*
Antonio G. Gomes(9)	108,097	*
Paul J. Hough(10)	70,337	*
Robert M. Calderoni(11)	30,718	*
Arlen R. Shenkman(12)	12,935	*
Murray J. Demo	11,336	*
Moira A. Kilcoyne	4,908	*
Thomas E. Hogan	3,934	*
J. Donald Sherman	662	*
Nanci E. Caldwell(13)	426	*
Robert D. Daleo(14)	181	*
Peter J. Sacripanti(15)	10	*
Ajei S. Gopal(16)	—	*
Woong Joseph Kim(17)	—	*
Robert E. Knowling, Jr.(18)	—	*
All executive officers, directors and nominees as a group (21 persons)(19)	751,122	*

*	Represents less than 1% of the outstanding common stock.
(1)	The address of each of the directors and executive officers is 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units held by the respective person or group that will vest within 60 days of February 28, 2021 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of February 28, 2021. Pursuant to our outside directors’ deferred compensation program for non-employee directors, our non-employee directors may elect to defer their annual equity awards and cash fees and as a result, this table reflects no beneficial ownership for certain non-employee directors who have elected deferral. Please see the discussion above under the heading Outside directors’ deferred compensation program for non-employee directors for additional details on our deferral program.

(3)

Shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2021 as detailed in the footnotes to this table may vary slightly as a result of rounding of fractional shares upon vesting.

(4)	Applicable percentage of ownership is based upon 123,021,212 shares of common stock outstanding as of February 28, 2021.
(5)

With respect to information relating to The Vanguard Group, we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on February 10, 2021. Per the Schedule 13G/A, Vanguard held shared voting power over 244,518 shares, sole dispositive power over 13,296,394 shares, and shared dispositive power over 579,107 shares.

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(6)

With respect to information relating to BlackRock, Inc., we have relied solely on information supplied by such entity on a Schedule 13G/A filed with the SEC on January 27, 2021. Per the Schedule 13G/A, BlackRock held sole voting power over 11,378,243 shares and sole dispositive power over 12,836,128 shares.

(7)

With respect to information relating to T. Rowe Price Associates, Inc., we have relied solely on information supplied by such entity on a Schedule 13G filed with the SEC on February 16, 2021. Per the Schedule 13G, T. Rowe Price held sole voting power over 3,925,186 shares and sole dispositive power over 10,198,394 shares.

(8)	Includes 44,170 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2021.
(9)	Includes 13,996 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2021.
(10)	Includes 13,941 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2021.
(11)

Includes 30,718 shares of common stock held in The 2019 Calderoni Family Trust. Mr. Calderoni disclaims beneficial ownership of all of the shares held by The 2019 Calderoni Family Trust, except to the extent of his pecuniary interest therein. In addition, as of February 28, 2021, Mr. Calderoni holds 17,454.600 vested restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.

(12)	Includes 4,172 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2021.
(13)	In addition, as of February 28, 2021, Ms. Caldwell holds 32,072.581 vested deferred restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.
(14)	In addition, as of February 28, 2021, Mr. Daleo holds 42,900.173 vested deferred restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.
(15)

In addition, as of February 28, 2021, Mr. Sacripanti holds 12,117.564 vested deferred restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.

(16)	As of February 28, 2021, Dr. Gopal holds 11,684.303 deferred vested restricted stock units pursuant to our outside directors’ deferred compensation program for non-employee directors.
(17)	Mr. Kim joined the company on December 1, 2020 and does not own any company securities or have any restricted stock units vesting within 60 days of February 28, 2021.
(18)	Mr. Knowling was elected as a director of the company on October 21, 2020. He did not own any company securities as of February 28, 2021 or as of the date of his election.
(19)	Includes 141,131 shares of common stock issuable upon settlement of restricted stock units that will vest within 60 days of February 28, 2021.

Delinquent section 16(a) reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Our officers and directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and directors that no other reports were required during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were satisfied on a timely basis.

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Securities authorized for issuance under equity compensation plans

The following table provides information as of December 31, 2020, with respect to the securities authorized for issuance to our employees and directors under our equity compensation plans, consisting of:

•	Amended and Restated 2005 Equity Incentive Plan (which we refer to as the 2005 Stock Plan);

•	Second Amended and Restated 2014 Plan; and

•	2015 Employee Stock Purchase Plan.

EQUITY COMPENSATION PLAN INFORMATION TABLE

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted- average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders(1)	5,234,457	$—	26,027,414
Equity compensation plans not approved by security holders	—	$—	—
Total	5,234,457	$—	26,027,414

(1)

Includes securities issuable upon rights that were granted pursuant to our 2005 Stock Plan. No additional awards will be granted under this plan. Additionally, balance includes securities issuable upon rights that have been issued pursuant to the Second Amended and Restated 2014 Plan, which is currently available for future grants. Also includes securities remaining available for future issuance under our 2015 Employee Stock Purchase Plan.

In connection with Citrix’s acquisition of Wrike, which was completed on February 26, 2021, Citrix assumed (i) each outstanding option under the Wrike, Inc. Amended and Restated 2013 Stock Plan; (ii) each outstanding option under the Wrangler Topco, LLC Second Amended and Restated 2018 Equity Incentive Plan and (iii) shares reserved and authorized for issuance under the terms of the Wrangler Topco, LLC Second Amended and Restated 2018 Equity Incentive Plan. Also, in connection with Citrix’s acquisition of Wrike, on February 17, 2021, our Board of Directors approved the Citrix Systems, Inc. 2021 Inducement Plan and granted restricted stock units pursuant to such plan. Details regarding these plans will be included in the Proxy Statement for our 2022 Annual Meeting of Shareholders.

Equity compensation plans

We are currently granting stock-based awards from our Second Amended and Restated 2014 Plan, our Wrangler Topco, LLC Second Amended and Restated 2018 Equity Incentive Plan and our 2015 Employee Stock Purchase Plan, which are overseen by the Compensation Committee of our Board of Directors. Further, on March 1, 2021, we granted awards from the Citrix Systems, Inc. 2021 Inducement Plan in connection with our acquisition of Wrike.

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Part 5 Audit Committee matters

Report of the Audit Committee

The Audit Committee oversees the accounting and financial reporting processes of Citrix and the audits of the consolidated financial statements of Citrix on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements in Citrix’s Annual Report on Form 10-K for the year ended December 31, 2020, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and accounting estimates resulting from the application of these policies, and the substance and clarity of disclosures in the financial statements, and reviewed Citrix’s disclosure controls and procedures and internal control over financial reporting.

The Board of Directors has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Messrs. Daleo, Demo and Sherman (who was elected to our Board of Directors on March 4, 2020) each qualify as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee has reviewed Citrix’s audited consolidated financial statements at December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 and has discussed them with both management and Ernst & Young. The Audit Committee also discussed with Ernst & Young the overall scope and plan for their annual audit for 2020. The Audit Committee met separately with Ernst & Young in its capacity as Citrix’s independent registered public accounting firm, with and without management present, to discuss the results of Ernst & Young’s procedures, its evaluations of Citrix’s internal control over financial reporting, and the overall quality of its financial reporting, as applicable.

The Audit Committee reviewed and discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has reviewed the services provided by Ernst & Young and discussed with Ernst & Young its independence from management and Citrix, including the matters in the written disclosures and letter from independent accountants required by PCAOB Rule 3526 and considered the compatibility of non-audit services with the registered public accountants’ independence.

Based on the Audit Committee’s review of the financial statements and the reviews and discussions referred to above, it concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited consolidated financial statements be included in Citrix’s Annual Report on Form 10-K for the year ended December 31, 2020.

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that Citrix specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Respectfully submitted by the Audit Committee,

Robert D. Daleo

Murray J. Demo

Thomas E. Hogan

J. Donald Sherman

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Fees paid to Ernst & Young

The following table shows the aggregate fees for professional services rendered to us by Ernst & Young during the fiscal years ended December 31, 2020 and December 31, 2019.

	2020	2019
Audit fees	$5,167,000	$5,914,360
Audit-related fees	$494,000	$50,500
Tax fees	$2,297,000	$2,949,710
All other fees	$210,000	$10,000
Total	$8,168,000	$8,924,570

Audit fees

Audit fees consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim financial statements included in our quarterly reports on Form 10-Q, and services in connection with international statutory audits, regulatory filings, and accounting consultations. Audit fees for both years also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting as promulgated by Section 404 of the Sarbanes-Oxley Act.

Audit-related fees

Audit-related fees for 2020 and 2019 consist of fees for services for the annual audits of employee benefit plans and acquisition-related due diligence services for fiscal year 2020.

Tax fees

Tax fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance and consulting. Tax compliance fees were $810,490 for 2020 and $833,230 for 2019. Tax fees also include fees of $1,486,510 for 2020 and $2,116,480 for 2019 for services rendered for tax examination assistance, tax research and tax planning services in the countries in which we do business.

Other fees

Other fees for 2020 and 2019 consist of fees for publications and on-line subscriptions and materials. Other fees for 2020 also include permissible advisory services, including consulting projects, other than those disclosed above.

Annual evaluation

The Audit Committee annually evaluates the performance of Citrix’s independent registered accounting firm and assessed Ernst & Young’s performance as independent auditor, including the performance of the Ernst & Young lead audit partner and the audit engagement team. As part of its assessment during fiscal year 2020, the Audit Committee considered several factors, including, among other things:

•	Audit engagement team skills and responsiveness;

•	Audit approach, including effectiveness of overall approach, identification and communication of risks and use of technology;

•	Appropriateness and transparency of fees and hours worked;

•	Complex accounting and auditing matters, including availability and use of national resources and subject matters experts;

•	Nature and quality of communication with the Audit Committee;

•	Quality of services provided by Ernst & Young;

•	Appropriateness of internal audit reliance;

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•	An annual report from Ernst & Young describing the independent registered accounting firm’s internal quality control procedures; and

•	Ernst & Young’s independence and integrity.

Audit partner rotation

In accordance with SEC rules and Ernst & Young policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to Citrix. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves meetings among the Chair of the Audit Committee, our Chief Financial Officer and the candidate for the role, as well as discussion by the full Audit Committee and with other members of management.

Policy on Audit Committee pre-approval of audit and permissible non-audit services of independent auditor

The Audit Committee has implemented procedures under our Audit Committee Pre-Approval Policy for Audit and Non-Audit Services, which we refer to as the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to Citrix have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of our independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before the service may be provided by our independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit-related, tax and all other services provided to us by Ernst & Young in 2020 and 2019 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in 2020 and 2019 were reviewed with the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. For additional information concerning the Audit Committee and its activities with Ernst & Young, see Our Board committees beginning on page 29.

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Part 6 Proposals to be voted on at the meeting

Proposal 1

Election of director nominees

Our Board of Directors currently consists of eleven members. In April 2021, we announced that Robert D. Daleo would not be standing for re-election at the 2021 Annual Meeting. As a result, the size of our Board of Directors is expected to decrease to ten members after the 2021 Annual Meeting. The table below sets forth the ten nominees for directors at the 2021 Annual Meeting.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the ten Board members, listed in the chart below, for re-election and has recommended that each be elected to the Board of Directors, each to hold office until the Annual Meeting of Shareholders to be held in the year 2022 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal. All of the nominees are current directors whose terms expire at the 2021 Annual Meeting. The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

This proposal for the election of directors relates solely to the election of ten directors nominated by our Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any of our shareholders.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE FOLLOWING NOMINEES:

Nominee’s or director’s name	Director since	Position(s) with Citrix

Robert M. Calderoni	2014	Chairman

Nanci E. Caldwell	2008	Lead Independent Director

Murray J. Demo	2005	Director

Ajei S. Gopal	2017	Director

David J. Henshall	2017	President, Chief Executive Officer and Director

Thomas E. Hogan	2018	Director

Moira A. Kilcoyne	2018	Director

Robert E. Knowling, Jr.	2020	Director

Peter J. Sacripanti	2015	Director

J. Donald Sherman	2020	Director

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Proposal 2

Ratification of appointment of

independent registered public

accounting firm

The Audit Committee has retained the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Ernst & Young has served as our independent registered public accounting firm since 1989. The Audit Committee reviewed and discussed the prior performance of Ernst & Young and its selection of Ernst & Young for the fiscal year ending December 31, 2021. As a matter of good corporate governance, the Audit Committee has determined to submit its selection to our shareholders for ratification. Even if the selection of Ernst & Young is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of Citrix and our shareholders.

We expect that a representative of Ernst & Young will attend our 2021 Annual Meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF

ERNST & YOUNG AS CITRIX’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR 2021.

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Proposal 3

Advisory vote to approve the

compensation of our Named

Executive Officers

Pursuant to requirements under Section 14A of the Securities Exchange Act of 1934, as amended, put into place by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, known as the Dodd-Frank Act, this proposal, commonly known as a say-on-pay proposal, gives our shareholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices.

As discussed under the Compensation Discussion and Analysis beginning on page 39, we believe that our executive compensation programs emphasize sustainable growth through a pay-for-performance orientation and a commitment to both operational and organizational effectiveness. We believe that our compensation programs for our Named Executive Officers are instrumental in helping us achieve our strategic and financial performance and, during this transition period for our company, to retain our Named Executive Officers in order to drive execution of our strategic and operational initiatives. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at our 2021 Annual Meeting:

“RESOLVED, that Citrix’s shareholders approve, on an advisory basis, the compensation of Citrix’s Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables).”

The vote is advisory, and therefore not binding on Citrix, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders and will take into account the outcome of the vote when considering future compensation decisions for our Named Executive Officers.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”

THE APPROVAL OF, ON AN ADVISORY BASIS, THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT.

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Proposal 4

Shareholder proposal

In accordance with SEC rules, we have set forth below a shareholder proposal and supporting statement from John Chevedden, of 2215 Nelson Ave., No. 205, Redondo Beach, California 90278. Mr. Chevedden has notified us that he is the beneficial owner of 50 shares of our common stock since September 2019 and intends for the following proposal to be presented at the 2021 Annual Meeting. In accordance with Rule 14a-8(h) of the Exchange Act, the shareholder proposal is required to be voted on at the 2021 Annual Meeting only if properly presented by the shareholder proponent or his qualified representative at the meeting. The text of the shareholder’s resolution and the statement that the shareholder furnished to us in support thereof appear below, exactly as submitted, and we are not responsible for any inaccuracies or omissions therein.

“Proposal 4—Simple Majority Vote

RESOLVED, Shareholders request that our Board of Directors take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary, this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs and FirstEnergy. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice. The proponents of these proposals included Ray T. Chevedden and William Steiner.

Adding simple majority vote can be another step to make the corporate governance of Citrix Systems, more competitive and unlock shareholder value.

In anticipation of overwhelming shareholder support for this proposal topic an enlightened Governance Committee, chaired by Ms. Nanci Caldwell, could expedite adoption of this proposal topic by giving shareholders an opportunity to vote on a binding management proposal on this topic at our 2021 annual meeting. Hence adoption could take place in 2021 instead of 2022.

The current supermajority vote requirement does not make sense. Our current 75% super supermajority rule means that 93% of the shares, that typically vote at our annual meeting, would have to approve certain modernization steps for our company.

With our 75% super majority vote rule at an election calling for an 75% shareholder approval in which 80% of shares cast ballots (as was the case with CTXS in 2020) – then 6% of shares opposed to certain modernization proposal topics would prevail over the 74% of shares that vote in favor.

It currently takes a 75% vote to remove a director under certain circumstances. A 51% vote rule might be more of an incentive for better performance by our directors. For instance, Mr. Robert Calderoni, Chairman, received the most negative votes of any CTXS director in 2020.

Please vote yes:

Simple Majority Vote—Proposal 4”

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Board of Director’s Response:

We have considered the proposal set forth above relating to the removal of supermajority voting standards in our Certificate of Incorporation and Bylaws and have determined to make no voting recommendation to our shareholders. The proposal is advisory in nature only. Shareholders should note that approval of this proposal would not, by itself, implement a majority voting standard as described in the proposal, and our Board of Directors and shareholders would need to take subsequent action to amend our Certificate of Incorporation or our Bylaws.

A majority of votes cast, or a simple majority, is already the voting standard for nearly all matters voted upon by our shareholders. Pursuant to our Bylaws, when a quorum is present at any meeting of shareholders, the holders of a majority of the stock present or represented and voting ‘for’ and ‘against’ a matter shall decide any matter to be voted upon by the shareholders at such meeting, except when a different vote is required by express provision of law, our Certificate of Incorporation or our Bylaws. Our use of supermajority voting standards, which apply only to a small number of fundamental corporate matters as set forth in our Certificate of Incorporation and our Bylaws (such as the removal of a director without cause, amendment of certain provisions of our Certificate of Incorporation, and amendment of our Bylaws), has been appropriately limited and has been approved by our shareholders on multiple occasions, most recently at our 2013 Annual Meeting when shareholders approved our current Amended and Restated Certificate of Incorporation by 93% of shares present at the meeting. We believe higher voting requirements are appropriate in limited circumstances because certain fundamental matters should require broad support and consensus from our shareholders. In addition, under a majority voting standard as proposed, holders of a significant minority of our outstanding shares could approve certain fundamental corporate changes without broad shareholder support, as a mere majority of the votes cast at a meeting could in many cases represent significantly less than a majority of our shares outstanding.

However, we recognize that some shareholders prefer a universal majority voting standard. As such, we want to use this proposal as an opportunity for shareholders to express their views on this subject. We will consider the voting results on this proposal, together with additional shareholder input received in the course of our regular shareholder engagement program, in our future deliberations regarding the appropriate voting standards within our Certificate of Incorporation and our Bylaws. If a quorum is present at the 2021 Annual Meeting, approval of this proposal will require the affirmative vote of the holders of a majority of the stock present or represented by proxy and voting on the matter at the 2021 Annual Meeting.

Recommendation of the Board

THE BOARD TAKES NO POSITION AND MAKES NO RECOMMENDATION ON THIS PROPOSAL. PROXIES RETURNED WITHOUT VOTING INSTRUCTIONS WILL BE VOTED AGAINST THIS PROPOSAL.

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Part 7 Additional information

Other matters

The Board of Directors knows of no other matters to be brought before the 2021 Annual Meeting. If any other matters are properly brought before the 2021 Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Shareholder proposals

Proposals of shareholders intended for inclusion in the Proxy Statement to be furnished to all shareholders entitled to vote at our 2021 Annual Meeting of Shareholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received at our principal executive offices not later than December 17, 2021. All such proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

In order to be properly brought before the 2022 Annual Meeting, a shareholder’s notice of (a) nomination of a director candidate to be included in our Proxy Statement and proxy pursuant to Section 1.11 of our Bylaws (a “proxy access nomination”) or (b) any proposal other than a matter brought pursuant to Rule 14a-8 or a proxy access nomination, must be received by our Secretary at our principal executive offices between November 17, 2021 and December 17, 2021. However, in the event that an annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary of the date of the Proxy Statement furnished to shareholders in connection with the preceding year’s annual meeting, then, in order to be timely, a shareholder’s notice must be received by our Secretary not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (1) the 60th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which we first publicly announce the date of such annual meeting. A shareholder’s notice to our Secretary must set forth the information required by our Bylaws with respect to such proxy access nomination or proposal. If a shareholder makes a timely notification, discretionary voting authority with respect to the shareholder’s proposal may be conferred upon the persons selected by management to vote the proxies under circumstances consistent with the SEC’s proxy rules.

Any proposal described above should be mailed to our principal executive offices at Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309, Attention: Secretary. In order to curtail controversy as to the date on which a notice is received by Citrix, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

Expenses and solicitation

The cost of solicitation of proxies will be borne by Citrix and, in addition to soliciting shareholders by mail and via the Internet through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of Citrix registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We have retained MacKenzie Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee not to exceed $20,000, plus reimbursement of expenses.

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Delivery of documents to shareholders sharing an address

If you share an address with any of our other shareholders, your household might receive only one copy of the Proxy Statement, Annual Report and Notice, as applicable. To request individual copies of any of these materials for each shareholder in your household, please contact Investor Relations, Citrix Systems, Inc., 851 West Cypress Creek Road, Fort Lauderdale, Florida 33309 (telephone: 954-229-5990) (email: investorrelations@citrix.com). We will deliver copies of the Proxy Statement, Annual Report and/or Notice promptly following your written or oral request. To ask that only one copy of any of these materials be mailed to your household, please contact your broker.

Note regarding forward-looking statements

This Proxy Statement contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Proxy Statement do not constitute guarantees of future performance. Investors are cautioned that statements in this Proxy Statement, which are not strictly historical statements, including, without limitation, statements regarding our plans, strategies, business initiatives, and goals and objectives, expectations regarding future performance or needs of our business, our transition to a subscription-based business model, our expansion of cloud-delivered services, changes in our product and service offerings and features, statements regarding the acquisition of Wrike and the potential benefits of the business combination, the impacts of the COVID-19 pandemic and related market and economic conditions on our business, results of operations and financial condition, expectations regarding remote work, and the expected benefits of acquisitions, constitute forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “goal,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential” and similar expressions intended to identify forward-looking statements. The forward-looking statements in this Proxy Statement are not guarantees of future performance. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation: the ability of Citrix to realize the potential benefits of the acquisition of Wrike; customer acceptance of Citrix and Wrike offerings; potential disruptions to Citrix’s and Wrike’s operations, distraction of management and other risks related to Citrix’s integration of Wrike’s business, team, and technology; the ability of Citrix’s sales professionals and distribution partners to sell Wrike’s product and service offerings; the ability of Wrike to retain key customers post-transaction, and to achieve the anticipated rate of growth in annualized recurring revenue; risks related to Citrix’s additional debt in connection with the Wrike acquisition, which will increase the risks with respect to Citrix’s current debt; risks related to the expansion of cloud-delivered services, Citrix’s ability to advance our transition from on-premises to the cloud and effectiveness of Citrix’s transition and trade-up effort; Citrix’s ability to forecast future financial performance during its business model transition; the concentration of customers in Citrix’s App Delivery and Security business; the ability to continue to grow the company’s Workspace business, further develop Citrix Workspace and continued demand for Citrix Workspace; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix’s products and services; maintaining the security of Citrix’s products, services, and networks, including securing data and cyber-related risks that are enhanced as a result of COVID-19; the potential impact of COVID-19 on Citrix’s business, the broader global economy, and the company’s ability to forecast future financial performance as a result of COVID-19; Citrix’s transition from a perpetual licenses to a subscription-based business model and ability of Citrix to further advance its transformation from perpetual to subscription; conditions affecting the IT market, including uncertainty in IT spending, including as a result of COVID-19 and changes in the markets for Citrix’s products, including the Workspace market; regulation of privacy and data security; changes in Citrix’s pricing and licensing models, including its short-term license program, promotional programs and product mix, all of which may impact Citrix’s revenue recognition; unpredictability of sales cycles and seasonal fluctuations in Citrix’s business; reliance on indirect distribution channels and major distributors; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic and technology partners; transitions in key personnel and succession risk; reliance on third party hardware providers; the impact of the global economic and political environment on Citrix’s

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business, volatility in global stock markets and foreign exchange rate volatility; Citrix’s ability to expand our customer base and attract more users within our customer base; Citrix’s ability to protect innovations and intellectual property, including in higher-risk markets; the company’s ability to innovate and develop new products and services; changes in revenue mix towards products and services with lower gross margins; the ability of Citrix to make suitable acquisitions on favorable terms in the future; Citrix’s acquisitions and divestitures, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, and risks related to financing necessary to complete acquisitions; bankruptcies, insolvencies or other economic conditions that limit Citrix’s customers’ ability to pay for our services or limit the ability for us to collect payments, including unbilled revenue, which may be enhanced as a result of the COVID-19 pandemic; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; failure to comply with federal, state and international regulations; risks related to Citrix’s international presence; litigation and disputes, including challenges to intellectual property rights or allegations of infringement of the intellectual property rights of others; the ability to maintain and protect Citrix’s collection of brands; risks related to use of open source software; risks related to access to third-party licenses; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; risks related to servicing debt; tax rates fluctuation and uncertainty; political uncertainty and social turmoil, natural disasters and pandemics, including COVID-19; and other risks detailed in Citrix’s filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this Proxy Statement.

Note regarding references to Citrix website

Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing or submission that we make with the SEC.

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Shareholder Materials

Annual Meeting Voting

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY D50334-P52735 For Against Abstain For Against Abstain For Against Abstain CITRIX SYSTEMS, INC. ATTN: LEGAL DEPARTMENT 15 NETWORK DRIVE BURLINGTON, MA 01803 This proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. The Board of Directors recommends you vote FOR proposals 2 and 3. The Board of Directors makes no recommendation with respect to proposal 4. 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2021 3. Advisory vote to approve the compensation of the Company's named executive officers 4. Shareholder proposal regarding simple majority voting provisions NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. CITRIX SYSTEMS, INC. 1a. Robert M. Calderoni 1d. Ajei S. Gopal 1f. Thomas E. Hogan 1j. J. Donald Sherman 1b. Nanci E. Caldwell 1e. David J. Henshall 1c. Murray J. Demo 1g. Moira A. Kilcoyne 1h. Robert E. Knowling, Jr. 1i. Peter J. Sacripanti 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following: ! ! ! VOTE BY INTERNET Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 3, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/CTXS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 3, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE

D50335-P52735 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Proxy Citrix Systems, Inc. Proxy for Annual Meeting of Shareholders on June 4, 2021 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Citrix Systems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 16, 2021, and hereby appoints David J. Henshall and Arlen R. Shenkman, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held virtually on June 4, 2021 at 5:00 p.m. Eastern Time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. THESE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" THE PROPOSALS IN ITEMS 2 AND 3 AND "AGAINST" THE PROPOSAL IN ITEM 4. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Shareholders will be able to attend the meeting by visiting www.virtualshareholdermeeting.com/CTXS2021 by using the 16-digit control number included in your proxy materials. Continued and to be signed on reverse side